UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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LyondellBasell Industries N.V.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DEAR FELLOW SHAREHOLDERS

JACQUES AIGRAIN

Chair of the Board of Directors

PETER VANACKER

Chief Executive Officer

April 7, 2023

$6.1B

CASH FROM OPERATING ACTIVITIES

$3.7B

RETURNED TO SHAREHOLDERS

On behalf of the LyondellBasell Board of Directors, we are pleased to present our 2023 proxy statement.

NAVIGATING CHALLENGES TO DELIVER SHAREHOLDER RETURNS

During 2022, LyondellBasell’s balanced business portfolio, excellent cash generation and strong, investment-grade balance sheet enabled us to navigate challenging market conditions while continuing to provide significant returns for our shareholders. We generated $6.1 billion in cash from operating activities, reinvested $1.9 billion in the business, and returned $3.7 billion to our shareholders through dividends and share repurchases, including a $1.7 billion special dividend.

ADVANCING OUR STRATEGY AND VISION

LyondellBasell has a proven track record of operational excellence with leading market positions supported by best-in-class technologies and innovation. In 2023, we unveiled our new strategy to drive accelerated value creation by leveraging the strength of our core businesses to generate growth, shifting to a mindset that emphasizes entrepreneurship to unlock EBITDA improvements, and establishing a leadership position in sustainable solutions for our customers through our Circular and Low Carbon Solutions business.

ENHANCING OUR CLIMATE AND CIRCULARITY AMBITIONS

This past December, we stepped up our climate goals and announced more ambitious GHG reduction targets for 2030. We increased our scope 1 and 2 reduction targets from 30% to 42%. In addition, we established a new goal to reduce scope 3 emissions 30% by 2030. We continue to strive towards net zero scope 1 and 2 emissions from global operations by 2050. We also continue to focus on our ambition to produce and market at least 2 million metric tons of recycled and renewable-based polymers annually by 2030, including through our Circular and Low Carbon Solutions business.

To support our long-term goals, in 2022 we focused on becoming a leader in circular and low carbon solutions. We implemented initiatives to build up our global circular feedstock supply, increase our Circulen product sales volumes, and add to our renewable power capacity.

We remain committed to doing our part to address the global challenges posed by climate change and plastic waste, and to providing our stakeholders with transparency on our progress.

WELCOMING NEW LEADERSHIP

In 2022, the Board welcomed Peter Vanacker as our new CEO and executive director. As part of our leadership transition, the Company launched a comprehensive strategic review of its businesses, which resulted in, among other strategies, the creation of a new business unit for Circular and Low Carbon Solutions. To align our leadership with our evolving vision and strategy, in late 2022 the Company welcomed Yvonne van der Laan as our EVP of Circular and Low Carbon Solutions and Tracey Campbell as our EVP of Sustainability and Corporate Affairs. At the beginning of 2023, we also welcomed Trisha Conley as our new EVP of People and Culture.

The Board would like to recognize retiring directors, Jagjeet Bindra and Nance Dicciani, who have been members of the LyondellBasell Board since 2011 and 2013, respectively, and thank them for their guidance and service. We are pleased to introduce our new director nominee, Rita Griffin. Ms. Griffin is the former Chief Operating Officer for Global Petrochemicals at BP plc, one of three main divisions of the global energy provider’s downstream business, and joins our Board with more than 30 years of experience in our industry.

SHAREHOLDER VOTING

Your vote is important, and we encourage you to cast your vote as soon as possible to ensure your shares are represented at the meeting. Thank you for your investment in LyondellBasell Industries.

JACQUES AIGRAIN	PETER VANACKER
Chair of the Board	CEO

FORWARD-LOOKING STATEMENTS

The statements in this proxy statement relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management of LyondellBasell which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. When used in this proxy statement, the words “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results could differ materially based on factors including, but not limited to, our ability to attract and retain a highly skilled and diverse workforce; actions taken by customers, suppliers, regulators, and others in response to increasing concerns about the environmental impact of plastic in the environment or other general sustainability initiatives; our ability to meet our sustainability goals, including the ability to operate safely, increase production of recycled and renewable-based polymers, and reduce our emissions and achieve net zero emissions by the time set in our goals; our ability to procure energy from renewable and low carbon sources; water scarcity and quality; the pace of climate change and legal or regulatory responses thereto; and technological developments, and our ability to develop new products and process technologies. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of our Form 10-K for the year ended December 31, 2022, which can be found at www.LyondellBasell.com on the Investor Relations page and on the Securities and Exchange Commission’s website at www.sec.gov. There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on our results of operations or financial condition. Forward-looking statements speak only as of the date they were made and are based on the estimates and opinions of management of LyondellBasell at the time the statements are made. LyondellBasell does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change, except as required by law.

References to our website in this proxy statement are provided as a convenience, and the information on our website is not, and shall not be deemed to be a part of this proxy statement or incorporated into any other filings we make with the Securities and Exchange Commission.

NOTICE OF AND AGENDA FOR 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS

MEETING INFORMATION	Sheraton Hotel Schiphol Airport, Schiphol Blvd. 101 1118 BG, Amsterdam, the Netherlands
FRIDAY, MAY 19, 2023
8:00 a.m. Local Time

ITEMS OF BUSINESS
1.

Elect our Board of Directors;

2.

Discharge our directors from liability in connection with the exercise of their duties during 2022;

3.

Adopt our 2022 Dutch statutory annual accounts;

4.

Appoint the external auditor for our 2023 Dutch statutory annual accounts;

5.

Ratify the appointment of our independent registered public accounting firm;

6.

Provide an advisory vote on our executive compensation (say-on-pay);

7.

Provide an advisory vote on the frequency of the say-on-pay vote;

8.

Authorize the repurchase of up to 10% of our issued share capital; and

9.

Approve the cancellation of all or a portion of the shares held in our treasury account.

We will also discuss our corporate governance, dividend policy, and executive compensation program. By order of the Board,
CHARITY R. KOHL
Corporate Secretary April 7, 2023
HOW TO VOTE
Your vote is important. You are eligible to vote if you are a shareholder of record at the close of business on April 21, 2023.
ONLINE	BY MOBILE DEVICE	BY PHONE	BY MAIL	IN PERSON
Visit the website on your proxy card	Scan this QR code to vote with your mobile device	Call the telephone number on your proxy card	Sign, date and return your proxy card in the enclosed envelope	Attend the annual meeting in person. See page 83

If you are a registered shareholder, you may vote online at www.proxyvote.com, by telephone, or by mailing a proxy card. If you hold your shares through a bank, broker, or other institution, you may vote your shares through the method specified on the voting instruction form provided to you. You may also attend the annual general meeting in person. If you intend to attend the meeting, notice must be given to the Company on or before May 12, 2023. See pages 82-83 for more information.

Important Notice Regarding Availability of Proxy Materials for the 2023 Annual General Meeting

This proxy statement and our 2022 annual report to shareholders are available on our website at www.LyondellBasell.com by clicking “Investors,” then “Company Reports.” This proxy statement is first being mailed and delivered electronically to shareholders on or about April 7, 2023.

If you wish to receive future proxy statements and annual reports electronically rather than receiving paper copies in the mail, please see page 84 for instructions. This approach can provide information to you more conveniently, while reducing the environmental impact of our annual general meeting and helping to reduce our distribution costs.

TABLE OF CONTENTS
PROXY STATEMENT SUMMARY	7
ANNUAL GENERAL MEETING	7
AGENDA AND VOTING RECOMMENDATIONS	7
CORPORATE GOVERNANCE HIGHLIGHTS	7
2023 DIRECTOR NOMINEES	8
BOARD INDEPENDENCE, DIVERSITY, AND ENGAGEMENT	8
2022 PERFORMANCE OVERVIEW	9
2022 EXECUTIVE COMPENSATION HIGHLIGHTS	9
ITEM 1 ELECTION OF DIRECTORS	10
OUR BOARD	10
DIRECTOR NOMINEES’ INDEPENDENCE, TENURE, AND DIVERSITY	10
DIRECTOR NOMINATIONS	12
2023 NOMINEES TO THE BOARD	12
CORPORATE GOVERNANCE	18
DIRECTOR INDEPENDENCE	18
BOARD LEADERSHIP STRUCTURE	18
EXECUTIVE SESSIONS	19
BOARD EVALUATIONS	19
DIRECTOR ONBOARDING, TRAINING, AND SITE VISITS	20
SHAREHOLDER ENGAGEMENT	20
COMMUNICATION WITH THE BOARD	20
CEO AND MANAGEMENT SUCCESSION PLANNING	21
HUMAN CAPITAL MANAGEMENT	21
APPROACH TO SUSTAINABILITY	24
BOARD OVERSIGHT OF RISK AND ESG	26
BOARD AND COMMITTEE INFORMATION	29
OTHER GOVERNANCE MATTERS	32
DIRECTOR COMPENSATION	35
DIRECTOR COMPENSATION IN 2022	36
ITEM 2 – DISCHARGE OF DIRECTORS FROM LIABILITY	37
ITEM 3 – ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS	37
DISCUSSION OF DIVIDEND POLICY	37
ITEM 4 – APPOINTMENT OF PRICEWATERHOUSECOOPERS ACCOUNTANTS N.V. AS THE AUDITOR OF OUR DUTCH STATUTORY ANNUAL ACCOUNTS	38
ITEM 5 – RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	38
PROFESSIONAL SERVICES FEE INFORMATION	39
AUDIT COMMITTEE REPORT	40
ITEM 6 – ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)	41
RESULTS OF LAST YEAR’S SAY-ON-PAY VOTE	41
PAY FOR PERFORMANCE IN 2022	41
2023 ADVISORY VOTE ON EXECUTIVE COMPENSATION	42
COMPENSATION DISCUSSION AND ANALYSIS	43
EXECUTIVE SUMMARY	44
WHAT GUIDES OUR PROGRAM	47
2022 EXECUTIVE COMPENSATION DECISIONS IN DETAIL	50
ADDITIONAL INFORMATION CONCERNING EXECUTIVE COMPENSATION	58
COMPENSATION COMMITTEE REPORT	59
COMPENSATION TABLES	60
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	68
EQUITY COMPENSATION PLAN INFORMATION	72
CEO PAY RATIO	73
PAY VERSUS PERFORMANCE	74
ITEM 7 – ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTE	77
ITEM 8 – AUTHORIZATION TO CONDUCT SHARE REPURCHASES	77
ITEM 9 – CANCELLATION OF SHARES	78
SECURITIES OWNERSHIP	79
SIGNIFICANT SHAREHOLDERS	79
BENEFICIAL OWNERSHIP	80
QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING	81
APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURE	A-1

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. The summary does not include all of the information you should consider before voting your shares, and we encourage you to read the full proxy statement carefully.

ANNUAL GENERAL MEETING

DATE AND TIME	PLACE	RECORD DATE
FRIDAY, MAY 19, 2023, 8:00 A.M. LOCAL TIME	SHERATON HOTEL, SCHIPHOL AIRPORT SCHIPHOL BLVD. 101 1118 BG, AMSTERDAM, THE NETHERLANDS	FRIDAY, APRIL 21, 2023

AGENDA AND VOTING RECOMMENDATIONS

Item		Board Recommendation	Page
1	Election of 11 directors	FOR all nominees	10
2	Discharge of directors from liability	FOR	37
3	Adoption of Dutch statutory annual accounts	FOR	37
4	Appointment of auditor of Dutch statutory annual accounts	FOR	38
5	Ratification of independent registered public accounting firm	FOR	38
6	Advisory vote on executive compensation (say-on-pay)	FOR	41
7	Advisory vote on frequency of say-on-pay vote	FOR	77
8	Authorization to conduct share repurchases	FOR	77
9	Cancellation of shares	FOR	78

CORPORATE GOVERNANCE HIGHLIGHTS

Annual election of directors	Board diversity (3 female director nominees and 2 ethnically/racially diverse director nominees)
Independent Board (10 of 11 director nominees)	Code of Conduct supported by whistleblower helpline and robust compliance program
Independent Committees (100% of directors on each Board Committee are independent)	Board engagement on strategy, long range planning, and capital allocation
Independent Board Chair	Board oversight of enterprise risk management and sustainability strategy
Executive sessions at each regularly scheduled Board and Committee meeting	Regular succession planning for executive management with focus on talent development
Annual self-assessments for the Board and each Committee	High director attendance and engagement, with average meeting attendance of 98% in 2022
Board refreshment supported by mandatory retirement age	Stock ownership guidelines for directors and executives and policy against hedging and pledging the Company’s shares

LYONDELLBASELL  2023 PROXY STATEMENT    7

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2023 DIRECTOR NOMINEES

All Committee memberships shown in the table below will be effective following the 2023 annual general meeting, including Ms. Griffin’s Committee memberships. For more information about our 2022 Committee membership, see “Board and Committee Information” on page 29.

Nominee	Age	Years of Service	Independent	Committee Memberships					Other Public Boards
				Audit	C&TD	NomGov	HSE&S	Finance
Jacques Aigrain	68	12	YES			●		●	2
Lincoln Benet	59	8	YES			●			1
Robin Buchanan	71	12	YES			●	●		0
Anthony (Tony) Chase	68	2	YES	●	●				3
Robert (Bob) Dudley	67	2	YES				●	●	1
Claire Farley	64	9	YES	●					2
Rita Griffin	60	Nominee	YES		●				0
Michael Hanley	57	5	YES					●	2
Virginia Kamsky	69	1	YES		●		●		1
Albert Manifold	60	4	YES				●		1
Peter Vanacker	57	1	CEO						1
The Executive Committee of the Board consists of our Board Chair and Committee Chairs, each of whom is an independent director.

BOARD INDEPENDENCE, DIVERSITY, AND ENGAGEMENT

INDEPENDENCE

10/11
INDEPENDENT
DIRECTORS

ATTENDANCE

98%
MEETING
ATTENDANCE

DIVERSITY SUMMARY

45% Gender or Ethnically/Racially Diverse Nominees

3/11
Women 27%

2/11
Ethnically/Racially Diverse 18%

7/11
Non-U.S. or Dual Citizen 64%

2 women
SERVING AS COMMITTEE CHAIRS

LYONDELLBASELL  2023 PROXY STATEMENT    8

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2022 PERFORMANCE OVERVIEW

In 2022, LyondellBasell provided significant returns for our shareholders while advancing our strategic priorities to build a stronger and more sustainable future. Despite pressure from volatile energy and feedstock costs and softer global demand, our businesses efficiently generated cash from a diverse business portfolio. We remain committed to a disciplined approach to capital allocation while advancing long-term strategies that capture value and accelerate sustainable growth.

$3.9B	$6.5B	$3.7B
NET INCOME	EBITDA EX. IDENTIFIED ITEMS*	RETURNED TO SHAREHOLDERS

*

See Appendix A for information about our non-GAAP financial measures and a reconciliation of net income to EBITDA, including and excluding identified items. Identified items include adjustments for impairments and refinery exit costs.

CASH GENERATION	Maintained robust cash generation from operating activities, driven by diverse business portfolio	STRONG BALANCE SHEET	Maintained a strong, investment-grade balance sheet and ample liquidity
SAFETY	Achieved outstanding safety results, including record occupational safety scores	SHAREHOLDER RETURNS	12th consecutive year of regular dividend growth, including a $1.7 billion special dividend
COST DISCIPLINE	Balanced cost management with long-term strategies to capture value and accelerate growth	SUSTAINABILITY	Announced new climate ambition to reduce Scope 3 emissions by 30% by 2030, compared to a 2020 baseline

2022 EXECUTIVE COMPENSATION HIGHLIGHTS

We are committed to a pay for performance philosophy, and our compensation programs align executive and shareholder interests by tying a significant amount of compensation to our financial, business, and strategic goals. Challenging market conditions impacted EBITDA, but our strong safety, cost and sustainability performance resulted in annual bonuses paying slightly above target. Our performance share units (“PSUs”) granted in 2020 under our long-term incentive program, with a three-year performance period ended December 31, 2022, earned 100% of target, reflecting the fact that our total shareholder return (“TSR”) matched the median TSR of selected peers. For PSUs granted in 2021, 2022 and 2023, payout will be based 50% on relative TSR (formerly our sole performance metric) and 50% on free cash flow per share. For more information on our annual bonus performance metrics, see “2022 Executive Compensation Decisions in Detail” on page 50.

Our Compensation and Talent Development (“C&TD”) Committee continually monitors compensation best practices, the effectiveness of our compensation programs, and their alignment with our compensation philosophy.

ESG-RELATED METRICS FOR ANNUAL BONUS

30% of our annual bonus payout for 2022 was tied to ESG results (20% Safety and 10% Sustainability). Our focus on safety was rewarded by a step change in occupational safety performance. We achieved a record low for our total recordable incident rate (“TRIR”), and 55 of our sites achieved GoalZERO.

The payout under our sustainability metric was based on achievement of key milestones supporting our sustainability goals: (1) execution of renewable electricity power purchase agreements (“PPAs”), (2) implementation of C02 reduction projects, (3) sales of Circulen products, and (4) progression of our MoReTec technology.

LYONDELLBASELL  2023 PROXY STATEMENT    9

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ITEM 1 ELECTION OF DIRECTORS

The Board recommends that you vote FOR the election of each of the nominees to our Board of Directors.

The Board of Directors of LyondellBasell Industries N.V. (“LyondellBasell” or the “Company”) recommends that each of the eleven director nominees introduced below be elected to our Board, in each case for a term ending at our 2024 annual general meeting of shareholders. The nominees include ten current directors, who were elected by shareholders at the 2022 annual general meeting, and new director candidate Rita Griffin. Jagjeet Bindra and Nance Dicciani have reached our mandatory retirement age and are not standing for re-election.

Our Nominating and Governance Committee, together with its outside search firm, is continuing to evaluate potential director candidates to fill the remaining vacancy created by the retirements of Mr. Bindra and Ms. Dicciani. If a leading candidate is identified prior to the Company’s next general meeting of shareholders, the Board intends to appoint a director to serve as a temporary replacement for the partial-year term ending at the next general meeting.

OUR BOARD

Our goal is to have a Board that provides effective oversight of the Company through the appropriate balance of experience, expertise, skills, competencies, specialized knowledge, and other qualifications and attributes. Director candidates also must be willing and able to devote the time and attention necessary to engage in relevant, informed discussion and decision-making. Our Nominating and Governance Committee focuses on Board succession planning and refreshment and is responsible for recruiting and recommending nominees to the full Board for election. The Committee considers the qualifications, contributions, and outside commitments of each current director in determining whether he or she should be nominated for reelection. Many of our directors serve on the boards and board committees of other companies, and the Committee believes this service provides additional experience and knowledge that improve the functioning of our own Board. Our Board Profile, which is available on our website, provides general principles for the composition, expertise, background, diversity and independence of the Board and guides our Nominating and Governance Committee on the nomination and appointment of directors.

Our Board considers diversity a priority and seeks representation across a range of attributes, including race, gender, ethnicity, and nationality. Our Board remains committed to increasing the representation of women in its membership and targets at least one-third female directors, alongside continued focus on increasing the racial and ethnic diversity of the Board. While we have not yet achieved our goal of at least one-third female directors, which was originally targeted by 2023, our current director nominees include three women. Our Nominating and Governance Committee is continuing to evaluate candidates to fill the vacancy on our Board following our 2023 annual general meeting. In accordance with our Corporate Governance Guidelines, the Committee and any outside search firms engaged to assist in identifying potential director candidates include women and minority candidates in each pool from which a director candidate is selected. These recruitment efforts are evidenced by our current Board composition and the qualities and qualifications of our nominees.

DIRECTOR NOMINEES’ INDEPENDENCE, TENURE, AND DIVERSITY

Our director nominees provide the Board with a broad range of perspectives due to their diverse gender, race, ethnicity, nationality, age, and tenure profiles, as well as the qualifications and skills identified below. Each of the ten non-executive directors nominated to our Board is independent. This section provides information on our director nominees for the 2023 annual general meeting. For more information about our current Board as of the date of this proxy statement, see “Board and Committee Information” on page 29.

LYONDELLBASELL  2023 PROXY STATEMENT    10

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DIRECTOR EXPERIENCE AND EXPERTISE
INDUSTRY EXPERIENCE Experience with and understanding of the chemicals and refining industries			●		●	●	●		●		●
HSE EXPERIENCE Experience with social responsibility issues related to health, safety, and the environment				●	●	●	●	●	●	●	●
STRATEGIC PLANNING Knowledge of corporate strategy and strategic planning	●	●	●	●	●	●	●	●	●	●	●
MERGERS & ACQUISITIONS Experience with mergers, acquisitions, and other strategic transactions	●	●	●	●	●	●	●	●	●	●	●
CORPORATE FINANCE Financial expertise and experience with corporate finance	●	●	●	●	●	●	●	●	●	●	●
EXECUTIVE MANAGEMENT / CEO EXPERIENCE Executive management experience with large or international organizations	●	●	●	●	●	●	●	●	●	●	●
CORPORATE GOVERNANCE Knowledge of corporate governance issues applicable to companies listed on the NYSE	●	●	●	●	●	●	●	●	●	●	●
RISK MANAGEMENT Experience identifying, managing, and mitigating key enterprise risks	●	●	●	●	●	●	●	●	●	●	●
PUBLIC COMPANY DIRECTOR Service on the boards of other public companies	●	●	●	●	●	●	●	●	●	●	●
DIVERSITY AND DEMOGRAPHICS
Race/Ethnicity
African American or Black				●
Alaskan Native or American Indian
Asian
Caucasian or White	●		●		●	●		●	●	●	●
Hispanic or Latino		●
Native Hawaiian or Pacific Islander
Gender
Male	●	●	●	●	●			●		●	●
Female						●	●		●

LYONDELLBASELL  2023 PROXY STATEMENT    11

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DIRECTOR NOMINATIONS

Although our Nominating and Governance Committee is responsible for recommending director candidates to the Board, candidates may also be proposed by other directors, management, and our shareholders. From time to time, the Committee works with outside search firms to assist with identifying and evaluating director candidates.

A shareholder who wishes to recommend a director candidate should submit a written recommendation to our Corporate Secretary by email or regular mail. The recommendation must include the name of the nominated individual, relevant biographical information, and the individual’s consent to be nominated and to serve if elected.

Our Nominating and Governance Committee uses the same process to evaluate shareholder nominees as it does in evaluating nominees identified by other sources. For our 2024 annual general meeting of shareholders, recommendations must be received by December 9, 2023 to be considered.

BY EMAIL
send an email to CorporateSecretary@LyondellBasell.com
BY MAIL
LyondellBasell Industries N.V. c/o Corporate Secretary 4th Floor, One Vine Street London W1J 0AH, United Kingdom

2023 NOMINEES TO THE BOARD

On the recommendation of the Nominating and Governance Committee, the Board has nominated ten directors elected by shareholders at our 2022 annual general meeting and one new director nominee, Rita Griffin. These eleven individuals have a diverse array of expertise, experience, and leadership skills. Each nominee has consented to serve as a director if elected. Jagjeet Bindra and Nance Dicciani are not standing for re-election as they have reached our mandatory retirement age.

We introduce our eleven nominees below. All Committee memberships shown in this section will be effective following the 2023 annual general meeting. For more information about our current Board and Committee membership as of the date of this proxy statement, see “Board and Committee Information” on page 29.

JACQUES AIGRAIN
Age 68 French-Swiss Non-Executive Director since 2011; Chair since 2018 INDEPENDENT	BIOGRAPHY

Mr. Aigrain is our Chair of the Board and a retired Senior Advisor and Partner of Warburg Pincus, a global private equity firm. Prior to joining Warburg Pincus in 2013, Mr. Aigrain served as Chief Executive Officer of Swiss Re, a publicly traded insurance company, and was Co-Global Head of M&A and Head of Financial Institutions at J.P. Morgan. He also has many years of experience as a director of public and multinational organizations, including The London Stock Exchange Group plc and WPP plc, a multinational advertising and public relations company, and currently, Clearwater Analytics Holdings Inc., a maker of financial software products, and TradeWeb Markets Inc., an international financial services company. Mr. Aigrain’s more than 30 years of financial services and management experience provide him with expertise in all areas of strategy, mergers and acquisitions, finance, and capital markets. Additionally, he brings substantial knowledge of board- and governance-related matters.

COMMITTEES
• Nominating and Governance Committee • Finance Committee • Executive Committee (Chair)
SKILLS AND QUALIFICATIONS
	• Corporate Finance • Risk Management • Mergers & Acquisitions • International Operations • Corporate Governance	• Strategic Planning • Capital Markets • CEO Experience • Public Company Director Experience
	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS
	• Clearwater Analytics Holdings Inc. (since 2021) • TradeWeb Markets Inc. (since 2022)	• The London Stock Exchange Group plc (2013-2022) • WPP plc (2013-2022)

LYONDELLBASELL  2023 PROXY STATEMENT    12

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LINCOLN BENET
Age 59 American-British Non-Executive Director since 2015 INDEPENDENT	BIOGRAPHY

Mr. Benet has served as Chief Executive Officer of Access Industries, a privately held industrial group with world-wide holdings, since 2006. Prior to joining Access, he spent 17 years at Morgan Stanley, including as Managing Director. Mr. Benet also has experience serving on the boards of several privately held and publicly traded companies, including those in the investment, music and publishing, oil and gas pipes and tubing, cement, sports media, and petrochemicals industries. As a result of this background, he brings to our board a working knowledge of global markets, mergers and acquisitions, executive management, strategic planning, and corporate strategy, as well as experience with international finance, including corporate finance matters such as treasury, insurance, and tax.

COMMITTEES
• Nominating and Governance Committee • Finance Committee (Chair) • Executive Committee
SKILLS AND QUALIFICATIONS
	• Strategic Planning • Mergers & Acquisitions • International Operations • Corporate Governance	• Corporate Finance • Risk Management • Capital Markets • CEO Experience
OTHER CURRENT PUBLIC DIRECTORSHIPS
• Warner Music Group Corp. (since 2011; public since 2020)

ROBIN BUCHANAN
Age 71 British Non-Executive Director since 2011 INDEPENDENT	BIOGRAPHY

Mr. Buchanan has previously served as Dean and President of London Business School, the Chairman of PageGroup plc, a global specialist recruitment company, a director of Schroders plc, a global asset management firm, a director of Cicap Ltd, a global private equity firm, and a director of Bain & Company Inc., a global business consulting firm. As the former UK Senior Partner, he continues to serve in an advisory role to Bain. Mr. Buchanan also serves as an advisor to Access Industries and Non-Executive Chairman of its Advisory Board, which advises on portfolio strategy. Mr. Buchanan’s experience as a board member of publicly traded, private, and charitable companies, Dean of a leading Business School, and long tenure with Bain provide him with deep experience in strategy, leadership, board effectiveness, business development, and acquisitions across most industry sectors, including considerable involvement with chemicals and energy in Europe. He also brings a wealth of experience in board and governance matters, particularly as related to multi-national companies. Mr. Buchanan is a Chartered Accountant and a published author on strategy, acquisitions, leadership, board effectiveness, corporate governance, and compensation.

COMMITTEES
• Health, Safety, Environmental, and Sustainability (“HSE&S”) Committee • Nominating and Governance Committee
SKILLS AND QUALIFICATIONS
	• Strategy Development • Industry Experience • Mergers & Acquisitions • Corporate Finance • Corporate Accounting • International Operations	• Leadership Development • Executive Management • Risk Management • Corporate Governance • Public Company Director Experience
FORMER PUBLIC DIRECTORSHIPS
• Schroders plc (2010-2019)

LYONDELLBASELL  2023 PROXY STATEMENT    13

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ANTHONY (TONY) CHASE
Age 68 American Non-Executive Director since 2021 INDEPENDENT	BIOGRAPHY

Mr. Chase is the Chairman and Chief Executive Officer of ChaseSource, L.P., a staffing, facilities management, and real estate development firm founded by him in 2006 and recognized as one of the nation’s largest minority-owned businesses by Black Enterprise Magazine. Prior to ChaseSource, Mr. Chase founded and sold three successful ventures: Chase Radio Partners, Cricket Wireless and ChaseCom. He is also a principal owner of the Marriott Hotel at George Bush Intercontinental Airport in Houston and the Principle Toyota dealership in greater Memphis. He currently serves as a director of Cullen/Frost Bankers, a financial holding company, Nabors Industries, an operator of drilling rig fleets and provider of offshore platform rigs, and Par Pacific Holdings, Inc., an oil and gas exploration and production company. Mr. Chase chairs the City of Houston/Harris County COVID-19 Relief Fund and co-chaired the City of Houston/Harris County Hurricane Harvey Relief Fund. He is also a Professor of Law Emeritus at the University of Houston Law Center, a member of the Council on Foreign Relations, and serves on the board of numerous Houston-based non-profits including the Houston Endowment, the Greater Houston Partnership, the Greater Houston Community Foundation, the M.D. Anderson Board of Visitors, and the Texas Medical Center. He previously served as Deputy Chairman of the Federal Reserve Bank of Dallas. Mr. Chase is an honors graduate of Harvard College, Harvard Law School and Harvard Business School. He has received many awards, including the American Jewish Committee’s 2016 Human Relations Award, Houston Technology Center’s 2015 Entrepreneur of the Year, NAACP 2013 Mickey Leland Humanitarian Award, GHP 2013 Bob Onstead Leadership Award, the 2012 Whitney M. Young Jr. Service Award, Ernst & Young’s Entrepreneur of the Year Award, Bank of America’s Pinnacle Award and UH Law Center’s Baker Faculty Award. He is also an Eagle Scout. Mr. Chase has deep entrepreneurial experience as the founder of four successful ventures, as well as extensive experience serving on public company boards and in corporate governance.

COMMITTEES
• Audit Committee • C&TD Committee
SKILLS AND QUALIFICATIONS
	• CEO Experience • Risk Management • Mergers & Acquisitions • HSE Experience	• Strategic Planning • Corporate Governance • Corporate Finance • Public Company Director Experience
	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS
	• Nabors Industries Ltd. (since 2019) • Cullen/Frost Bankers, Inc. (since 2020) • Par Pacific Holdings, Inc. (since 2021)	• Anadarko Petroleum Corp. (2014-2019) • Paragon Offshore plc (2014-2017) • Heritage-Crystal Clean, Inc. (2020-2022)

ROBERT (BOB) DUDLEY
Age 67 American-British Non-Executive Director since 2021 INDEPENDENT	BIOGRAPHY

Mr. Dudley is Chairman of the international industry-led Oil and Gas Climate Initiative and Chair of the Accenture Global Energy Board, and has dedicated his career to the service of the international energy industry. He served as the Group Chief Executive of BP plc, a global energy provider, from 2010 until his retirement in March 2020. He was appointed to the board of BP in 2009 with accountability for the Americas and Asia, and previous executive roles with BP include Alternative and Renewable Energy activities and responsibility for BP’s upstream business in Russia, the Caspian region, and Africa. Mr. Dudley is a chemical engineer and a Fellow of the Royal Academy of Engineering. As the former CEO of a multinational oil and gas company, he has acquired extensive executive management experience and knowledge of the energy industry. He also has significant experience in strategic planning, risk management (including risks related to climate), international operations, and health, safety, and environmental and operations matters.

COMMITTEES
• Finance Committee • HSE&S Committee
SKILLS AND QUALIFICATIONS
	• CEO Experience • Risk Management • HSE Experience • Industry Experience • Public Company Director Experience • Climate Expertise	• Strategic Planning • International Operations • Mergers & Acquisitions • Corporate Finance • Corporate Governance
	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS
	• Freeport-McMoRan Inc. (since 2021)	• Rosneft Oil Company (2013-2022) • BP plc (2009-2020)

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CLAIRE FARLEY
Age 64 American Non-Executive Director since 2014 INDEPENDENT	BIOGRAPHY

Ms. Farley is a former advisor to KKR Energy Group and a retired executive in the oil and gas exploration and production industry. Ms. Farley served in several roles with KKR Energy Group from 2011 to 2021, including as Vice Chair from 2016 to 2017 and as a member of KKR Management LLC, the general partner of a global investment firm, from 2013 to 2015. Prior to joining KKR, Ms. Farley served as Chief Executive Officer of Randall & Dewey, an oil and gas asset transaction advisory firm. She became Co-President and then Senior Advisor at Jeffries & Company after Randall & Dewey became its oil and gas investment banking group, and then co-founded RPM Energy, a privately-owned oil and natural gas exploration and development company. Ms. Farley brings to the Board experience in business development, mergers, acquisitions, and divestitures, as well as knowledge of the chemical industry’s feedstocks and their markets. She also has experience in all matters of executive management and a deep understanding of public company and governance matters due to her current and prior service on the boards of companies including Anadarko Petroleum Corporation, Crescent Energy Company, and TechnipFMC.

COMMITTEES
• Audit Committee • Nominating and Governance Committee (Chair) • Executive Committee
SKILLS AND QUALIFICATIONS
	• CEO Experience • Strategic Planning • Risk Management • Public Company Director Experience • Capital Markets	• Corporate Governance • HSE Experience • Mergers & Acquisitions • International Operations
	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS
	• TechnipFMC plc (since 2017) • Crescent Energy Company (since 2021)	• Anadarko Petroleum Corporation (2017-2019)

RITA GRIFFIN
Age 60 American Non-Executive Director Nominee INDEPENDENT	BIOGRAPHY

Ms. Griffin served as the Chief Operating Officer of Global Petrochemicals at BP plc, one of three main divisions of BP’s downstream business, from 2015 to 2020. Previously, she served in a number of leadership positions within BP plc’s manufacturing, logistics, retail and functional organizations. Ms. Griffin began her career at Amoco and Standard Oil (Indiana), which was acquired by BP plc in 1998. With over 30 years of experience in global oil and gas and chemicals businesses, Ms. Griffin has considerable experience in developing and implementing strategies and leading substantial transformation programs. She has previously served on the board of directors of Royal Mail Group PLC, an international postal service and courier company.

COMMITTEES
• C&TD Committee • HSE&S Committee (Chair) • Executive Committee
SKILLS AND QUALIFICATIONS
	• Industry Experience • HSE Experience • Capital Project Execution • Mergers & Acquisitions • Public Company Director Experience	• International Operations • Strategic Planning • Risk Management • Corporate Finance • Corporate Governance
FORMER PUBLIC DIRECTORSHIPS
• Royal Mail Group PLC (2016-2022)

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MICHAEL (MIKE) HANLEY
Age 57 Canadian Non-Executive Director since 2018 INDEPENDENT	BIOGRAPHY

Mr. Hanley has more than 25 years of experience in senior management and finance roles, including as Chief Financial Officer of Alcan, a Canadian mining company and aluminum manufacturer, President and CEO of Alcan’s Global Bauxite and Alumina business group, and Senior Vice President, Operations & Strategy of the National Bank of Canada. He brings strong financial and operational experience, deep knowledge of capital-intensive and process industries, experience with U.S. and international accounting standards, and a broad understanding of international markets. Mr. Hanley also has significant experience on public company boards and in the role of audit committee chair, and an appreciation for corporate governance matters and the board’s role in financial oversight. He is currently a member of the Quebec Order of Chartered Professional Accountants.

COMMITTEES
• Audit Committee (Chair) • Finance Committee • Executive Committee
SKILLS AND QUALIFICATIONS
	• Corporate Finance • Strategic Planning • Risk Management • International Operations • Public Company Director Experience	• Corporate Accounting • Capital Markets • Executive Management • Corporate Governance
	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS
	• Nuvei Corporation (since 2020) • EQB Inc. (since 2022)	• BRP, Inc. (2012-2022) • Shawcor Ltd. (2015-2021) • Industrial Alliance Insurance & Financial Services (2015-2019) • Groupe Jean Coutu (PJC), Inc. (2016-2018)

VIRGINIA KAMSKY
Age 69 American Non-Executive Director since 2022 INDEPENDENT	BIOGRAPHY

Ms. Kamsky is the Chair and Chief Executive Officer of Kamsky Associates, Inc., a firm she founded in 1980 as the first U.S. advisory firm approved to provide strategic advisory services in China. Ms. Kamsky began her career at Chase Manhattan Bank (now JPMorgan Chase Bank) and served in various capacities of increasing seniority, including as Second Vice President of Chase and head of Chase’s Corporate China Division. She has also served as a member of the US Secretary of the Navy Advisory Panel from 2009 to 2017 and as Chairman and CEO of China Institute in America from 2003 to 2013. She has been awarded the Navy Distinguished Civilian Service Award, the highest honorary award the Secretary of the Navy can confer on a civilian employee, selected as one of America’s 25 Top Asia Hands by Newsweek Magazine, and recognized as an Outstanding Public Company Director by the Financial Times. Ms. Kamsky brings with her a strong background in strategy and deep knowledge of the Asia-Pacific market. She also has extensive public company board experience, including at W.R. Grace & Co., Sealed Air Corporation, Olin Corporation, Tecumseh Products Company, Foamex International, Tate & Lyle PLC, Shorewood Packaging, Spectrum Brands, Kadem Sustainable Impact Corp. and, currently, at Dana Incorporated.

COMMITTEES
• C&TD Committee • HSE&S Committee
SKILLS AND QUALIFICATIONS
	• CEO Experience • Strategic Planning • Risk Management • Public Company Director Experience • Capital Markets	• Corporate Governance • HSE Experience • Mergers & Acquisitions • International Operations
	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS
	• Dana Incorporated (Since 2011)	• Kadem Sustainable Impact Corp. (2021-2023)

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ALBERT MANIFOLD
Age 60 Irish Non-Executive Director since 2019 INDEPENDENT	BIOGRAPHY

Mr. Manifold has been the Group Chief Executive and a director of CRH plc, an international group of diversified building materials businesses supplying the construction industry, since 2014. Mr. Manifold joined CRH in 1998 and advanced to increasingly senior roles, including Finance Director of the Europe Materials Division, Group Development Director, Managing Director of Europe Materials, and Chief Operating Officer (2009 to 2014). Prior to joining CRH, Mr. Manifold was Chief Operating Officer of Allen McGuire & Partners, a private equity group. As a sitting CEO with a background in other senior management roles, Mr. Manifold has acquired extensive leadership experience in competitive industries. In addition, he has significant knowledge of corporate finance, capital markets, strategic planning, and international operations. Mr. Manifold is also a Fellow of the Institute of Certified Public Accountants in Ireland.

COMMITTEES
• C&TD Committee (Chair) • HSE&S Committee
SKILLS AND QUALIFICATIONS
	• Corporate Finance • International Operations • Corporate Accounting • Risk Management • Mergers & Acquisitions	• CEO Experience • Capital Markets • Strategic Planning • Capital Project Execution
OTHER CURRENT PUBLIC DIRECTORSHIPS
• CRH plc (since 2009)

PETER VANACKER
Age 57 Belgian-German Executive Director since 2022	BIOGRAPHY

Mr. Vanacker has served as our Chief Executive Officer since May 2022. Mr. Vanacker previously served as the President, CEO and Chair of the Executive Committee of Neste Corporation, a renewable products company, a position he held since 2018. Prior to his role at Neste, he served as CEO and Managing Director of CABB Group GmbH, a fine chemicals producer, from 2015 to 2018 and as CEO and Managing Director of Treofan Group, a manufacturer of polypropylene films, from 2012 to 2015. He previously served as Executive Vice President and Member of the Executive Board of Bayer Material Science (now, Covestro AG), a polymers and plastics producer, with responsibility for the global polyurethanes business and as Chief Marketing and Innovation Officer. Mr. Vanacker’s extensive experience in the oil and gas and chemicals industries, including CEO and senior leadership experience, provide him with a deep understanding of the Company’s industry, operations, and feedstocks. He also brings a strong understanding of circularity and sustainability issues. Mr. Vanacker also serves as a member of the Supervisory Board of Symrise AG.

SKILLS AND QUALIFICATIONS
	• Industry Experience • HSE Experience • CEO Experience • Corporate Finance	• Strategic Planning • Capital Project Execution • International Operations • Mergers & Acquisitions
OTHER CURRENT PUBLIC DIRECTORSHIPS
• Symrise AG (since 2020)

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CORPORATE GOVERNANCE

LyondellBasell recognizes the importance of good corporate governance as a driver of long-term stakeholder value. Our Board has adopted, and regularly reviews and strives to improve upon, LyondellBasell’s robust corporate governance policies, practices, and procedures with consideration given to regulatory developments and evolving U.S. and Dutch governance best practices.

Our governance guidelines and policies, including those listed below, are available on our website at www.LyondellBasell.com by clicking either (i) “Investors,” then “Corporate Governance” or (ii) “Sustainability,” then “Reporting.”

Corporate Governance Guidelines	Rules for the Board of Directors
Articles of Association	Committee Charters
Code of Conduct	Board Profile
Financial Code of Ethics	Tax Strategy Disclosure
Conflict Minerals Policy	Human Rights Policy
Human Trafficking and Anti-Slavery Statement	Supplier Code of Conduct

DIRECTOR INDEPENDENCE

Our Board annually reviews the independence of its members. In February 2023, the Board affirmatively determined that all of our non-executive directors and director nominees are independent under the rules of the New York Stock Exchange (the “NYSE”).

The Board has adopted categorical standards of independence that meet, and in some instances exceed, the requirements of the NYSE. In order to qualify as independent under our categorical standards, a director must be determined to have no material relationship with LyondellBasell other than as a director. The categorical standards include strict guidelines for non-executive directors and their immediate families regarding employment or affiliation with LyondellBasell and its independent registered public accounting firm. Our categorical independence standards are included in our Corporate Governance Guidelines.

The Board has determined that there are no relationships or transactions that prohibit any of our non-executive directors or nominees from being deemed independent under the categorical standards and that each of our non-executive directors and nominees is independent. In addition to the relationships and transactions that would bar an independence finding under the categorical standards, the Board considered all other known relationships and transactions in making its determination, including those referenced under “–Other Governance Matters–Related Party Transactions.” In determining that no known transactions or relationships affect the independence of any of the non-executive directors, the Board considered that all of the identified transactions are ordinary course and none of the dollar amounts involved were material to the Company or the relevant counterparty.

BOARD LEADERSHIP STRUCTURE

Jacques Aigrain has led our Board as its independent Chair since 2018. The Chair’s responsibilities include:

❙

Leading Board meetings and executive sessions

❙

Reviewing and approving Board meeting agendas and schedules, and ensuring there is sufficient time for discussion of topics

❙

Convening additional Board meetings, as needed

❙

Facilitating information flow and communication among directors

❙

Serving as a liaison between the independent directors and the CEO and other members of management

❙

Together with the C&TD Committee, setting annual and long-term performance goals for the CEO and evaluating his performance

❙

Presiding at general meetings of shareholders

❙

Meeting or engaging with shareholders, as appropriate

❙

Supporting the Company’s strategic growth initiatives

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The Board regularly reviews LyondellBasell’s leadership structure and the responsibilities of its Chair, and may from time to time delegate additional duties to the role.

Under Dutch law, only a non-executive director may serve as Chair of our Board. Our Board believes that the separation of the positions of Chair and Chief Executive Officer that results from this governance structure promotes strong Board governance, independence, and oversight. The separation of the two roles additionally allows Mr. Aigrain to focus on managing Board matters while our CEO, Mr. Vanacker, focuses on managing our business.

EXECUTIVE SESSIONS

Executive sessions of our independent directors, with no members of management present, take place at every regularly scheduled Board and committee meeting. During executive sessions, independent directors have an opportunity to meet with the Board’s outside consultants and independent accountants and review and discuss any matters they deem appropriate, such as the performance of the Chief Executive Officer and other members of management and the criteria against which performance is evaluated, including the impact of performance on compensation matters. Mr. Aigrain leads these executive sessions of the Board.

BOARD EVALUATIONS

Our Board and its committees evaluate their own effectiveness by participating in a robust annual self-assessment process overseen by the Nominating and Governance Committee. Each year, directors respond to survey questions soliciting information used to improve the effectiveness of the Board and its committees and individual directors. The Nominating and Governance Committee periodically engages independent outside consultants, including most recently in 2020, to conduct interviews with the Board and facilitate the evaluation process. The Nominating and Governance Committee intends to continue engaging third parties periodically in order to refresh and bring an outside perspective to the evaluation process.

For 2022, the Board conducted its evaluation process as described below.

1	Development and Approval of Evaluation Process and Topics

In September 2022, the Nominating and Governance Committee discussed and approved the overall process and timeline for the 2022 evaluation cycle. The Nominating and Governance Committee approved the topics and questions for distribution to the individual Board members. Questions were largely consistent with those used in prior cycles, with the addition of questions to cover topical matters and deletion of questions related to the pandemic and CEO selection process. As in prior cycles, the Committee approved an individual evaluation process for the Chair, to be facilitated through survey questions specific to his role.

2	Distribution of Surveys

In late 2022 and early 2023, Board members provided responses to the surveys anonymously. In parallel, senior executives provided their views of Board effectiveness and interactions with management through confidential survey responses provided to the Corporate Secretary.

Key areas covered in the Board and committee surveys include membership; responsibilities; functionality; meetings; strategy; senior management (including succession planning); focus on performance; ensuring financial robustness; building corporate reputation; and matching risk with return. Committee members are also asked to consider whether each committee is functioning in compliance with its charter and keeping the Board adequately informed, and to review the committee’s member skill sets and leadership. Survey questions for the individual Chair assessment focused on effective management of meetings and facilitation of constructive relationships and communication among Board members and with management.

3	Reporting and Board Review of Results

The Corporate Secretary compiled feedback from the self-evaluation process, including feedback from senior executives, which was discussed during the February 2023 committee and Board meetings in executive sessions.

4	Response to Director Assessment

Policies and practices were evaluated based on the self-assessment results to consider potential enhancements to Board processes and identify the most effective existing practices. The Nominating and Governance Committee also considered director feedback in recommending the nomination of continuing directors for reelection.

Feedback from the process will also be used to refresh the evaluation process and adjust areas of focus for surveys used in 2023 and future assessments.

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DIRECTOR ONBOARDING, TRAINING, AND SITE VISITS

Our Board is committed to understanding its governance responsibilities, evolving best practices, and all aspects of our Company and business. The Company provides an extensive orientation program that enables each new director joining the Board to become familiar with LyondellBasell and to meet with key members of the Company’s management and functional leaders. All of our non-executive directors complete our onboarding program and meet with the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Compliance Officer, Executive Vice President, Sustainability and Corporate Affairs and additional executives to discuss our corporate structure, business strategy, operations, and segments, as well as compliance, investor relations, human resources, tax, accounting, and health, safety, and environment (HSE) matters, including sustainability reporting, among other topics. Ms. Griffin completed our onboarding program prior to her nomination and has attended Board and Committee meetings as an observer since November 2022.

All of our directors are encouraged to participate in industry and governance organizations and seek out training opportunities that will provide them with continuing education on key topics. The Company will reimburse directors for the costs of such continuing education. During Board meetings, our directors hear from management on a wide range of subjects, including regulatory developments, shareholder updates, and environmental, social, and corporate governance issues and trends. Our directors also have regular opportunities to visit the Company’s manufacturing and technology centers and meet with site management. During 2022, multiple members of our Board toured the Company’s propylene oxide and tertiary butyl alcohol (PO/TBA) plant construction site at Channelview. In addition, Mr. Bindra, Chair of the HSE&S Committee, also visited our Ferrara, Italy site and Technical Center.

SHAREHOLDER ENGAGEMENT

We recognize the value of regular and consistent communication with our shareholders and engage with investors on strategy, risk management, sustainability, corporate governance, executive compensation, and other matters. We regularly review general governance trends and emerging best practices and welcome feedback from our shareholders and other stakeholders, which is brought to our Board and helps inform its decision-making process and understanding of corporate governance trends and best practices. Engagement with shareholders occurs in one-on-one meetings and calls with shareholder representatives, at our annual general meeting of shareholders, and through our regular participation in industry conferences, investor road shows, and analyst meetings.

In 2022, we engaged an external advisory firm to evaluate our investor relations and engagement strategy, identify shareholder priorities, and address opportunities for growth. In addition, throughout the year, we discussed the Company’s strategy and environmental, social, and governance profile with multiple investors and engaged their questions or concerns on these and other topics. Our Chief Sustainability Officer regularly joins meetings to discuss our climate and sustainability ambitions. In addition, our independent Board Chair has joined these discussions when requested. Management updates the Board regularly on conversations with shareholders and feedback received. We are committed to remaining proactive in our engagement efforts and shareholder outreach.

COMMUNICATION WITH THE BOARD

Shareholders and other interested parties may communicate with the Board or any individual director. Communications should be addressed to our Corporate Secretary by email or regular mail.

Communications are distributed to the Board or to one or more individual directors, as appropriate, depending on the facts and circumstances outlined in the communication. Communications such as business solicitations or advertisements; junk mail and mass mailings; new product suggestions; product complaints; product inquiries; and resumes and other forms of job inquiries will not be relayed to the Board. In addition, material that is unduly hostile, threatening, illegal, or similarly unsuitable will be excluded. Any communication that is filtered out is made available to any director upon request.

BY EMAIL
send an email to CorporateSecretary@ LyondellBasell.com
BY MAIL
LyondellBasell Industries N.V. c/o Corporate Secretary 4th Floor, One Vine Street London W1J 0AH, United Kingdom

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CEO AND MANAGEMENT SUCCESSION PLANNING

One of the primary responsibilities of the Board is to ensure that we have a high-performing management team in place. On an annual basis, the Board conducts a detailed review of development and succession planning activities to maximize the pool of internal candidates who can assume executive officer positions without undue interruption. The Board reviews CEO and executive succession planning and ensures that executive officer reviews and evaluations are conducted at least annually by the C&TD Committee and the Board as a whole. The Board also reviews in-depth assessments of the Company’s bench strength, retention, progression, and succession readiness for all other senior level managers.

In August 2021, our former CEO gave notice of his intention to retire from LyondellBasell at the end of 2021. Our Board acted swiftly to organize a Selection Committee and execute on existing leadership development and succession plans to appoint Kenneth Lane, our EVP, Olefins and Polyolefins, as interim CEO effective January 1, 2022. In late 2021 and early 2022, the Board completed a thorough CEO selection process that resulted in the appointment of Peter Vanacker as the Company’s new CEO effective May 23, 2022.

In 2022, the Company successfully executed the CEO and senior leadership transition as a result of the succession planning process that the Board undertook starting in 2021. As part of our leadership transition, the Company launched a comprehensive strategic review of its businesses, which resulted in, among other strategies, the creation of a new business unit for Circular and Low Carbon Solutions. To align our leadership with our evolving vision and strategy, we welcomed Yvonne van der Laan as our EVP of Circular and Low Carbon Solutions, Tracey Campbell as our EVP of Sustainability and Corporate Affairs, and Trisha Conley as our EVP of People and Culture.

Monitoring the Company’s leadership development, talent management, and succession planning is also a key responsibility of our C&TD Committee, which devotes significant time to discussion and oversight of the Company’s human resources strategy. Our strategy includes efforts to hire, retain, and fairly compensate a diverse and representative workforce.

HUMAN CAPITAL MANAGEMENT

Our success as a company is tied to the passion, knowledge, and talent of our global team. To achieve our vision of being the best operated and most valued company in the industry, we must attract top performers and equip them with the tools needed to continuously grow and leverage their potential.

What We Do
We believe in integrity, diversity, and fairness
We focus on creating a work environment that is safe, respectful, and inspires employees to strive for excellence
We believe in the “power of many” and place a strong emphasis on teamwork
We reward performance based on personal, team, and company results
We engage in open and ongoing dialogue with employees and their representatives to ensure a proper balance between the best interests of the Company and its employees
We have a comprehensive Human Rights Policy, available on our website at www.LyondellBasell.com by clicking “Sustainability,” then “Reporting”

Key 2022 Focus Areas

WORKPLACE FLEXIBILITY

We continued to support workplace flexibility in 2022 as a result of feedback we received from employees expressing a desire for more flexible work policies. While the easing of governmental restrictions related to the COVID-19 pandemic has alleviated the need for remote working, employees have appreciated and embraced this flexibility. Based in part on data from employee surveys, we enhanced our workplace flexibility initiative in early 2023 by offering up to three remote days per work week to employees whose job duties can be performed remotely as determined by the Company. These changes have helped to attract and retain employees in a competitive market for talent. We will continue to study the effectiveness of this policy and will make changes, where necessary, to support business needs.

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DIVERSITY, EQUITY, AND INCLUSION

DEI remained a key focus in 2022. Our efforts reflect a holistic, multi-year strategy to improve representation, ensure fairness, and increase visibility and accountability to leadership.

Diversity

The percentage of diverse employees on our Executive Committee, comprised of senior executives who lead LyondellBasell’s businesses and functions and report directly to our CEO, increased from 18% in 2021 to 33% in 2022, and as of February 2023, has increased to 40%. Of the ten members on our Executive Committee, four are women, and together, our CEO and Executive Committee represent six different nationalities. This increase brings us closer to our long-term goals of achieving gender parity (approximately 50% women and 50% men) in global senior leadership. We are also committed to increasing the number of underrepresented senior leaders (“URP”) in the U.S. to reflect the general population ratio by 2032. To meet these targets, we have set short-term goals to increase the number of female senior leaders globally and the number of underrepresented senior leaders in the U.S. by 50% by 2027, relative to a 2022 baseline, to at least 30% women and 30% URP. These ambitious goals demonstrate our commitment to having a diverse group of company leaders.

To achieve these goals, we focused on enhancing our hiring, promotion and retention practices. With respect to hiring, we expanded our existing senior-level hiring practices to a larger group of positions. These practices include broader recruiting efforts, diverse interview panels and candidate slates, standardized interview questions and hiring-manager training. With respect to promotions, we launched a new program in partnership with McKinsey to help diverse employees advance their leadership skills. We also continued to develop and improve our internal talent programs as discussed below. Through these efforts, we promoted 16% more women in 2022 than in 2021. Indeed, increased promotions of women were the main reason the number of women in senior leadership globally increased by 1% to 22% in 2022.

While we are making significant efforts, our progress towards our goals in 2022 was negatively impacted by increased attrition of both women and URP leaders. Despite increased hiring and promotions of URP employees, the number of URP senior leaders in the U.S. decreased by 1% from 19% in 2021 to 18% in 2022. We continue to analyze retention issues to understand attrition drivers and to enhance our employee engagement efforts. Other factors impacting our results were the challenging external talent market and the addition of new senior leadership roles due to the Company’s growth initiatives. We recognize that building talent pipelines and transforming culture takes time, and we remain committed to frequently assessing outcomes and developing programs that will advance these goals.

Equity

For the second consecutive year, the Company completed a pay equity review and performance analysis. Our pay equity review compared pay for like jobs and specifically focused on base pay for gender (globally) and ethnicity (U.S. only). Consistent with 2021 findings, the review reflected that pay is generally administered fairly, with a small number of exceptions that should be remediated by the second quarter of 2023. We also confirmed that performance appraisals are generally administered fairly. Both of these annual review processes are now embedded in our HR processes.

The Company also implemented several practices to advance pay equity, including:

1.

Ensuring that job offers are based on the role, market competitiveness, and a candidate's level of proficiency and experience and not based on a candidate’s historical compensation;

2.

Modifying promotion practices to ensure pay fairness is applied consistently for internal candidates compared to external hires;

3.

Helping line managers conduct an internal equity review for their employees and, when necessary, making compensation adjustments; and

4.

Establishing a consistent framework for recognizing and retaining employees.

Finally, we conducted stakeholder workshops to strengthen our approach to pay equity and provide increased transparency to employees about pay practices.

Inclusion

We advanced our inclusion efforts by increasing the number of global employee networks from four to six, building a global diverse network of employees championing inclusion. The new networks, Global Asian/Pacific Islander and Global Latin, were chosen based on employee input and opportunities to improve inclusion within our workforce. Executive leaders serve as active sponsors for each network, and about 15% of our global workforce has joined at least one of our employee networks. We have network members present at 92% of our global sites, with 47% of members residing outside of the U.S. and 28% joining as allies of underrepresented groups. Network programming is strongly tied to career development and business and community impact, including engagement in strategy development activities with executives in 2022.

DEI training continues to play an important role in aligning our culture to our values. In 2022, 32% of employees (6,235) completed 17,419 DEI-related trainings. We assigned at least one mandatory training session to 1,320 people leaders, and another 4,915 employees completed these DEI courses voluntarily. We are on track for our manufacturing front line employees to complete required DEI training by the end of 2023. Based on our 2022 employee engagement survey results, the gap in satisfaction in between our URP employees and non-URP employees has narrowed since 2020, with significant improvement among our Black employees.

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GLOBAL TALENT DEVELOPMENT

Supporting employee growth and development remains a key focus for the Company. In 2022, we launched a new e-learning platform that provides learning opportunities for employees globally. 31% of our workforce is enrolled in the program and has completed more than 10,000 training hours aimed at increasing business, technology and personal development skills. We also launched LyondellBasell University, a platform which provides learning and development resources to help employees advance their capabilities and unlock their potential. In addition, our Engineer U program also provides in-person and virtual classes to our global engineering workforce, and our Young Engineer Program in Europe provides our talented engineers with rotational and developmental opportunities. In 2022, four new engineers were onboarded into the Young Engineer Program, and 19 young engineers attended an internal learning forum.

Leadership training was provided to leaders at various levels in the Company, including 262 first-time leaders who participated in a program to help them transition effectively into leading others, 116 middle managers who participated in an interactive 3-month classroom program to advance their coaching skills, and 96 senior leaders who completed an intense 5-day university program to equip them to lead our business initiatives.

To prepare our leaders for advancement to larger roles, we tripled participation in our executive mentoring and peer learning programs. In addition, we expanded quarterly talent reviews to lower management levels to drive more internal promotions and help leaders improve how they attract, develop and retain employees. As a result of this focused approach, about 83% of our openings in senior leader roles were filled by internal talent, underscoring our commitment to advancing talent from within the Company. Finally, we launched new reward programs to recognize and retain key employees.

In 2022, significant effort was made to survey employees and apply these insights to continuously improve our work environment. Nearly 13,000 employees completed our engagement survey in June 2022. To collect more detailed feedback, 399 employees across 21 sites globally participated in confidential interviews. Overall, our employee engagement score was high, with 83% of employees responding favorably. Compared to the last survey in 2020, our scores related to sustainability, DEI, compensation, learning and performance management programs improved, and we did not see significant declines in any area. Senior management reviewed these results, which are used to continually improve talent development, employee advancement, DEI and workplace flexibility programs.

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APPROACH TO SUSTAINABILITY

LyondellBasell is taking action to help tackle the global challenges of eliminating plastic waste, addressing climate change, and supporting a thriving society. As one of the world’s largest producers of plastics and chemicals, we have the potential — and responsibility — to use our scale and reach to make a positive impact across value chains. We are working to deliver meaningful progress to address some of the world’s most pressing challenges such as helping end plastic waste in the environment, mitigating climate change and contributing to a thriving society for our employees, the communities where we operate and the people who depend on our products.

OUR GOALS

PLASTIC WASTE

Ending plastic waste in the environment is a critical issue of our time. There is no single solution to this challenge. We are focused on a combination of actions to achieve a circular economy for plastics.

2 MILLION METRIC TONS+
of recycled and renewable-based polymers will be produced and marketed annually by 2030

FOR EVERY DOLLAR
we invest in venture funds that address the plastic waste challenge, we help catalyze another 5 dollars from co-investors

ZERO
plastic pellet loss to the environment from our facilities

CLIMATE ACTION

We believe collective action and a sense of urgency are needed to address the global challenge of climate change. We are committed to delivering solutions that help advance a net zero economy.

NET ZERO
scope 1 and 2 greenhouse gas emissions from operations by 2050

42%
absolute scope 1 and 2 greenhouse gas emissions reduction from operations by 2030, relative to a 2020 baseline

30%
absolute scope 3 greenhouse gas emission reduction by 2030, relative to a 2020 baseline

50%
minimum of electricity procured from renewable sources by 2030, based on 2020 procured levels

THRIVING SOCIETY

From ensuring a safe work environment to diversity, equity and inclusion in the workplace, making products that improve quality of life, and working to align our suppliers' values with our own, we are committed to the betterment of society.

ZERO
incidents, injuries and accidents, based on Level 2+ incidents and including manufacturing and R&D sites

ACHIEVE
gender parity in senior leadership globally by 2032

INCREASE
the number of people from underrepresented groups in U.S. senior leadership roles to reflect the general population ratio by 2032

ASSESS
a minimum of 70% of our key suppliers globally using sustainability criteria by 2025

2022 Actions and Milestones

In addition to defining our longer-term sustainability priorities, we are taking substantive action to achieve those goals. Noteworthy initiatives and accomplishments during 2022 are highlighted below, as well as in the Company’s annual Sustainability Report, available on our website at www.LyondellBasell.com by clicking on “Sustainability,” then “Reporting.” Our Sustainability Report also includes our sustainability disclosures under the Global Reporting Initiative (“GRI”), the Sustainability Accounting Standards Board (“SASB”), and the Task Force for Climate-Related Financial Disclosures (“TCFD”). For more information about how our sustainability actions and milestones impact executive compensation, see the section titled “2022 Executive Compensation Decisions in Detail—2022 Annual Bonus Payments—Sustainability” on page 53.

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INCREASED 2030 EMISSION REDUCTION GOALS

In December 2022, we stepped up our ambitions to reduce greenhouse gas (GHG) emissions from global operations, increasing our 2030 goal for scope 1 and scope 2 reductions from 30% to 42%, relative to 2020. We also announced a new 2030 goal to reduce scope 3 emissions by 30%, relative to 2020 and in accordance with guidelines from the Science Based Targets Initiative. We remain committed to procuring at least 50% of our electricity from renewable sources by 2030. These targets are consistent with efforts to support the Paris Agreement’s goal of limiting climate change by achieving net zero for global GHG emissions by mid-century.

As of March 2023, LyondellBasell has signed 13 renewable electricity PPAs, which will reduce our scope 2 emissions by more than 1 million metric tons of GHG emissions. Through these agreements, we have achieved 70% of our target to procure at least half of our global electricity from renewable sources by 2030.

In the near to medium term, we continue to execute our previously announced initiatives to reduce emissions, including:

❙

Phasing out use of coal at our Wesseling, Germany site, reducing scope 2 emissions by about 170 thousand metric tons annually; and

❙

Closing our Houston refinery, anticipated by the end of December 2023, further reducing scope 1 and scope 2 GHG emissions by more than 3 million metric tons annually and scope 3 emissions by approximately 40 million metric tons annually.

In the long term, our pathway to achieve net zero includes enhanced energy management; low emission steam; flare minimization; use of lower-emitting fuels; process electrification; furnace upgrades; and carbon capture, storage, and utilization. We continue to engage with our shareholders and other stakeholders to understand their priorities, concerns, and insights regarding our climate strategy and goals.

RECYCLING AMBITION AND CIRCULEN

In 2022, we launched our new Circular and Low Carbon Solutions business to support our ambition to produce and market two million metric tons of recycled and renewable-based polymers annually by 2030. We continue to invest in our suite of Circulen products, which support the reduction of plastic waste through the use of recycled content, and are focused on growing sales of Circulen products globally and across our business segments.

In furtherance of this goal, we announced plans to form joint ventures to build and operate plastics recycling plants in China and India, expected to come online in 2023 and 2024, respectively. The recycled products produced by these joint ventures will be marketed through our Circulen Recover product portfolio to help meet increasing global demand for sustainable solutions. We also formed a joint venture, Source One Plastics, to build an energy efficient, advanced plastic waste sorting and recycling facility in Germany. The Source One Plastics facility will provide feedstock to our new advanced recycling plant in Wesseling, Germany, which will convert pre-treated plastic waste into feedstock for new plastic production using our proprietary MoReTec technology. In addition, we are exploring a collaboration with Cyclyx International and ExxonMobil to advance development of a first-of-its-kind plastic waste sorting and processing facility in the Houston area. The new facility would address a critical missing link in the plastic waste supply chain by connecting community recycling programs to new and more advanced recycling technologies that have the potential to take a much wider variety of plastic materials. In 2023, we are continuing to explore additional joint venture opportunities and collaborative endeavors.

SUSTAINABLE SUPPLY CHAIN

LyondellBasell has been awarded a Gold Medal for our 2022 Sustainability Rating from EcoVadis, a recognized global provider of corporate social responsibility and sustainability assessments. This award places us in the top nine percent of companies globally in our industry rated by EcoVadis for their overall sustainability performance. As part of our sustainable procurement program in 2022, we engaged EcoVadis to assess the sustainability performance of almost 700 LYB suppliers, driving a 10-point improvement in the Sustainable Procurement pillar of our Sustainability Rating. We also updated our Supplier Code of Conduct and sustainability clauses in our Purchasing General Terms & Conditions to enhance ESG practices throughout our supply chain.

We are a member of Together for Sustainability (TfS), a global network of chemical companies focused on assessing, auditing and improving sustainability practices within their global supply chains. In 2022, we collaborated with other industry leaders to develop a global standard for product carbon footprint (PCF) calculation, which will allow chemical companies to calculate scope 3 greenhouse gas emissions across their supply chains and track performance against TfS's PCF guideline. We are also part of a TfS pilot program to implement a standard PCF data collection and sharing platform.

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BOARD OVERSIGHT OF RISK AND ESG

Board Oversight of Risk

While the Company’s CEO is responsible for assessing and managing the Company’s day-to-day risks and related control systems, the Board has broad oversight of the Company’s risk profile and risk management. In this oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are functioning and that necessary steps are taken to foster a culture of risk-adjusted decision-making throughout the organization. These processes and structures include the Company’s Enterprise Risk Management (ERM) organization, Code of Conduct and related compliance program, internal controls function and disclosure committee meetings and controls, and a robust internal audit function. The Company believes that this division of responsibilities achieves sound risk management and that the Board’s involvement ensures effective oversight.

The primary means by which our Board oversees the Company’s short-, intermediate-, and long-term risks is through regular communication with management. At each Board meeting, members of management are asked to report to the Board and, when appropriate, specific committees. These presentations provide members of the Board with direct communication with management and the information necessary for a full understanding of the Company’s risk profile, including information regarding the Company’s specific risk environment, climate scenarios, exposures potentially affecting our operations, and the Company’s plans to address such risks. In addition to providing general updates on the Company’s operational and financial condition, members of management report to the Board about the Company’s outlook, forecasts, and any impediments to meeting them or to successfully pursuing the Company’s strategies more generally. In carrying out its oversight responsibility, the Board has delegated to individual Board committees certain elements of its oversight function, as described in the graphic below.

Board Oversight of ESG

Our Board leads our commitment to sustainability and maintains oversight of the Company’s environmental, social and governance (“ESG”) profile. Management reports on key sustainability topics and initiatives at each regularly scheduled Board meeting, and directors participate in a deep dive on sustainability strategy and actions at least annually. During the Board’s annual strategy meeting in July 2022, the Board focused on the Company’s strategy, progress, and programs related to its goals on climate and the circular economy. The Board’s Committees provide guidance regarding specific ESG issues in accordance with their charters and responsibilities, as also described below.

SPOTLIGHT ON DEI	SPOTLIGHT ON CYBERSECURITY

Our Board recognizes the importance of diversity at all levels of our organization, and provides oversight of our DEI strategy, initiatives, and progress. To improve transparency, we track our progress on our DEI goals and share updates with our Board and management regularly to increase visibility and improve outcomes.

In 2022, the Board reviewed succession planning, talent development and progress towards DEI goals at two of its regularly-scheduled meetings. In addition, the Board conducted a deep dive on DEI as part of its annual strategy session, reviewing details on initiatives to accelerate the attraction and development of diverse talent, close experience gaps, advance high potential and diverse leaders, and identify weaknesses in the talent pipeline.

DEI remained one of the six primary goal areas for our human resources department in 2022, and our EVP of People and Culture updated the C&TD Committee on progress at each regularly scheduled meeting.

We recognize the risk posed by global cybersecurity threats, and our Board is regularly updated on emerging risks and maintains oversight of the Company’s cybersecurity program implemented to address them.

In 2022, the Board conducted a deep dive of specific cybersecurity and process control topics at its September meeting, and the Audit Committee reviewed updates to the Company’s cybersecurity dashboard, which summarizes key security metrics and activities, at two of its regularly-scheduled meetings.

In response to cybersecurity concerns, the Company is developing solutions to mitigate the impact of third-party fraudulent cyber activity, including public facing portals for potential and current partners with capability to report suspected phishing.

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Board Oversight of Risk and ESG

Numerous functions, including those listed above, support our ESG activities and coordinate with our Chief Sustainability Officer to oversee our sustainability strategy, ambitions, and reporting. The role of management and the Enterprise Risk Management function is further described below.

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Management Oversight of ESG

At the management level, our CEO oversees the Company’s ESG profile through regular reporting and discussion on key topics and initiatives among members of his Executive Committee, comprised of senior executives that lead LyondellBasell’s businesses and functions. ESG matters impact, and are impacted by, all of our operations, with each function playing a role in identifying relevant opportunities, managing associated risks, and contributing to our overall sustainability program.

The Executive Committee includes, among others, our Executive Vice President, Sustainability and Corporate Affairs, with responsibility for sustainability strategy and ESG reporting, our Executive Vice President, Circular and Low Carbon Solutions, who is building and leading a scalable, circular and low-carbon solutions business, and our Executive Vice President, People and Culture, who is responsible for the Company’s vision and culture to enhance the employee experience, talent management, employee relations, reward and compensation, and diversity, equity and inclusion. Our Executive Committee meets regularly to review strategies, policies and risks related to sustainability and ESG topics.

In 2022, we promoted our Director, Global Sustainability to the role of Vice President and Chief Sustainability Officer (“CSO”). The CSO is responsible for the management of sustainability programs, strategy, and reporting, and is supported by a global group of dedicated employees. This group collaborates with leaders across the organization, including the members of the Executive Committee and the team that leads our GHG emissions reduction efforts, to bring together the functional expertise and skills needed to achieve our sustainability and ESG objectives.

Enterprise Risk Management Function

The Company has an Enterprise Risk Management (ERM) organization, with a group of employees dedicated to deploying the enterprise-wide risk management framework. The CEO and General Counsel are responsible for overseeing these risk management programs, including assessing risk tolerances, evaluating whether such tolerances are aligned with the Company’s strategic goals, and defining our overall risk profile. Each year, ERM leads a risk workshop with the CEO and his senior leaders to refresh the Company’s risk profile. Together, the participants validate existing enterprise risks (both opportunities and threats), select new and emerging risks to add to the risk register, and ensure risk ownership is assigned to the appropriate executives and the Board and Board committees.

Examples of the Company’s enterprise risks include major health, safety, environment, and security events, cybersecurity, climate change, DEI, and global talent management.

The CEO has delegated to an internal Risk Management Committee the authority to review and approve certain transactions, including hedging strategies, that are in accordance with the Company’s approved risk management policies and procedures. The standing members of the Risk Management Committee include the CEO, the Chief Financial Officer, and the General Counsel. Under the Committee’s oversight, the Company’s Financial Risk Management Group manages foreign exchange, interest rate, and other financial risks across the Company’s global operations. Through a variety of policies and procedures, senior management and their leadership teams identify, monitor, mitigate, and report on risks and develop risk management plans aligned with the Company’s enterprise risk management framework.

The results of the risk management processes and updates on material risks are reported to the Board and its committees on a regular basis. The Audit Committee is responsible for ensuring that an effective risk assessment process is in place, and reports are made to the Audit Committee in accordance with NYSE requirements.

During 2022, members of the Board were surveyed by the Company’s ERM organization regarding their assessment of the Company’s primary risks. In September 2022, the Board and ERM team reviewed the survey results together and identified and evaluated key enterprise risks, including feedstock advantages, safety incidents, cybersecurity and global talent development.

The direct line of communication between the Board and members of management facilitated at Board meetings and through these workshops allows the Board to further evaluate and assess the management of the Company’s day-to-day risks.

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BOARD AND COMMITTEE INFORMATION

This section provides board and committee membership information as of the date of this proxy statement. For more information about our 2023 director nominees and committee membership following the 2023 Annual General Meeting, including Ms. Griffin’s proposed committee appointments, see “Item 1 Election of Directors” on page 10.

The Board currently has six standing committees, each consisting entirely of independent directors:

❙

Audit Committee

❙

C&TD Committee

❙

Nominating and Governance Committee

❙

HSE&S Committee

❙

Finance Committee

❙

Executive Committee

Our C&TD Committee, Nominating and Governance Committee, and HSE&S Committee meet in connection with each regularly scheduled Board meeting (other than the Board’s strategy session held in July) and hold additional meetings as needed, while other committees meet independently as the matters under their respective responsibilities require. Committees regularly receive reports from LyondellBasell management, report on committee actions to the Board, and may retain outside advisors.

In 2022, the Board held six regularly scheduled meetings. Our directors’ average attendance rate at Board and committee meetings was 98%, and each of our directors attended at least 90% of the meetings of the Board and committees of which he or she was a member. Our Chair is a member of the Nominating and Governance Committee, Finance Committee and Executive Committee and regularly attends meetings of the Audit Committee and the C&TD Committee. Although the Company does not maintain a policy regarding directors’ attendance at its general meetings of shareholders, both our Chair and CEO attend the Company’s annual general meeting each year and will attend the 2023 annual general meeting (the “Annual Meeting”).

The table below provides membership and meeting information for each of the Board’s standing committees as of the date of this proxy statement. During 2022, the Board also formed a special committee to review our Company’s strategy with Mr. Vanacker, including the organizational and leadership changes implemented in October 2022. This committee was chaired by Mr. Aigrain and comprised five independent directors and Mr. Vanacker and met four times in 2022.

Name	Audit	Compensation & Talent Development	Nominating & Governance	HSE&S	Finance	Executive
Jacques Aigrain
Lincoln Benet
Jagjeet Bindra(1)
Robin Buchanan
Tony Chase
Nance Dicciani(1)
Bob Dudley
Claire Farley
Michael Hanley
Virginia Kamsky
Albert Manifold
Peter Vanacker
2022 MEETINGS	5	6	4	5	5	0(2)

 Chair     Member

(1)

Mr. Bindra and Ms. Dicciani have reached our mandatory retirement age and are not standing for re-election to the Board.

(2)

The Executive Committee meets on an as-needed basis to discuss coordination among the Board and its committees, collaborate on meeting agendas, and discuss ad-hoc issues. The Committee did not hold any meetings in 2022.

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Each of our committees has a written charter, approved by the Board. The charters can be found on our website at www.LyondellBasell.com by clicking on “Investors,” then “Corporate Governance,” then “Board of Directors.” Each committee annually reviews and recommends any changes to its charter and conducts an evaluation of committee performance with respect to delegated duties and responsibilities.

AUDIT COMMITTEE
CHAIR: MICHAEL HANLEY* MEMBERS: JAGJEET BINDRA TONY CHASE* CLAIRE FARLEY * AUDIT COMMITTEE FINANCIAL EXPERTS INDEPENDENCE: ALL MEMBERS

The Audit Committee is responsible for overseeing all matters relating to our financial statements and reporting, our internal audit function and independent auditors, and our compliance function. Listed below are the general responsibilities of the Audit Committee.

❙

Independent Auditor — Engage external auditor, review performance, and approve compensation; review independence and establish policies relating to the hiring of auditor employees; and pre-approve audit and non-audit services;

❙

Internal Audit — Review plans, staffing, and activities of the internal audit function and its effectiveness;

❙

Financial Statements — Review financial statements and earnings releases; discuss and review accounting policies and practices and external auditor reviews; and discuss and review the effectiveness of internal controls;

❙

Risk Management — Monitor the Company’s major financial and other risk exposures, including oversight of the Company’s policies and guidelines with respect to risk assessment and management, information technology and cybersecurity risks; and

❙

Compliance — Review plans, staffing, and activities of the compliance function and its effectiveness; establish and review procedures for complaints, including anonymous complaints regarding accounting, controls, and auditing; and review the Company’s Code of Conduct and system for monitoring compliance therewith.

Our Board has determined that all Audit Committee members are independent under the NYSE listing standards, our categorical independence standards, and the heightened independence requirements applicable to audit committee members under Securities and Exchange Commission (“SEC”) rules. Our Board has also determined that all Audit Committee members are financially literate in accordance with the NYSE listing standards and that Mr. Hanley and Mr. Chase qualify as audit committee financial experts under SEC rules.

COMPENSATION AND TALENT DEVELOPMENT (“C&TD”) COMMITTEE
CHAIR: NANCE DICCIANI MEMBERS: TONY CHASE MICHAEL HANLEY VIRGINIA KAMSKY ALBERT MANIFOLD INDEPENDENCE: ALL MEMBERS

The C&TD Committee is responsible for overseeing our executive compensation, talent management and diversity, equity and inclusion (DEI) programs and developing the Company’s compensation philosophy.

In fulfilling its responsibility for the oversight of compensation matters, the C&TD Committee may delegate authority for day-to-day administration and interpretation of the Company’s compensation plans to Company employees, including responsibility for the selection of participants, determination of award levels within plan parameters, and approval of award documents. The C&TD Committee may not, however, delegate authority for matters affecting the compensation and benefits of the Company’s executive officers. The C&TD Committee’s responsibilities include the following:

❙

Executive Compensation — Approve the compensation and benefits of executive officers; review executive compensation practices to ensure consistency with corporate objectives; review and approve CEO goals and objectives and evaluate CEO performance; and make recommendations to the Board regarding CEO and other executive officer compensation;

❙

Company Compensation and Benefits — Review the Company’s compensation philosophy, programs, and practices; review and approve pension and benefit arrangements as well as funding of pension and benefit plans; review pay equity for the Company; and make recommendations to the Board on these subjects; and

❙

Talent Management — Review the Company’s organizational leadership structure and oversee leadership development, talent management, DEI initiatives, and succession and continuity planning for the CEO and other executive officers.

Our Board has determined that all C&TD Committee members are independent under the NYSE listing standards, our categorical independence standards, and other independence requirements applicable to compensation committee members under NYSE rules.

Compensation Committee Interlocks and Insider Participation — No member of the C&TD Committee serves or has served as an officer or employee of the Company or any of our subsidiaries and, during 2022, no executive officer served on the compensation committee or board of any entity that employed any member of our C&TD Committee or Board.

For additional information on the C&TD Committee, including information regarding compensation consultants engaged during 2022, see the “Compensation Discussion and Analysis” beginning on page 43.

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NOMINATING AND GOVERNANCE COMMITTEE
CHAIR: CLAIRE FARLEY MEMBERS: JACQUES AIGRAIN LINCOLN BENET ROBIN BUCHANAN INDEPENDENCE: ALL MEMBERS

The Nominating and Governance Committee is primarily responsible for identifying nominees for election to the Board and overseeing matters regarding corporate governance.

To fulfill those duties, the Nominating and Governance Committee has the responsibilities summarized below:

❙

Directors and Director Nominees — Identify and recommend candidates for membership on the Board and recommend committee memberships;

❙

Director Compensation — Evaluate and recommend director compensation;

❙

ESG & Corporate Governance — Review the Company’s ESG profile and make necessary recommendations; review and propose modifications to the Company’s corporate governance documents and policies; review ESG strategy and ratings; and review and comment on shareholder proposals; and

❙

Administrative — Coordinate evaluations by committees and the full Board.

HEALTH, SAFETY, ENVIRONMENTAL AND SUSTAINABILITY (“HSE&S”) COMMITTEE
CHAIR: JAGJEET BINDRA MEMBERS: ROBIN BUCHANAN BOB DUDLEY VIRGINIA KAMSKY ALBERT MANIFOLD INDEPENDENCE: ALL MEMBERS

The HSE&S Committee assists the Board in its oversight responsibilities by assessing the effectiveness of health, safety, environmental, and sustainability programs and initiatives that support Company policies.

The specific responsibilities of the HSE&S Committee are summarized below:

❙

HSE — Review and monitor the Company’s health, safety, and environmental policies and performance results, including processes to ensure compliance with applicable laws and regulations; review with management environment, health, safety, and product stewardship issues that can have a material impact on the Company; and review the status of related policies, programs, and practices;

❙

Sustainability — Provide oversight of the Company’s sustainability programs, initiatives, and activities; review with management relevant sustainability risks and trends; and monitor the Company’s progress on sustainability targets, ambitions, and reporting; and

❙

Audit — Review and approve the scope of the Company’s health, safety, and environmental audit program; regularly monitor audit program results; and review and approve the annual budget for the health, safety, and environmental audit program.

FINANCE COMMITTEE
CHAIR: LINCOLN BENET MEMBERS: JACQUES AIGRAIN NANCE DICCIANI BOB DUDLEY INDEPENDENCE: ALL MEMBERS

The Finance Committee is responsible for monitoring and assessing such matters as the Company’s capital structure and allocation, strategic transactions, debt portfolio, and tax and derivative strategies.

In fulfilling its duties, the Finance Committee has the responsibilities summarized below:

❙

Strategy — Review analyses and provide guidance and advice regarding acquisitions and divestments and discuss and review the Company’s tax strategies, planning, and related structures;

❙

Capital — Review the Company’s capital structure and capital allocation, including organic and inorganic investments; review and discuss the Company’s dividend policy; and review and discuss share repurchase activities and plans; and

❙

Securities and Financing — Review and discuss the Company’s debt portfolio, credit facilities, compliance with financial covenants, commodity, interest rate, and currency derivative strategies, and proposed securities offerings.

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EXECUTIVE COMMITTEE
CHAIR: JACQUES AIGRAIN MEMBERS: LINCOLN BENET JAGJEET BINDRA NANCE DICCIANI CLAIRE FARLEY MICHAEL HANLEY INDEPENDENCE: ALL MEMBERS

The Executive Committee consists of the Board Chair and chairs of each of the other Board committees. The role of the Executive Committee is to facilitate and improve communication and coordination among members of the Board and its committees. It does so by, among other things, collaborating on agenda setting and discussing ad-hoc issues.

OTHER GOVERNANCE MATTERS

Retirement Policy and Term Limits

Our Corporate Governance Guidelines and Rules for the Board of Directors provide that directors will not be re-nominated for election to the Board after they reach the age of 75. While the Board does not believe there is a specific age after which directors should no longer serve on boards, it does believe mandatory retirement ages are useful for promoting board refreshment; no waivers or exceptions to the rules have been granted and, since 2019, the Board has nominated four new directors to fill vacancies created by director retirements after reaching our mandatory retirement age.

The Board has not adopted term limits for its members. The Nominating and Governance Committee and the full Board regularly discuss board succession and refreshment and strive to maintain a balance of directors with varying lengths of service and ages. While the Board recognizes that term limits could assist in this regard, they may have the unintended consequence of causing the Board and the Company to lose the contribution of directors who over time have developed enhanced knowledge and valuable insight into the Company and its operations. The Board believes that the mandatory retirement age and an annual evaluation process for deciding whether to re-nominate individuals for election are currently more effective means of ensuring board refreshment and renewal, while also allowing for continuity of service.

Code of Conduct

In addition to a Code of Conduct for all employees and directors, the Company has a Financial Code of Ethics specifically for our CEO, CFO, CAO and persons performing similar functions. Our Code of Conduct covers a wide range of important topics including fair and accurate business dealings, corruption, health and safety, discrimination, and environmental protection. Copies of these codes can be found on our website at www.LyondellBasell.com by clicking on “Investors,” then “Corporate Governance.” Any waivers of the codes must be approved, in advance, by our Board, and any amendments to or waivers from the codes that apply to our executive officers and directors will be posted on the “Corporate Governance” section of our website.

We expect all employees to report possible violations or concerns regarding our Code of Conduct. We offer an independent whistleblower helpline and website, EthicsPoint, that enables employees and other stakeholders to report complaints anonymously. Our Chief Compliance Officer, who has a direct reporting line to the Audit Committee, provides regular reports to the Audit Committee on compliance with the Company’s Code of Conduct, related training programs, and complaints received and investigated by the compliance function.

Public Policy & Political Engagement

We believe active participation in the political process is essential to our long-term success. LyondellBasell advances our public policy agenda through direct lobbying, involvement in various trade associations, and the LyondellBasell Political Action Committee (LYB PAC). Transparency and accountability are embedded into our public policy, political spending and lobbying actions. The Company maintains policies and procedures consistent with our Code of Conduct that support continued compliance with applicable political laws and regulations. Our engagement, including public policy advocacy directly and through trade associations, is subject to oversight by our senior management and CEO. In addition, the LYB PAC Board is responsible for the management of all LYB PAC activities, including the approval of all LYB PAC distributions.

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LyondellBasell does not make direct political contributions to political parties or candidates using company resources (including monetary and in-kind services), even where permitted by law. All political contributions are made solely through the LYB PAC, which is funded and managed voluntarily by employees. All financial contributions strictly adhere to federal and state laws regarding contribution limits on amount and source, criteria and reporting requirements. We refrain from making political contributions in any country other than the United States. All political contributions are made without regard to the personal political affiliations or views of any individual employee at any level across the organization.

Our advocacy activities are directed toward advancing LyondellBasell business interests, to foster the protection and advancement of strong petrochemical and refining industries and not the personal political preferences of our executives or employees. LyondellBasell’s strategy is grounded in safe and reliable operation of all assets. Contributions are based upon advancing our business goals in a broad range of public policies, including, but not limited to: promoting a stable and predictable regulatory framework for our operations; fair and equitable tax policies that promote economic investment, job creation and global competitiveness; improving energy efficiency and sustainability programs, policies and activities; advancing innovation and technology in manufacturing, recycling and infrastructure; improving work development programs to meet the needs of industry; and are consistent with the Company’s public policies on sustainability, advancing a circular economy and addressing climate change. Moreover, LyondellBasell policy prohibits directors and employees from using company resources for personal political causes or candidates, and specifies that LyondellBasell will not directly or indirectly reimburse any personal political contributions or expenses.

LyondellBasell has an established practice to determine which public policy issues are important to the Company. This process includes soliciting input from relevant business and functional departments. Key issues are discussed and prioritized by members of senior management.

In all of the Company’s advocacy activities, we are committed to corporate responsibility, compliance and transparency. The Company discloses its U.S. federal, state and local lobbying activity and expenditures as required by law. More information, including our statement of Principles for Public Policy for Sustainability, is available on our website at www.LyondellBasell.com by clicking “Sustainability,” then “Public Policy & Political Engagement.”

Dutch Corporate Governance Code

As a Dutch incorporated entity, we are subject to the Dutch Corporate Governance Code. The Code, most recently amended in 2022 and a copy of which can be found at www.mccg.nl/english, is a statement of principles and best practices for Dutch companies with an emphasis on integrity, transparency, and accountability as the primary means of achieving good governance. The Code’s compliance principle is “comply-or-explain,” which permits a Dutch company to comply with the best practices outlined in the Code or explain why the company has chosen to apply different practices.

The principles and practices prescribed by the Code are largely consistent with NYSE and SEC requirements and best practices for U.S. companies. In our Dutch Annual Report, which accompanies our 2022 Dutch Annual Accounts and can be found on our website at www.LyondellBasell.com by clicking “Investors,” then “Company Reports,” we disclose those instances where we have chosen to apply practices that differ from the Code. In general, these instances arise from our decision to apply practices that are more common or appropriate for NYSE traded companies than those called for by the Code. For example, although the Board’s categorical standards for director independence incorporate the standards of both the Code and the NYSE, our Board has chosen to apply the standards of the NYSE where the two conflict, including with respect to the independence classification of directors nominated by Access Industries, a greater than 10% shareholder. Our Board believes that application of the NYSE independence standards is more appropriate for LyondellBasell, which is listed only on the NYSE and not on any exchange in the Netherlands. Our Board further believes that the service of Access nominees on the Company’s key independent committees provides those committees with shareholder perspective and the significant skills, experience, and qualifications of these directors, to the benefit of the Board, the Company, and our stakeholders more generally.

Related Party Transactions

We have adopted a written Related Party Transaction Approval Policy, which requires the disinterested members of the Audit Committee to review and approve certain transactions that we may enter into with related parties, including members of the Board, executive officers, and certain shareholders. The policy applies to any transaction:

❙

in the ordinary course of business with an aggregate value of $25 million or more;

❙

not in the ordinary course of business, regardless of value; or

❙

with a value of $120,000 or more and in which an executive officer or non-executive director has a direct or indirect material interest.

Related party relationships are identified and disclosed on an ongoing basis, as well as through responses to annual questionnaires completed by all directors, director nominees, and executive officers.

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The Audit Committee reviews all the relevant facts of each related party transaction, including the nature of the related person’s interest in the transaction, and determines whether to approve the transaction by considering, among other factors, (i) whether the terms of the transaction are fair to the Company and on the same basis as those which could be obtained from non-related parties, (ii) the business reasons for the Company to enter into the transaction, (iii) whether the related party transaction would impair the independence of any independent Board member, and (iv) whether the transaction would present an improper conflict of interest for any director or executive officer of the Company. No director votes on approval or, unless requested by the Audit Committee, participates in the discussion of a related party transaction in which he or she has an interest. The Audit Committee also conducts an annual review of all transactions with related parties, including those that do not meet the thresholds for related party transactions described above.

The following is a description of related party transactions in existence since the beginning of fiscal year 2022.

ACCESS INDUSTRIES

In 2010, we entered into certain agreements with affiliates of Access Industries, including a registration rights agreement, which obligates us to register and bear the costs for the resale of equity securities owned by Access Industries or its affiliates, and a nomination agreement. Pursuant to the nomination agreement, Access Industries has the right to nominate individuals for appointment to the Board if certain ownership thresholds are met. Access Industries currently owns more than 18% of our outstanding shares and has nominated Mr. Benet, Mr. Buchanan, and Ms. Kamsky pursuant to the nomination agreement. The Company entered into these agreements with Access Industries before it became publicly traded and the Related Party Transaction Approval Policy was adopted. Amendments to the nomination agreement are approved by disinterested directors.

CALPINE CORPORATION

Calpine Corporation, the owner and operator of power plants across the United States and Canada, supplies power and steam to the Company’s Houston refinery and is owned by a group of investors, including a minority investment by Access Industries. The Audit Committee has approved, most recently in October 2020, the Company’s contracts with Calpine, which were determined to be on terms fair to the Company and more advantageous than those offered by other parties. In 2022, the Company purchased approximately $140 million of power, steam, and water from Calpine and sold approximately $37 million of excess gas and raw water to Calpine.

PLASTO-CARGAL GROUP

From time to time, the Company’s Advanced Polymer Solutions segment sells certain additives to Plasto-Cargal Group, a manufacturer of plastic container and film products, in which Access Industries holds an indirect minority investment. Sales are conducted in the ordinary course and no approval is required under the Company’s Related Party Transaction Approval Policy; however, the Audit Committee has reviewed and approved the continuation of such transactions, which totaled less than $0.5 million for 2022.

OTHER TRANSACTIONS & RELATIONSHIPS

The Board was also made aware of, and considered the fairness of, certain transactions and relationships between the Company and other organizations where our directors and director nominees have relationships. These transactions and relationships were also considered in evaluating the independence of our directors and director nominees.

In particular, Messrs. Bindra, Buchanan and Chase and Ms. Dicciani and Ms. Kamsky each served as directors or advisors of companies with which LyondellBasell had commercial transactions in 2022. Each of these transactions was entered into on an arm’s-length basis in the ordinary course of business, and no director initiated or participated in negotiation of the relevant purchases or sales or had any material interest in, or received any compensation in connection with, these transactions. In each case, the payments made or received by LyondellBasell fell below the greater of $1 million or 2% of the other company’s annual gross revenue.

Indemnification

We indemnify members of our Board to the fullest extent permitted by law so they will be free from undue concern about personal liability in connection with their service to the Company. Our Articles of Association establish this indemnification right, and we have also entered into agreements with each of our directors contractually obligating us to indemnify them.

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DIRECTOR COMPENSATION

Our Nominating and Governance Committee reviews director compensation on an annual basis and recommends any changes in compensation determined advisable. The Board seeks to award compensation that fairly compensates directors for the work required by membership on our Board and aligns director interests with those of our shareholders. The Nominating and Governance Committee periodically receives advice from Pearl Meyer & Partners, LLC (“Pearl Meyer”), the Board’s independent compensation consultant, on director compensation practices and gives consideration to the qualifications and caliber of the Company’s directors and significant commitment required for service on our Board, including the additional time and effort required by overseas travel for many of our Board meetings.

Following its annual review in November 2022, the Nominating and Governance Committee recommended no changes to director compensation and approved the continuation of the existing director compensation policy as further described below. No increases to director pay have been approved since 2014, apart from an increase in the annual retainer for the Board Chair in connection with the election of Mr. Aigrain to the role in 2018 and the expansion of Chair duties and time commitment and travel required for the role.

Excluding Chair, 9 years with no director pay increase

Our non-executive directors receive cash compensation and equity compensation, in the form of restricted stock units (“RSUs”), for their service on the Board and its committees. Members of the Board have the option to elect to receive all or a portion of the cash component of their compensation in Company shares. Our CEO does not receive any additional compensation for his service as a director.

Compensation
Board Retainer	Cash	$115,000 ($325,000 for Chair)
	RSUs	Valued at $170,000 ($325,000 for Chair)
Committee Retainers	Members	$10,000 ($15,000 for Audit Committee)
(excluding Executive Committee)	Chairs	$20,000 ($27,500 for Audit and C&TD Committee Chairs)

In addition to the retainers shown above, we provide members of the Board with a cash payment of $5,000 for each intercontinental trip taken in performing board service.

Share Ownership Guidelines

Members of our Board are subject to Share Ownership Guidelines. Under the Share Ownership Guidelines, non-executive directors are prohibited from selling any shares of the Company until they own shares that are valued at no less than six times their annual cash retainer for Board service, or $690,000 for all directors other than our Chair, whose ownership requirement is $1,950,000. Under the guidelines, only shares beneficially owned and RSUs (net of the anticipated tax obligation on vesting, estimated for these purposes at 50%) count towards meeting the ownership thresholds. Once a director has reached his or her required ownership level, he or she may not sell shares that would bring ownership below the threshold level.

Prohibition on Hedging and Pledging Shares

Pursuant to our Policy Prohibiting Insider Trading, directors are prohibited from purchasing, selling, or writing options on the Company’s shares, engaging in short sales, participating in other derivative or short-term purchase or sale transactions, or otherwise engaging in transactions that would enable them to hedge against any decrease in our share price. Directors are also prohibited from pledging Company shares as collateral for personal loans or other obligations, including holding shares in a brokerage margin account. These restrictions extend to directors’ immediate family members and certain related entities and are intended to keep the interests of our directors aligned with the long-term interests of the Company and our shareholders.

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DIRECTOR COMPENSATION IN 2022

Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Jacques Aigrain	345,945	334,166	15,000	695,111
Lincoln Benet	145,397	174,832	5,000	325,229
Jagjeet Bindra(1)	150,411	174,832	23,600	348,843
Robin Buchanan	135,370	174,832	—	310,202
Tony Chase	70,192	247,905	11,100	329,197
Stephen Cooper(2)	—	52,823	3,600	56,423
Nance Dicciani(1)	—	332,465	3,600	336,065
Bob Dudley	135,370	174,832	20,000	330,202
Claire Farley	150,151	174,832	18,600	343,583
Michael Hanley	152,918	174,832	13,600	341,350
Virginia Kamsky	40,500	227,640	7,500	275,640
Albert Manifold	137,118	174,832	5,000	316,950
(1)

Mr. Bindra and Ms. Dicciani have reached our mandatory retirement age and are not standing for re-election to the Board at the Annual Meeting.

(2)

Mr. Cooper retired from the Board on May 27, 2022.

(3)

Includes retainers for services earned or paid through December 31, 2022. Mr. Cooper and Ms. Dicciani each elected to receive all of the cash component of their 2022 compensation in the form of shares of our common stock. Mr. Chase and Ms. Kamsky each elected to receive 50% of the cash component of their 2022 compensation in the form of shares of our common stock.

(4)

Represents annual grants of RSUs for all directors (other than Mr. Cooper) and shares of stock issued in lieu of cash compensation for Mr. Chase, Mr. Cooper, Ms. Dicciani and Ms. Kamsky.

The annual grants of RSUs are made in conjunction with the Board’s regularly scheduled meeting in May of each year. The terms of the RSUs provide for vesting one year from the date of grant and for cash dividend equivalent payments when dividends are paid on the Company’s shares. In 2022, the annual grant for each continuing director, other than Mr. Aigrain, was 1,568 units. Mr. Aigrain received 2,997 units, and Ms. Kamsky received 1,564 units upon her election to the Board. These awards are the only stock awards outstanding at 2022 fiscal year-end for the non-executive directors. In accordance with FASB Topic ASC 718, Compensation — Stock Compensation (“ASC 718”), the grant date fair value of the awards is the number of units granted times the fair market value of our shares on that date. See Note 15 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2022 for a description of accounting for equity-based compensation.

The shares received in lieu of cash compensation are issued at the same time quarterly cash payments for retainers and travel fees are otherwise made. The number of shares issued is based on the average of the closing price of the Company’s shares over the quarter in which the compensation was earned. The shares issued in lieu of cash compensation in 2022 were as follows: Mr. Chase — 853 shares; Mr. Cooper — 549 shares; Ms. Dicciani — 1,839 shares; Ms. Kamsky — 556 shares.

(5)

Includes $5,000 for each intercontinental trip taken for work performed for the Company, other than for Mr. Cooper and Ms. Dicciani, each of whom received shares as compensation for their travel fees, and Mr. Chase and Ms. Kamsky, who elected to receive part of their travel fees in shares. Also includes benefits in kind related to tax preparation and advice related to the directors’ UK tax returns, payments and circumstances. The Company provides these services, through a third party, to members of our Board because of our unique incorporation and tax domicile situation.

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ITEM 2 DISCHARGE OF DIRECTORS FROM LIABILITY

The Board recommends that you vote FOR the discharge of our directors from liability for the performance of their duties in 2022.

Under Dutch law, shareholders may discharge the Company’s Board of Directors from liability in connection with the exercise of duties during the most recently completed fiscal year. The discharge does not affect any potential liability under the laws of The Netherlands relating to liability upon bankruptcy and does not extend to matters that have not been disclosed to shareholders. It is proposed that shareholders resolve to discharge the Company’s executive and non-executive directors in office in 2022 from liability in connection with the exercise of their respective duties during the year.

ITEM 3 ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS

The Board recommends that you vote FOR the adoption of our 2022 Dutch statutory annual accounts.

At the Annual Meeting, you will be asked to adopt our Dutch statutory annual accounts for the year ended December 31, 2022, as required under Dutch law and our Articles of Association. Our Dutch statutory annual accounts are prepared in accordance with international financial reporting standards (“IFRS”) and Dutch law. A copy of the 2022 Dutch statutory annual accounts can be accessed through our website at www.LyondellBasell.com by clicking “Investors,” then “Company Reports,” and may be obtained free of charge by request to our Corporate Secretary at CorporateSecretary@LyondellBasell.com or LyondellBasell Industries, 4th Floor, One Vine Street, London W1J 0AH, United Kingdom, Attention: Corporate Secretary.

The Company paid an aggregate of $9.96 per share in dividends from its 2022 Dutch statutory annual accounts, for a total of approximately $3.3 billion. This includes interim dividends of $1.19 per share paid in each of the second, third and fourth quarters of 2022 and the first quarter of 2023 and a special dividend of $5.20 paid on June 13, 2022.

DISCUSSION OF DIVIDEND POLICY

Pursuant to the Dutch Corporate Governance Code, we provide shareholders with an opportunity to discuss our dividend policy and any major changes in that policy each year at our annual general meeting.

Our dividend policy continues to be to pay a consistent quarterly dividend, with the goal of increasing the dividend over time. Through March 31, 2023, we have paid an aggregate of approximately $21.6 billion in dividends since we began our dividend program in 2011, increasing the dividend payments from $0.10 per share in the second quarter of 2011 to the current rate of $1.19 per share. 2022 marked the Company’s twelfth consecutive year of regular dividend growth. The Company’s strong balance sheet and results of operations support the continuation of this quarterly dividend program. In addition, we paid a special dividend of $5.20 per share on June 13, 2022, returning approximately $1.7 billion to shareholders. The special dividend reflected the Company’s robust cash generation in 2021 and the first quarter of 2022 and our commitment to delivering capital returns to shareholders.

Pursuant to our Articles of Association, the Board has determined the amount, if any, out of our annual profits to be allocated to reserves prior to the payment of dividends. The portion of our annual profits that remains after the reservation is available for dividend payments as approved by shareholders. The determination to pay any dividends will be made after a review of the Company’s expected earnings, the economic environment, financial position, and prospects of the Company, and any other considerations deemed relevant by the Board.

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ITEM 4 APPOINTMENT OF PRICEWATERHOUSECOOPERS ACCOUNTANTS N.V. AS THE AUDITOR OF OUR DUTCH STATUTORY ANNUAL ACCOUNTS

The Board recommends that you vote FOR the appointment of PricewaterhouseCoopers Accountants N.V. (“PwC N.V.”) as the auditor of our 2023 Dutch statutory annual accounts.

The Board has selected PwC N.V. to serve as the auditor of our Dutch statutory annual accounts to be prepared in accordance with IFRS for the year ending December 31, 2023, and, in accordance with our Articles of Association, we are requesting that shareholders appoint PwC N.V. as auditor of such annual accounts. PwC N.V. has acted as the auditor of our Dutch statutory annual accounts since 2010. The Audit Committee also follows SEC rules and PwC policy regarding lead audit partner rotation. During 2021, a new lead audit partner was selected for the Company. Representatives of PwC N.V. will be present at the Annual Meeting either in person or by teleconference and may be questioned by shareholders in relation to PwC N.V.’s report on the fairness of the financial statements.

ITEM 5 RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board recommends that you vote FOR the ratification of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2023.

The Board has selected PwC to serve as our independent registered public accounting firm for the year ending December 31, 2023. PwC has acted as our independent registered public accounting firm since 2010.

The Audit Committee, which annually recommends selection of the Company’s independent accountants, reviews PwC’s performance and independence on an ongoing basis and considers a number of factors in determining whether to re-engage PwC for the following year. The factors considered include, among others:

❙

the quality of the audit conducted and service provided;

❙

the qualifications and performance of the lead audit partner;

❙

the length of time PwC has served in the roles; and

❙

the reasonableness of fees charged.

The Audit Committee also follows SEC rules and PwC policy regarding lead audit partner rotation. During 2021, a new lead audit partner was selected for the Company following meetings between the candidate and the Chair of the Audit Committee and Company management.

The Audit Committee believes the continued retention of PwC as the Company’s independent registered public accounting firm for 2023 is in the best interest of the Company and its stakeholders.

Although shareholder ratification of the selection of PwC is not required, our Board is submitting the selection to shareholders for ratification because we value our shareholders’ views on the Company’s auditors. If our shareholders fail to ratify the selection of PwC, it will be considered as notice to the Board and Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may recommend that the Board select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stakeholders.

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Representatives of PwC are not expected to attend the Annual Meeting; however, representatives of PwC N.V., the auditor of the Company’s Dutch statutory annual accounts, will be present at the Annual Meeting and will have the opportunity to respond to appropriate shareholder questions and make a statement if they desire to do so.

PROFESSIONAL SERVICES FEE INFORMATION

Fees for professional services provided by PwC in each of the last two fiscal years, in each of the following categories, were as follows:

(in millions)	2022	2021
Audit Fees	$11.0	$10.7
Audit-Related Fees	0.9	0.9
Tax Fees	0.9	0.4
All Other Fees	—	—
TOTAL	$12.8	$12.0

Audit fees consist of the aggregate fees and expenses billed or expected to be billed for professional services rendered by PwC for the audit of our consolidated financial statements, the review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by an independent auditor in connection with statutory and regulatory filings or engagements, including comfort letters, statutory audits, attest services, and consents.

Audit-related fees consist of the aggregate fees billed for assurance and related services by PwC that are reasonably related to the performance of its audit or review of the Company’s financial statements and are not reported as audit fees herein. This category includes fees related to audits of benefit plans; agreed-upon or expanded audit procedures relating to accounting records required to respond to or comply with financial, accounting, or regulatory reporting requirements; and consultations as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards, or interpretations by regulatory or standard-setting bodies.

Tax fees consist of international tax compliance and corporate tax consulting.

The Audit Committee has adopted procedures for the approval of PwC’s services and related fees. Each year, the Audit Committee discusses the scope of the audit plan with PwC and all audit and audit-related services, tax services, and other services for the upcoming fiscal year are provided to the Audit Committee for pre-approval. The services, which may be provided in the upcoming twelve-month period, are grouped into significant categories substantially in the format shown above.

The Audit Committee is updated on the status of all PwC services and related fees on a periodic basis or more frequently as matters warrant. In 2022 and 2021, the Audit Committee pre-approved all audit, audit-related, tax and other services performed by PwC.

As set forth in the Audit Committee Report below, the Audit Committee has considered whether the provision of non-audit services by PwC is compatible with maintaining auditor independence and has determined in the affirmative with respect to the services provided in 2022.

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AUDIT COMMITTEE REPORT

The role of the Audit Committee is, among other things, to oversee the Company’s financial reporting process on behalf of the Board, to recommend to the Board whether the Company’s financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”), and to select the Company’s independent auditor for ratification by shareholders. Company management is responsible for the Company’s financial statements as well as for its financial reporting process, accounting principles, and internal controls. The Company’s independent auditor is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2022 with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022. In addition, the Audit Committee has taken the following steps in making its recommendation that the Company’s financial statements be included in the Annual Report:

❙

First, the Audit Committee discussed with PwC those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

❙

Second, the Audit Committee discussed with PwC its independence and received from PwC the written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence. This discussion and disclosure helped the Audit Committee in evaluating such independence. The Audit Committee also considered whether, and concluded that, PwC’s provision of other non-audit services to the Company is compatible with the auditor’s independence.

❙

Third, the Audit Committee met periodically with members of management, including the head of the Company’s internal audit and internal controls functions, and PwC to review and discuss internal control over financial reporting. Further, the Audit Committee reviewed and discussed management’s report on internal control over financial reporting as of December 31, 2022, as well as PwC’s report regarding the effectiveness of internal control over financial reporting.

❙

Finally, the Audit Committee reviewed and discussed with the Company’s management and PwC the Company’s audited financial statements as of and for the year ended December 31, 2022, including the acceptability and appropriateness of the accounting principles applied, the reasonableness of significant judgments, and the clarity of the disclosure.

The Audit Committee also discussed with the head of the Company’s internal audit department and PwC the overall scope and plans of their respective audits. The Audit Committee meets periodically with both the head of the internal audit department and PwC, with and without management present, to discuss the results of their examinations and their respective evaluations of the Company’s internal control over financial reporting.

In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports, and statements presented to them by Company management and by PwC as the Company’s independent registered public accounting firm.

Based on the reviews and discussions explained above (and without other independent verification), the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the Company’s financial statements be included in the Annual Report. The Audit Committee has also approved the selection of PwC as the Company’s independent registered public accounting firm for fiscal year 2023.

The Audit Committee

Michael Hanley, Chair
Jagjeet Bindra
Tony Chase
Claire Farley

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ITEM 6 ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

The Board recommends that you vote FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.

We believe that LyondellBasell’s executive compensation program supports our executive compensation philosophy and goals, drives performance, encourages an appropriate sensitivity to risk, and increases shareholder value. Our philosophy, which is set by the C&TD Committee, is intended to align each executive’s compensation with the Company’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate, and retain high-caliber executives who are crucial to our long-term success.

A significant portion of the total compensation opportunity for each of our executives is directly tied to the Company’s progress against our strategic and operating goals.

We implement our philosophy and achieve our program goals by following certain key principles, including:

❙

positioning total direct compensation and each individual element of executive compensation near the median of our peer group companies, with consideration given to the relative complexity of comparable executive roles;

❙

aligning short-term incentive awards with annual operating, financial, and strategic objectives, while taking into account the realities of a cyclical industry and rewarding differential performance rather than favorable or unfavorable market circumstances; and

❙

rewarding absolute and relative performance over time through long-term equity incentive awards.

RESULTS OF LAST YEAR’S SAY-ON-PAY VOTE

Our executive compensation program received substantial shareholder support and was approved, on an advisory basis, by approximately 97% of votes cast at the 2022 annual general meeting of shareholders. Our C&TD Committee and Board believe this level of approval of our executive compensation program demonstrates our shareholders’ strong support of our compensation philosophy and goals and the decisions made by the C&TD Committee. They also believe the consistently high level of shareholder support for our executive compensation is a result of our C&TD Committee’s commitment to compensating our executives in a manner that ensures a strong link between pay and performance and is reflective of our philosophy and goals, market best practices, and strong shareholder engagement.

PAY FOR PERFORMANCE IN 2022

The C&TD Committee believes that the compensation of our Named Executive Officers for 2022 is reasonable and appropriate, is supported by the Company’s performance, and works to ensure management’s interests align with increasing shareholder value. The Board requests that you consider the structure of our executive compensation program in connection with our 2022 performance, which is more fully discussed in the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement that follows. The CD&A explains how we implement our compensation philosophy and goals and how we apply these principles to our compensation program. For additional information, see the section of this proxy statement titled “Pay Versus Performance” on page 74.

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2023 ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, we are requesting that shareholders vote on an advisory basis to approve the compensation of our Named Executive Officers in 2022, as described in this proxy statement. Shareholders have the opportunity to share their opinion regarding our executive compensation program by voting for or against the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Company’s proxy statement for the 2023 Annual General Meeting of Shareholders, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosure.”

Although the advisory vote is non-binding, the Board values our shareholders’ opinions. The C&TD Committee will review the results of the vote and consider shareholders’ input when considering future decisions regarding our executive compensation programs. If you have concerns relating to our executive compensation programs, we encourage you to contact us. A vote against this proposal will not provide the C&TD Committee with information about shareholders’ specific concerns.

The Company provides for annual say-on-pay votes. This year, in accordance with SEC rules, shareholders will also be given an opportunity to express their views on whether the practice of annual say-on-pay votes should be maintained. For more information, see “Item 7. Advisory Vote on Frequency of Say-on-Pay Vote” on page 77. If our shareholders vote to continue the practice of annual say-on-pay votes, the next say-on-pay vote will occur at our 2024 annual general meeting of shareholders.

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COMPENSATION DISCUSSION AND ANALYSIS

TABLE OF CONTENTS

EXECUTIVE SUMMARY	44
2022 Performance Highlights	44
Key Compensation Practices	45
Say-on-Pay and Shareholder Outreach	45
Noteworthy C&TD Committee Actions Since January 2022	46
WHAT GUIDES OUR PROGRAM	47
Executive Compensation Philosophy	47
Components of Executive Compensation	47
Compensation Mix	48
The Decision-Making Process	48
Competitive Positioning and Our Peer Group	49
2022 EXECUTIVE COMPENSATION DECISIONS IN DETAIL	50
2022 Base Salaries	50
2022 Annual Bonus Payments	50
2022 Long-Term Incentives	55
Payout of One-Time Cash Retention Awards	57
ADDITIONAL INFORMATION CONCERNING EXECUTIVE COMPENSATION	58

This section explains the decisions made concerning the compensation of the Company’s Named Executive Officers (“NEOs”) for fiscal year 2022. It also describes the Company’s compensation philosophy, our executive compensation program, the process our C&TD Committee followed, and the factors the C&TD Committee considered in determining the amount of compensation awarded. Our NEOs for 2022 are Peter Vanacker, the Company’s Chief Executive Officer since May 23, 2022; Ken Lane, the Company’s interim Chief Executive Officer from January 1, 2022 to May 22, 2022; Michael McMurray, the Company’s Chief Financial Officer; and the three other most highly compensated executive officers of the Company in 2022. Their current titles are provided below.

PETER VANACKER	KEN LANE	MICHAEL MCMURRAY	JIM GUILFOYLE	JEFFREY KAPLAN	TORKEL RHENMAN
CEO	EVP – GLOBAL OLEFINS & POLYOLEFIN AND PROCUREMENT	EVP AND CHIEF FINANCIAL OFFICER	SVP – OLEFINS & POLYOLEFINS EAMEI	EVP AND GENERAL COUNSEL	EVP – ADVANCED POLYMER SOLUTIONS

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EXECUTIVE SUMMARY

2022 Performance Highlights

$3.9 B	$6.5 B	$6.1 B	$3.7 B
Net Income	EBITDA ex. Identified Items*	Cash from Operating Activities	Returned to Shareholders
*

See Appendix A for information about our non-GAAP financial measures and a reconciliation of net income to EBITDA, including and excluding identified items. Identified items include adjustments for impairments and refinery exit costs.

In 2022, the Company’s balanced business portfolio, excellent cash generation and robust balance sheet enabled us to navigate challenging market conditions while continuing to provide significant returns for our shareholders. Despite volatility in energy and feedstock prices and softer global demand, our businesses delivered $6.1 billion in cash from operating activities. We also continued our track record of delivering significant returns to shareholders, returning $3.7 billion to our shareholders through dividends and share repurchases, including a $5.20 special dividend paid in June 2022. The special dividend, totaling $1.7 billion, reflected the Company’s record cash generation in 2021 and the first quarter of 2022, and our commitment to delivering capital returns to shareholders.

Climate and Circularity. Our sustainability strategy and goals remain core to the ongoing success of our Company. This past December, we stepped up our climate goals and increased our scope 1 and 2 reduction targets from 30% to 42%. In addition, we established a new goal to reduce scope 3 emissions by 30% by 2030. We also continue to strive towards our goal of procuring at least 50% of our electricity from renewable sources and our goal of producing and marketing two million metric tons of recycled and renewable-based polymers annually by 2030. For 2022, 10% of the payout under our annual executive bonus program is tied directly to the achievement of key milestones supporting our sustainability goals: (1) execution of renewable electricity PPAs, (2) implementation of our CO2 reduction projects, (3) enhancement of our Circulen product sales, and (4) progression of our MoReTec technology.

As of March 2023, LyondellBasell has signed 13 renewable electricity PPAs, which will reduce our scope 2 emissions by more than 1 million metric tons of GHG emissions. Through these agreements, we have achieved 70% of our target to procure at least half of our global electricity from renewable sources by 2030.

Safety. In 2022, our focus on safety was rewarded by a step change in safety performance. Compared to 2021, we reduced our total recordable incident rate (“TRIR”) by 43% to 0.12, a record low for the Company, and we reduced our process safety incident rate (“PSIR”) by 24% to 0.026. 55 of our sites achieved GoalZERO (zero injuries, zero incidents and zero accidents), and 66 sites were injury-free.

Diversity, Equity & Inclusion. In 2022, we built on our 2021 DEI initiatives by adding two new global diverse employee networks to the existing four, launching a leadership program to support diverse employees, and requiring diverse interview panels and DEI training. We track our progress on our DEI goals and share updates with our Board and management regularly to increase visibility and improve outcomes. Through these efforts, we promoted 16% more women in 2022 than in 2021, and increased the number of women in senior leadership globally by 1% to 22%. As of February 2023, women comprise four of the ten members of our Executive Committee, who report directly to our CEO. Together, our CEO and Executive Committee represent six different nationalities.

We continue to work towards our goal of achieving gender parity (approximately 50% women and 50% men) in global senior leadership and increasing the number of underrepresented senior leaders in the U.S. to reflect the general population ratio by 2032, supported by an interim goal of increasing the number of female senior leaders globally and the number of underrepresented senior leaders in the U.S. by 50% by 2027, compared to a 2022 baseline, to at least 30% women and 30% URP. Our progress towards our goals in 2022 was negatively impacted by increased attrition of both women and URP leaders. Despite increased hiring and promotions of URP employees, the number of URP senior leaders in the U.S. decreased by 1% to 18%. We continue to analyze retention issues to understand attrition drivers and to enhance our employee engagement efforts. Other factors impacting our results were the challenging external talent market and the addition of new senior leadership roles due to the Company’s growth initiatives. We recognize that building talent pipelines and transforming culture takes time, and we remain committed to frequently assessing outcomes and developing programs that will advance these goals.

Pay for Performance. The Company paid 2022 annual bonuses at 109% of target, in recognition of our EBITDA results, continued cost discipline, outstanding safety performance and progress on key sustainability milestones. The annual bonus payouts would have been higher if not for the impact of challenging market conditions on EBITDA, which fell slightly short of targets for the year. There was 100% payout under the Company’s PSUs for the three-year performance period ended December 31, 2022 reflecting the fact that the Company’s TSR matched the median TSR of selected peers. The performance metrics under the Company’s annual bonus program and PSUs are further described under “2022 Executive Compensation Decisions in Detail.” Our executives’ annual bonuses, including their individual performance ratings, will continue to reflect safety performance and support for our climate, circularity and DEI initiatives.

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Key Compensation Practices

Our executive compensation practices support our pay for performance philosophy, align our executives’ interests with those of our shareholders, and reflect best governance without encouraging unnecessary risk-taking.

What We Do
Pay for performance. We tie a significant amount of compensation to our financial, business, strategic, and ESG goals.

Emphasize long-term performance. We balance long-term and short-term incentives and use long-term equity incentive awards, including PSUs, RSUs, and stock options, to reward sustained long-term performance.

Double-trigger vesting. We provide for “double-trigger” vesting in connection with any change-in-control event.
Clawbacks. We have adopted strong clawbacks so we can recover performance-based compensation in certain circumstances.

Share ownership guidelines. We restrict our executives’ and directors’ ability to sell shares unless they first meet robust share ownership guidelines. We do not count PSUs or stock options toward compliance with these guidelines.

Independent compensation consultant. We engage an independent consultant to advise on executive compensation matters, and our independent C&TD Committee meets regularly with the consultant in executive session.

Peer group benchmarking. We use appropriate peer groups when establishing compensation.
Annual say-on-pay. We hold an annual say-on-pay advisory vote.
What We Don’t Do
Excise tax gross-ups. We do not provide for excise tax gross-ups in connection with change-in-control events or terminations.
Hedging or pledging. We do not allow our officers and directors to hedge or pledge our stock.
Guaranteed bonuses. We do not pay guaranteed bonuses.
Automatic compensation increases. We do not automatically increase executive base salaries each year or make lock-step changes in compensation based on peer group compensation levels or metrics.
Reprice or exchange underwater options. We do not permit option repricing or the buyout of underwater options without shareholder approval.

Say-on-Pay and Shareholder Outreach

Our executive compensation program has received substantial and consistent shareholder support over the past several years. At the 2022 annual general meeting of shareholders, approximately 97% of votes were cast in favor of our executive compensation program. Our C&TD Committee and Board believe that the consistent high level of support from our shareholders is a result of our commitment to ensuring that our executives are compensated in a manner that provides a strong link between pay and performance.

The C&TD Committee and Board value our shareholders’ insights and are committed to ongoing, regular dialogue with shareholders regarding executive compensation, among other matters. We consider shareholder feedback, evolving business needs, and our desire to maintain a strong link between executive pay and performance when evaluating our compensation program.

Recent Shareholder Support for Say-on-Pay
97% 2020	97% 2021	97% 2022

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Noteworthy C&TD Committee Actions Since January 2022

Our C&TD Committee is responsible for determining the compensation of our executive officers and designing our executive compensation program. The Committee, together with its independent compensation consultant, continually reviews compensation trends and best practices, discusses shareholder and employee feedback on the Company’s compensation programs, and considers the Company’s talent development goals and business needs. Since January 1, 2022, the Committee and the Board of Directors took several noteworthy actions in relation to the Company’s compensation programs:

2022 STI PROGRAM HIGHLIGHTS – SAFETY AND SUSTAINABILITY

For 2022, ESG metrics accounted for 30% of the total payout under the STI program (20% Safety and 10% Sustainability), reflecting the Company’s ongoing commitment to safety, accountability and timely delivery of our climate and circularity goals.

Safety. Our focus on safety was rewarded by a step change in our 2022 safety performance. Compared to 2021, we reduced our total recordable incident rate (“TRIR”) by 43% to 0.12, and we reduced our process safety incident rate (“PSIR”) by 24% to 0.026. 55 of our sites achieved GoalZERO, and 66 sites were injury-free.

Sustainability. Under our sustainability metric, payout is based on the accomplishment of key milestones approved by the C&TD Committee. We believe that the sustainability metric ensures accountability and timely delivery of our climate and circularity goals. For 2022, we focused on four milestones, with target (100%) performance summarized below:

ENHANCEMENTS TO 2023 STI PROGRAM (NEW VALUE CREATION METRIC)

For 2023, the C&TD Committee has approved the addition of a new value creation metric, which will replace the existing fixed cost metric. Payout under the value creation metric will be determined by the achievement of incremental EBITDA targets supporting our previously announced goal of delivering $750 million in recurring annual EBITDA improvement by the end of 2025. For a reconciliation to the nearest GAAP financial measure, see Annex A on page A-2.

Beginning with annual bonuses for 2023, overall STI payout will be weighted as shown below. The Committee believes the new value creation metric aligns executive compensation with the Company’s evolving strategy and vision. While thoughtful capital allocation remains an integral part of our culture, the 2023 incentive plan design emphasizes the Company’s increased focus on capturing value, improving agility and accelerating innovation.

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SENIOR LEADERSHIP TRANSITION

In 2022, the Company successfully executed the CEO and senior leadership transition as a result of the succession planning process that the Board undertook starting in 2021. As part of our leadership transition, the C&TD Committee devoted significant time to our recruiting, selection, talent development and compensation process, including the appointments of Yvonne van der Laan as our EVP of Circular and Low Carbon Solutions, Tracey Campbell as our EVP of Sustainability and Corporate Affairs, and Trisha Conley as our EVP of People and Culture. In 2023, women now comprise four of the ten members of our Executive Committee, who report directly to our CEO, and together, our CEO and Executive Committee represent six different nationalities. Monitoring the Company’s corporate culture and diversity and inclusion efforts is also a key responsibility of our C&TD Committee, which oversees the Company’s human resources strategy. Our strategy includes efforts to hire, retain, and fairly compensate a diverse and representative workforce.

WHAT GUIDES OUR PROGRAM

Executive Compensation Philosophy

Our executive compensation program is designed to:

❙

Take into account the realities of a cyclical, commodity industry and reward differential performance

❙

Align the interests of management with those of our shareholders

❙

Encourage both short-term and long-term results

❙

Attract, retain, and incentivize the highest caliber team possible

❙

Enable us to pay high achievers above-market median compensation based on individual performance, potential, and impact to the Company’s results

❙

Recognize and maintain the Company’s market-leading position in HSE performance, costs, and business performance

❙

Emphasize the Company’s deep commitment to sustainability and increased focus on value creation

Components of Executive Compensation

Our compensation program is structured to incorporate the following compensation components:

Component	Objective	Key Features	Performance-Based
Base Salaries	Provide a regular fixed income in recognition of job responsibilities	Determined when executives are hired or promoted into their position and reviewed annually	Individual performance is a key driver of any annual base salary adjustment. Increases are not guaranteed and must be approved by the C&TD Committee
Short-Term Incentives	Incentivize executives by aligning their compensation with key annual objectives and the results that are achieved

Target value of annual bonus is determined as a percentage of base salary. Executives earn from 0 to 200% of target based on Company results and (for executives other than the CEO) individual performance

Payout is determined by the C&TD Committee based on corporate performance and achievement of individual goals
Long-Term Incentives	Encourage executives to increase shareholder value over the long term and support talent retention

Target value of LTI awards at grant is determined as a percentage of base salary

PSUs – three-year performance period, vest from 0 to 200% of target

RSUs – generally cliff vest after three years

Options – vest ratably over three years; expire ten years from grant; exercise price is fair market value at date of grant

Value of all LTI awards varies in relationship to changes in share price PSUs pay out based on Company performance, as determined by the C&TD Committee

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Compensation Mix

Our executive compensation program emphasizes the alignment of pay with performance and shareholder value creation, and the mix of compensation components for our NEOs is heavily weighted toward performance-based and variable compensation. Our CEO’s compensation package emphasizes performance-based and variable compensation even more than those of the other NEOs to reflect the fact that the CEO’s actions have the greatest influence on the Company’s overall performance. For 2022, the Total Target Direct Compensation (“TTDC”) of our NEOs was as follows:

The Decision-Making Process

The C&TD Committee oversees our executive compensation program, working closely with its independent consultant to ensure the effectiveness of the program throughout the year. Details of the C&TD Committee’s authority and responsibilities are specified in its charter, which can be found on our website at www.LyondellBasell.com by clicking on “Investors,” then “Corporate Governance,” then “Board of Directors.”

Responsible Party	Primary Roles and Responsibilities
C&TD Committee (100% independent directors)
❙

Responsible for determining the compensation of our executive officers (including the NEOs) and designing our executive compensation program

❙

With input from the Committee’s independent compensation consultant, annually conducts a comprehensive analysis and assessment of our executive compensation program, including an evaluation of each component of target compensation for our executive officers, and approves TTDC for the coming year

❙

Approves performance metrics and target performance levels for the Company’s STI program and performance-based equity grants, after receiving input from management and other committees

Other Independent Members of Board of Directors
❙

Non-executive members of the Board, including the Chair, review and provide input on the C&TD Committee’s decisions relating to the compensation of our executive officers

❙

HSE&S Committee provides input regarding the design and payout for annual safety and sustainability performance metrics

Chief Executive Officer
❙

Each year, presents the C&TD Committee with recommendations regarding the compensation of each of the other executive officers (including the other NEOs). These recommendations are based on his assessment of each executive’s performance, the performance of the executive’s business unit or function, benchmark information, and retention risk

❙

Provides input on the overall executive compensation program design

❙

The C&TD Committee reviews CEO recommendations and makes adjustments as it deems appropriate. The CEO does not have any role in the Committee’s determination of his own compensation

Independent Compensation Consultant (Pearl Meyer)
❙

Retained by the C&TD Committee, after assessment of the firm’s independence and determining that the engagement of Pearl Meyer did not raise any conflict of interest or other concerns, to provide advice regarding executive compensation matters

❙

Advises on the design of our executive compensation program and evolving industry practices

❙

Provides market data and analysis regarding the competitiveness of our executive compensation program

❙

Evaluates proposed compensation decisions and program updates.

❙

Attends regularly-scheduled meetings of the C&TD Committee and telephone conferences with members of the Committee or its Chair throughout the year to assist with the review and discussion of executive compensation matters

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Competitive Positioning and Our Peer Group

Annually, the C&TD Committee reviews the TTDC for each of our executive officers, which includes base salaries, target bonuses, and the grant date value of long-term incentive awards. The Committee strives to set our NEOs’ TTDC and each individual component of executive compensation near the median compensation levels of our peer group companies, while considering other factors described below. A large portion of the TTDC opportunity for our NEOs is directly tied to the achievement of financial and operational metrics that measure our performance in both absolute terms and relative to peers.

The Committee reviews publicly available financial and compensation information reported by our peer group companies (described below) and general survey data. The survey data used to inform the Committee’s 2022 compensation decisions was collected from the 2021 Willis Towers Watson Executive Compensation Database. This survey data reflects a combination of general industry and chemical industry compensation for executives with responsibilities similar to those of our executives.

The Committee reviews the peer group and survey data to determine the median compensation for each executive’s position and then sets each executive’s base salary and compensation targets for the current year. This generally involves establishing an annual bonus target and the target value of LTI awards as a percentage of base salary. Median compensation is used as a reference point for pay recommendations. Actual pay and targets vary from median based on the executive’s industry experience; experience and performance in his or her role and at the Company; value of the role to the Company; internal pay parity among our executives; and any other factors the Committee deems relevant.

The compensation peer group is also used more generally when the Committee reviews our compensation program design, including the types of compensation awarded and the terms and conditions of compensation components.

OUR 2022 PEER GROUP

The C&TD Committee conducts an annual review of the Company’s executive compensation peer group to determine if any changes are necessary. In choosing our peers, the Committee involves management and uses research and advice from the Committee’s independent compensation consultant and considers companies that operate in similar industries or are identified as potential competitors for business or talent, with consideration given to company size and comparability of financial, operating and business considerations.

The C&TD Committee believes the 18-company peer group below represents a reasonable balance in terms of industry mix and financial size while providing a robust set of data points for benchmarking executive pay. In September 2021, the Committee reviewed and approved continuing to use of the 2021 peer group for 2022.

2022 COMPENSATION PEER GROUP COMPANIES

3M Company Archer-Daniels-Midland Company Caterpillar Inc. Cummins Inc.	Deere & Company Dow Inc. DuPont de Nemours, Inc. General Dynamics Corporation HF Sinclair Corporation*	Honeywell International Inc. International Paper Company Johnson Controls International Linde plc Marathon Petroleum Corporation	Phillips 66 PPG Industries, Inc. The Sherwin-Williams Company Valero Energy Corporation
*

HollyFrontier Corporation acquired Sinclair Oil in March 2022. Post-acquisition the company changed its name to HF Sinclair Corporation.

The 2022 peer group reported 2022 revenue that ranged from approximately $13.0 billion to $177.5 billion, with a median revenue of approximately $36.8 billion. In comparison, the Company’s 2022 revenue was approximately $50.5 billion. The 2022 peer group was used to develop the market data and benchmarking materials that were provided to the C&TD Committee to assist with the 2022 decision-making process.

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2022 EXECUTIVE COMPENSATION DECISIONS IN DETAIL

The compensation of our executive officers, including our NEOs, is reviewed and approved by the C&TD Committee at the time of each executive’s hiring or promotion and annually during a regularly scheduled meeting held in February. Decisions are made based on the Company’s and each executive’s performance in the prior year, other than with respect to PSU payouts, for which decisions are based on Company performance over a three-year period. February 2022 compensation decisions included the approval of 2022 base salaries; target values, criteria and metrics for the 2022 annual bonuses to be paid in 2023; and 2022 grants of annual long-term incentive awards, including PSUs, RSUs and stock options, as described on pages 55-57. In February 2023, the Committee approved payout of 2022 annual bonuses and the percentage earned for the PSUs granted in 2020 with a performance period that ended December 31, 2022.

2022 Base Salaries

The table below shows the base salaries for our NEOs in 2021 and 2022. Salary changes are generally approved at the C&TD Committee’s February meeting and effective on April 1. The Committee reviews market data and considers internal pay parity when making its decisions. The Committee also considers each executive’s performance during the prior year, any changes in responsibilities, and the executive’s time in role. The 2022 salary increases for Messrs. Guilfoyle and Kaplan, each effective April 1, 2022, represented annual salary adjustments to maintain market competitiveness. Mr. Lane received a salary increase, effective October 1, 2022, in connection with his appointment as EVP, Global Olefins and Polyolefins.

Name	2021 Base	2022 Base	Increase
Peter Vanacker	$—	$1,400,000	—
Ken Lane(1)	$793,100	$870,000	10%
Michael McMurray	$824,000	$824,000	—
Jim Guilfoyle	$700,000	$793,100	13%
Jeffrey Kaplan	$695,000	$716,000	3%
Torkel Rhenman	$793,100	$793,100	—
(1)

From January 1, 2022 to May 22, 2022, Mr. Lane served as interim CEO and his base salary was $1,200,000. From May 22, 2022 to September 30, 2022, his base salary was $793,100. From October 1, 2022 to December 31, 2022, his base salary was $870,000.

2022 Annual Bonus Payments

The Company’s annual bonus program rewards participants for achieving the Company’s annual objectives. Under this short-term incentive, or STI, program, the C&TD Committee establishes metrics and target performance levels and sets a target bonus, determined as a percentage of base salary, for each executive. In 2022, our NEOs’ target bonuses were as follows:

Name	2022 Target Bonus (% of salary)
Peter Vanacker	150%
Ken Lane(1)	95%
Michael McMurray	90%
Jim Guilfoyle	95%
Jeffrey Kaplan	90%
Torkel Rhenman	95%
(1)

From January 1, 2022 to May 22, 2022, Mr. Lane served as interim CEO and his STI target bonus was 150%.

The amount of target bonus earned depends on the C&TD Committee’s determination of Company and individual performance under each of the STI program metrics. STI awards for 2022 were calculated in the same manner as in prior years, as follows:

(1)

Mr. Vanacker’s STI payouts are, and Mr. Lane’s payouts while serving as Interim CEO were, based entirely on Company performance. There is no individual performance component for the CEO.

(2)

Overall payout under the STI program will not exceed 200% of an individual’s target bonus.

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COMPANY PERFORMANCE – PAYOUT AT 109% OF TARGET

Payout for the Company performance component of the 2022 STI award was based on achievement of target performance levels for four metrics: business results, safety performance, costs and sustainability, weighted as described below.

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BUSINESS RESULTS (60%)

WHY EBITDA?

We believe that EBITDA is the financial measure that best enables shareholders to gauge our profitability and assess our business results. We determine performance under this metric by comparing EBITDA to our annual EBITDA budget, after making certain non-discretionary adjustments at the end of the year to account for market tailwinds and headwinds. Our aim is to ensure that our compensation rewards differential rather than circumstantial performance. These adjustments are reviewed in detail with, and approved by, the C&TD Committee to ensure they are rigorous and support the alignment of pay and performance.

The C&TD Committee considers the Company’s EBITDA relative to the adjusted EBITDA budget. Payout at 92% of target was based on 2022 EBITDA that came in below the Company’s adjusted EBITDA budget for the year by approximately 1.2%.

EBITDA BUDGET ADJUSTMENTS

At its regularly scheduled 2022 November meeting, the Board reviewed the Company’s annual EBITDA budget for the coming year and, the following February, approved the final annual STI EBITDA target. After completion of the year, and in order to ensure that our executives are compensated on the basis of differential rather than circumstantial performance, the Company’s EBITDA budget may be adjusted in three primary ways. These adjustments can increase the EBITDA budget in an upcycle or lower the budget in a downturn and are used as a tool to ensure the Committee pays for actual performance, not performance due to the volatility and cyclicality of the chemicals industry, which is heavily influenced by energy prices.

Specifically, these adjustments account for (i) differences between actual market margins or spreads and budget assumptions, (ii) movements in foreign-exchange rates, the mark-to-market of certain assets (e.g., precious metals), and the same fixed cost exclusions taken into account when measuring the Company’s cost performance, and (iii) the budget impact of significant unanticipated events. All adjustments are reviewed and approved by the C&TD Committee and are subject to certain thresholds before an adjustment will be considered.

Adjustments for actual market margins or spreads are calculated using independent third-party sources whenever available, including IHS Markit (IHS) and Phillip Townsend Associates (PTAI). No market adjustments are made for businesses that do not have market references, including our Advanced Polymer Solutions (APS) and Technology segments. In 2022, additional adjustments were made for the volume impacts of the December 2022 U.S. winter storm event, the unanticipated increases in natural gas and energy costs, and costs incurred from ceased operations in Russia and plans to exit the refinery business.

The table below summarizes the approved adjustments, both positive and negative, to the Company’s 2022 EBITDA budget by segment, which collectively decreased the EBITDA budget by 17%. To avoid disclosing competitively-sensitive information, we do not provide specific details on market impacts.

Segment(s)	Description of EBITDA Budget Adjustments
Olefins & Polyolefins – Americas	Ethylene cash margin (IHS), polyethylene spread (PTAI), and polypropylene spread (PTAI), increased natural gas and energy costs, volume impacts of U.S. winter storm event in December
Olefins & Polyolefins – Europe, Asia, International	Ethylene cash margin (IHS), polyethylene spread (PTAI), and polypropylene spread (PTAI), increased natural gas and energy costs, costs incurred due to ceased operations in Russia
Intermediates & Derivatives

U.S. methanol variable margin (IHS), styrene raw material margin (IHS), NA MTBE raw material margin (IHS) and EU MTBE raw material margin (IHS), volume impacts of U.S. winter storm event in December, increased natural gas and energy costs

Refining

Maya 2-1-1 crack spread, net of RINs and co-product spread, volume impacts of U.S. winter storm event in December, increased natural gas and energy costs, costs incurred from plans to exit the refining business

All	Foreign-exchange rate impacts, mark-to-market adjustments, fixed cost exclusions, and settlement of pension obligations
NET EBITDA BUDGET IMPACT	17%

We define EBITDA as Income from continuing operations before interest expense (net), provision for (benefit from) income taxes and depreciation and amortization. For a reconciliation of EBITDA to net income for the year ended December 31, 2022, please refer to Appendix A. At the C&TD Committee’s discretion, the Company’s annual EBITDA results may be adjusted for the impact of certain extraordinary events during the year. For 2022, approved EBITDA adjustments included the impacts of the December 2022 U.S. winter storm event, settlement of pension obligations, and costs incurred due to ceased operations in Russia and plans to exit the refinery business.

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SAFETY PERFORMANCE (20%)

WHY SAFETY PERFORMANCE?

Operating in a safe, reliable manner protects our employees, our assets, and the communities in which we operate. We believe our focus on safety performance is the right thing to do, and it helps contain costs of operations and avoid operational upsets and reputational harm.

The C&TD Committee primarily considers the Company’s performance in personal safety (50%) and process safety (50%) and has discretion to adjust the resulting payout to account for environmental incidents and extraordinary trends and circumstances. Personal safety is measured by the Company’s total recordable incident rate (“TRIR”), calculated as the number of injuries per 200,000 hours worked. Process safety is measured by the Company’s process safety incident rate (“PSIR”), which represents the number of Tier 1 incidents, as measured by the American Chemistry Council, per 200,000 hours worked. In 2022, the Company achieved outstanding TRIR of 0.12, in the top quintile for the industry, and no fatalities occurred. The Company’s PSIR also improved slightly compared to the prior year to 0.026 and resulted in overall payout at 136% of target.

COSTS (10%)

WHY COSTS?

We believe maintaining controllable costs is important to our success. We operate in an industry where a substantial portion of operating costs are market-driven and, in response, we drive a culture of cost discipline and strive to keep our fixed costs among the lowest in the industry.

The C&TD Committee considers the Company’s adjusted fixed costs as compared to our annual cost budget, adjusted downward (in 2022, by 2.6%) for the impact of foreign exchange rates. 2022 adjustments to fixed costs (cumulative impact of approximately 4.8%), all of which were approved by the C&TD Committee and subject to de minimis thresholds, accounted for the increased fixed costs resulting from the true-up of current and prior year bonus payments and unbudgeted expenditures on strategic transaction activity and related to site closures. Payout at 140% of target recognized that the Company’s continued commitment to cost discipline resulted in adjusted fixed costs that were below budget by 1.2%.

SUSTAINABILITY (10%)

WHY SUSTAINABILITY?

To tackle the global challenges of plastic waste and climate change, we set 2030 goals to reduce our scope 1 and 2 emissions by 42% and scope 3 emissions by 30%. We also set a goal to produce and market at least 2 million metric tons of recycled and renewable-based polymers annually by 2030. We believe that the sustainability metric ensures accountability and timely delivery of our climate and circularity goals.

The C&TD Committee considers the Company’s achievement of key milestones supporting our sustainability goals. For 2022, the Committee set goals to achieve certain milestones, with target (100%) performance summarized below. Payout at 125% of target reflected the Company’s delivery on these goals.

Milestone	Result
Execution of power purchase agreements Execute PPAs with cumulative value from January 1, 2021 of 700 GW of renewable energy capacity	200% of target: Signed PPAs with a combined renewable energy capacity of 1500 GW

Implementation of C02 reduction projects

Progress CO2 reduction projects at Wesseling and Botlek sites and secure approval for next phase funding

Complete the Channelview Olefins roadmap and secure approval for initial project funding

150% of target: Progressed 3 out of 3 projects and completed 2 additional site roadmaps
Achievement of Circulen sales target Develop Circulen marketing plan and achieve 150kt sales in 2022	Below target: Circulen product sales were below target
Progression of our MoReTec technology Demonstrate MoReTec technology scalability through steady state operation (1 month) of pilot plant at Ferrara, Italy site	150% of target: Achieved steady state operation at Ferrara pilot plant and received AFD approval for Wesseling demo plant by Q4 2022

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INDIVIDUAL PERFORMANCE

The payouts awarded for the individual performance component of the NEOs’ STI award reflect their individual contributions to achieving successful Company performance, whether they met or exceeded expectations for their respective roles, and any other significant factors during the year, such as special projects, challenges, or other performance issues. Individual performance ratings range from 0 to 200%.

Name	Individual Target Bonus	Company Performance Component					Individual Performance Component					STI Payout (as a % of salary)		STI Payout
Peter Vanacker	150%	x	109%									=	164%	$1,398,485
Ken Lane	150%	x	109%									=	164%	$763,299
	95%	x	( (109%	x	75%)	+	(109%	x	180%	x	25%) )	=	124%	$626,189
Michael McMurray	90%	x	( (109%	x	75%)	+	(109%	x	150%	x	25%) )	=	110%	$909,387
Jim Guilfoyle	95%	x	( (109%	x	75%)	+	(109%	x	110%	x	25%) )	=	106%	$817,421
Jeffrey Kaplan	90%	x	( (109%	x	75%)	+	(109%	x	150%	x	25%) )	=	110%	$784,481
Torkel Rhenman	95%	x	( (109%	x	75%)	+	(109%	x	150%	x	25%) )	=	116%	$923,912

The C&TD Committee has determined that our CEO’s payout under the STI program should be directly tied to, and determined by reference to, Company performance. There was no individual performance component to Mr. Vanacker’s annual STI award. Mr. Lane’s STI award was pro-rated to reflect his service as interim CEO from January 1, 2022 to May 22, 2022, as well as the increase to his base salary effective October 1, 2022 in connection with his appointment as EVP, Olefins and Polyolefins. The Committee’s evaluation of each other NEO’s individual performance is described below.

Mr. Lane’s individual performance rating of 180% is based on his strategic leadership as Interim Chief Executive Officer, including the seamless transition of responsibility to Mr. Vanacker and decision-making with respect to the Company’s Houston refinery and capital allocation strategy. Mr. Lane served as a key leader to drive the Company’s ongoing strategy work forward, led the Company’s Olefins & Polyolefins, Americas segment, and navigated a challenging market for the Olefins & Polyolefins, Europe, Asia, International segment. During his service as Interim CEO, he championed the LYB University concept to further develop key talent, launched our customer centricity and excellence initiative, and established the roadmap for implementation. He also elevated diverse talent to senior roles, oversaw work to create a dashboard to track progress on DEI objectives, and ensured diverse candidate slates and selection teams for open positions.

Mr. McMurray’s individual performance rating of 150% is a result of his leadership of the finance function, including significant efforts with respect to the Company’s capital allocation strategy. Alongside Mr. Lane, Mr. McMurray was a key leader to drive the Company’s ongoing strategy work forward, and he led the installation of a transformation office and the establishment of the Company’s value enhancement program with strong governance and rigorous standard for capturing value. He successfully helped the Company navigate a volatile and challenging market environment, leading the Company to achieve its second highest performance in cash generation. Mr. McMurray drove improvements in senior finance leadership succession, the depth of the talent bench and the talent development process, with a particular focus on diversity, equity and inclusion. During 2022, Mr. McMurray recruited and hired two diverse individuals to join the Company’s Finance Leadership Team, which reports to him. In addition, Mr. McMurray is an active co-sponsor of the Company’s Young Professional Network.

Mr. Guilfoyle’s individual performance rating of 110% reflects his leadership of the APS segment and supply chain function in a very challenging year impacted by the automotive market, high inflation, supply chain issues and demand for talent. In 2023, Mr. Guilfoyle became the executive sponsor of the Company’s new Global Latin Network for employees, and continued to advance diversity in the leadership of the APS segment, one of the most diverse in the Company.

Mr. Kaplan’s individual performance rating of 150% is based on his leadership of the Company’s legal department and real estate and facilities functions. He provided key support to Mr. Lane during his service as Interim CEO and provided continuity during the transition and onboarding of Mr. Vanacker. Mr. Kaplan was a strong and visible leader of the Company’s sustainability efforts, establishing and working with cross-functional teams and leading the corporate communications function through October 2022. He supported decision-making efforts with respect to the Houston refinery. Mr. Kaplan also achieved his personal DEI objectives, including establishing and meeting DEI objectives for the legal team and implementing DEI-focused interview processes and best practices. In addition, Mr. Kaplan is an active co-sponsor of the Company’s Young Professional Network.

Mr. Rhenman’s individual performance rating of 150% reflects his leadership of the Intermediates & Derivatives segment, leading to record earnings, and his work was vital to both improve the operation of, and explore strategic options for, the Houston refinery. As part of the Company’s strategy evaluation, Mr. Rhenman led workstreams for the I&D segment and improved the focus of the business by anticipating customer demand. He also achieved his personal DEI objectives, including mentoring diverse employees within his organization, sponsoring the Company’s Black employee network, and serving on local community boards that promote diversity.

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2022 Long-Term Incentives

2022 GRANTS OF AWARDS

The long-term incentive awards granted to the NEOs in 2022 included PSUs (50%), RSUs (25%), and stock options (25%). The allocation among these types of awards was determined by the C&TD Committee to be the most appropriate split between equity that is performance-based (PSUs) and time-based (RSUs and stock options). RSUs cliff vest after three years while stock options vest ratably over a three-year period, balancing executive retention with the ability to offer partial, near-term vesting to potential executive hires.

PSUs

Performance-based awards that pay out at 0 to 200% of target based on the Company’s TSR over a three-year period and free cash flow per share relative to long-range plan projections. PSUs reward our executives if our performance over the period compares favorably to peers and expectations.

RSUs

Time-based awards that cliff vest after three years. RSUs provide retention value and encourage executives to consider the Company’s long-term success, strengthening the alignment between their interests and those of our shareholders.

Non-qualified Stock Options

Time-based awards that are intended to direct executives’ focus toward increasing the market value of our shares. Options vest ratably over three years, expire ten years from the date of grant, and only provide value to the executive if there is an appreciation of our stock price over time.

The value of long-term incentive awards granted to the NEOs is determined as a percentage of base salary. The C&TD Committee reviews the target awards annually and recommends changes based on the executive’s time and experience in the position, changes in job responsibilities, and market data. At the February 2022 C&TD Committee meeting, it was determined that each NEO would receive an increase in LTI target value in order to bring his compensation closer to the median of market.

Name	2021 Target (% of base salary)	Total Value of 2021 LTI Awards	2022 Target (% of base salary)	Total Value of 2022 LTI Awards
Peter Vanacker	—	$—	714%	$10,000,000
Ken Lane	280%	$2,220,500	300%	$2,610,000
Michael McMurray	320%	$2,637,000	350%	$2,884,000
Jim Guilfoyle	280%	$1,960,000	300%	$2,379,000
Jeff Kaplan	270%	$1,877,000	290%	$2,076,000
Torkel Rhenman	280%	$2,220,500	300%	$2,379,000

For a description of the vesting and forfeiture of LTI awards upon termination, please see “Potential Payments Upon Termination or Change in Control” at pages 68-71.

2022 GRANTS OF PSUS WITH A PERFORMANCE PERIOD ENDING DECEMBER 31, 2024 (50%)

One-half of the value of our NEOs’ annual equity award in 2022 was granted in the form of PSUs. The number of units awarded was determined by dividing that dollar amount by the fair market value of our stock on the grant date, based on the average closing price of the Company’s shares over the 20 trading days prior to the date of grant. PSUs accrue dividend equivalents during the performance period, which will be converted to additional units using the closing stock price as of the end of the performance period on December 31, 2024. Each unit deemed earned on the basis of Company performance will pay out in one share of the Company’s common stock after the performance period concludes.

The number of 2022 PSUs earned will depend 50% on the Company’s TSR over the performance period as compared to selected industry peers and 50% on free cash flow per share as compared to long-range plan projections. We believe use of relative TSR as the metric for performance provides transparency for shareholders and our executives, rewards our executives if we out-perform our peers, and promotes executive accountability to and alignment with our shareholders. Likewise, we believe use of free cash flow per share as a second metric to our PSUs also provides an important measure of performance and rewards our executives for their ability to generate cash from business operations, which is key to our ability to fund growth projects, repay debt, and return capital to shareholders. For further alignment with shareholder interests, the terms of the PSUs provide that no payout will be earned for any year in the performance cycle in which the Company’s quarterly dividend is not paid.

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TSR RANK METRIC

To determine payout under the relative TSR metric, the C&TD Committee compares TSR for the entire three-year performance period, using a 20-day closing average stock price at the beginning and the end of the period and assuming all dividends are reinvested. As shown below, payout will range from 0 to 200% of target. There is no payout for TSR in the bottom quartile of the peer group.

	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19
Positive TSR	200%	200%	200%	200%	200%	180%	160%	140%	120%	100%	80%	70%	60%	50%	—	—	—	—	—
Negative TSR	100%	100%	100%	100%	100%	95%	90%	85%	80%	75%	70%	60%	50%	40%	—	—	—	—	—

The companies that are used as comparators in determining our relative TSR performance (shown below) are eighteen of the Company’s primary competitors, either directly or for investment dollars, in the chemicals industry. For 2022, the C&TD Committee maintained the same TSR peer group as used for the 2021 PSUs, including companies, both within and outside of the S&P 500 Chemicals Index, with business models most similar to that of the Company. The C&TD Committee has provided for adjustments to the peer group in the event of bankruptcies, acquisitions, or going-private transactions involving any of the peers during the performance period.

2022 PSUS - TSR PEER GROUP COMPANIES
Akzo Nobel Albemarle Corporation Asahi Kasei BASF SE	Celanese Corporation Covestro AG Dow Inc. DSM DuPont de Nemours, Inc.	Eastman Chemical Company FMC Corporation Huntsman Methanex PPG Industries, Inc.	RPM International SABIC Shin Etsu Westlake Chemical Corp
FREE CASH FLOW PER SHARE METRIC

To determine payout under the free cash flow per share metric, the C&TD Committee will compare the Company’s average annual FCF per share during the performance cycle to the expected average annual FCF per share during the period. We define free cash flow per share as (i) cash flow from operating activities less capital expenditures for the year divided by (ii) the number of weighted average shares outstanding for the year.

Target FCF per share for the 2022 PSUs, which would result in 100% payout for the metric, was set by the C&TD Committee at the beginning of the performance cycle based on a reasonably-achievable level of performance as determined by the Company’s long-range plan projections. While the Company believes disclosing specific targets during an ongoing performance period would result in competitive harm, the targets will be disclosed along with performance achievement after the performance period has ended and the awards are earned. As shown below, maximum payout of 200% for the metric is awarded if realized FCF per share is equal to or greater than 135% of target, representing a stretch goal that can be achieved only in the event of outstanding performance. There is no payout if realized FCF per share is less than 75% of target. Actual payout will be interpolated between data points.

FCF per Share (% of Target)	≥ 135%	130%	125%	120%	115%	110%	95-105%	90%	85%	80%	75%	< 75%
Payout	200%	183%	167%	150%	133%	117%	100%	88%	75%	63%	50%	—

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2022 GRANTS OF RSUS (25%)

In 2022, each of our NEOs received a number of RSUs calculated by dividing 25% of the dollar amount of his LTI target by the fair market value of the Company’s shares, based on the average closing price of the Company’s shares over the 20 trading days prior to the date of grant. The 2022 RSU grants vest in full three years after the date of grant. In addition, Mr. Lane received a one-time grant of RSUs on May 26, 2022 in connection with his service as interim CEO, which will vest in full two years after the date of grant.

Upon vesting, holders of RSUs receive one share of the Company’s common stock for each RSU. RSU holders also receive cash dividend equivalents on their units throughout the vesting period.

2022 GRANTS OF STOCK OPTIONS (25%)

The number of options granted to each NEO is determined by dividing 25% of the value of his annual LTI target by the Black-Scholes value of options for the Company based on the 20 trading days prior to the grant date. The options granted to the NEOs in 2022 vest in three equal installments beginning on the first anniversary of the grant date and expire ten years after the grant date. The exercise price of the options is the fair market value of the Company’s shares on the grant date.

PAYOUT OF 2020 PSUs WITH A PERFORMANCE PERIOD ENDED DECEMBER 31, 2022

Each of our NEOs (other than Mr. Vanacker, who joined the Company in 2022) received a PSU award with a performance period that ended December 31, 2022. Payout of these PSUs is determined based solely on the Company’s relative TSR over the performance period. At its meeting in February 2023, the C&TD Committee determined that 100% had been earned under the 2020 PSUs, reflecting the fact that the Company’s TSR fell in the 50th percentile of selected peers.

Payout of One-Time Cash Retention Awards

On December 30, 2022, special cash retention awards granted to certain officers of the Company in 2021 in connection with our former CEO retirement, including Messrs. Lane, McMurray, Guilfoyle, Kaplan and Rhenman, vested according to their terms. The awards were granted as a one-time addition to our executive compensation program, and any future retention awards will be evaluated on a case-by-case basis and granted only in limited circumstances, in accordance with the Committee’s view that special awards should be used sparingly and only in unusual circumstances.

The vested awards for each NEO were as follows:

Name	Retention Award
Ken Lane	$2,000,000
Michael McMurray	$1,500,000
Jim Guilfoyle	$2,000,000
Jeffrey Kaplan	$1,500,000
Torkel Rhenman	$2,000,000

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ADDITIONAL INFORMATION CONCERNING EXECUTIVE COMPENSATION

Share Ownership and Holding Requirements

The Company’s Share Ownership Guidelines require executives to achieve an ownership of Company shares that is valued at a percentage of their respective base salaries. Executives are expected to meet or exceed the guidelines within five years of their hiring or promotion into their role. They may not sell shares unless and until these ownership levels have been met and then only shares in excess of the required levels may be sold. Under the guidelines, only shares beneficially owned and RSUs count towards meeting the ownership thresholds. Performance awards, stock options, stock appreciation rights, and dividend equivalents are not counted.

We determine compliance with our Share Ownership Guidelines on a quarterly basis. The number of shares held by each of our continuing NEOs as a multiple of base salary as of December 31, 2022 is set forth below. Mr. Vanacker is still within the five-year transition period for attaining the required ownership.

Name	Required Ownership as a Multiple of Base Salary	Shares held as a Multiple of Base Salary	Complies or Within 5-Year Transition Period
Peter Vanacker	6x	2.9x
Ken Lane	3x	5.8x
Michael McMurray	4x	4.1x
Jim Guilfoyle	3x	4.1x
Jeffrey Kaplan	3x	7.4x
Torkel Rhenman	3x	4.0x

Clawbacks

Under the Company’s clawback policy, the C&TD Committee can elect to recover annual bonus or equity compensation from any executive determined to have engaged in misconduct that increased the value of the compensation he or she received. Annual bonus compensation may be recovered if an executive engages in misconduct, including any act or failure to act causing a violation of law, Company policies, or GAAP, whether or not such misconduct affected the calculation of his or her bonus compensation. In light of the SEC’s adoption of final clawback rules in October 2022, we intend to amend our clawback policy in order to comply with final NYSE listing standards when effective.

Hedging and Pledging Policies

All of our executive officers, including our NEOs, are subject to our Policy Prohibiting Insider Trading. Under this policy, executives may not purchase, sell or write options on LyondellBasell shares, engage in short sales, or participate in any other derivative or short-term purchase or sale transactions that would enable them to hedge the economic risk of their share ownership. Additionally, our executives are prohibited from pledging LyondellBasell shares as collateral for personal loans or other obligations, including holding shares in a brokerage margin account. These restrictions extend to executives’ immediate family members and certain related entities and are intended to keep our executives’ interests aligned with the long-term interests of the Company and our shareholders.

❙ No hedging ❙ No short sales ❙ No pledging ❙ No margin accounts

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Perquisites and Other Benefits

Our NEOs receive the same benefits generally provided to all of our employees, which include vacation allowances, Company matching under our 401(k) plan, Company contributions to our defined benefit pension plan, and health and welfare benefits. The perquisites received by our executives that are not offered to all employees include:

❙

Annual executive physical.

❙

Financial, tax, and estate planning — The Company will reimburse up to $15,000 of expenses.

❙

Matching under the U.S. Deferral Plan — The Company makes contributions to the U.S. Deferral Plan for amounts that exceed the IRS base salary limits on matching under our 401(k) plan and contributions to our defined benefit pension plan. The value of the contributions is 11% for all base salary compensation in excess of the IRS limits.

From time to time, the Company provides other benefits to our executives that are intended for business purposes, including tax equalization payments, limited personal use of private aircraft or accompanying spouse travel, relocation benefits, and the payment of business club memberships or dues.

Tax equalization payments are designed to make executives whole if they incur income tax in jurisdictions other than their country and/or state of residence. For example, executives may travel to other jurisdictions on Company business and may be taxed based on days worked in those jurisdictions. If, and only to the extent, those additional taxes cannot be offset against the executive’s regular income tax liability (such as in the form of credits), the Company will reimburse an amount sufficient to make the executive’s tax liability equal to the full income tax for his jurisdiction of residence only.

The Company has agreements with Flexjet, LLC for a fractional ownership interest in and use of private aircraft. The primary use of the Flexjet aircraft is for business purposes, with limited personal use when adjacent to business purposes. From time to time, spouses, family members or personal guests may accompany our executive officers on Flexjet aircraft. The Company may also pay or reimburse the cost of occasional spouse travel related to business trips. When approved travel of a family member or guest is imputed as income to the executive officer, we reimburse the additional income tax incurred. During 2022, Mr. Vanacker and Mr. Lane had flights that were considered taxable. The imputed income will be reported and taxed in 2023 with no tax reimbursements for these specific flights.

Taxes

Section 162(m) of the U.S. Internal Revenue Code limits the deductibility of compensation paid to certain executives, including our CEO, CFO, and our three other most highly compensated officers, to $1 million annually. Historically, the deduction limit did not apply to certain performance-based compensation, and we took Section 162(m) and the deductibility of compensation, among other factors, into consideration in structuring our annual bonuses and certain long-term incentive awards.

The C&TD Committee will continue to consider tax implications (including the lack of deductibility under section 162(m)) among other relevant factors in designing and implementing our executive compensation programs. We will continue to monitor taxation, applicable incentives, standard practice in our industry, and other factors and adjust our executive compensation programs as needed.

COMPENSATION COMMITTEE REPORT

The Compensation and Talent Development Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation and Talent Development Committee

Nance Dicciani, Chair
Tony Chase
Michael Hanley
Virginia Kamsky
Albert Manifold

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COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information with respect to the compensation of our NEOs for the years ended December 31, 2022, 2021, and 2020.

Name and Principal Position	Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards(5) ($)	Non-Equity Incentive Plan Compensation(6) ($)	Change in Pension Value(7) ($)	All Other Compensation(8)(9) ($)	Total(8) ($)
Peter Vanacker(1) Chief Executive Officer	2022	861,538	1,900,000	9,676,036	2,500,004	1,398,485	13,547	669,379	17,018,989
Ken Lane(2) Interim CEO and Executive Vice President Global Olefins & Polyolefins and Procurement	2022	968,825	—	3,582,510	717,419	3,389,488	11,365	128,469	8,798,076
	2021	787,503	—	1,841,166	622,124	1,262,839	13,734	88,429	4,615,795
	2020	794,077	—	1,443,789	481,253	482,828	13,062	87,098	3,302,107
Michael McMurray Executive Vice President and Chief Financial Officer	2022	824,000	—	2,050,443	721,022	2,409,387	12,936	91,685	6,109,473
	2021	818,185	—	2,186,241	738,700	1,312,040	13,936	86,092	5,155,194
	2020	830,769	—	1,860,122	620,004	498,960	13,218	86,039	3,909,112
Jim Guilfoyle Senior Vice President Olefins & Polyolefins EAMEI	2022	770,183	—	1,691,684	594,846	2,817,421	—	89,244	5,963,378
	2021	671,408	—	1,625,037	549,087	1,075,996	17,959	76,292	4,015,779

Jeffrey Kaplan Executive Vice President and General Counsel	2022	710,831	—	1,476,315	519,120	2,284,481	6,156	94,115	5,091,018
	2021	688,215	—	1,555,813	525,706	1,042,259	16,664	77,980	3,906,637
	2020	683,792	—	1,200,657	400,209	406,696	16,089	77,007	2,784,450
Torkel Rhenman Executive Vice President Advanced Polymer Solutions	2022	793,100	—	1,691,684	594,846	2,923,912	13,734	94,791	6,112,067
	2021	787,503	—	1,841,166	622,124	1,262,839	14,399	88,125	4,616,156
	2020	794,077	—	1,559,312	519,757	511,229	13,652	86,098	3,484,125
(1)

Mr. Vanacker assumed his position as CEO effective May 23, 2022.

(2)

From January 1, 2022 to May 22, 2022, Mr. Lane served as Interim CEO and his base salary was $1,200.000. From May 23, 2022 to September 30, 2022, his base salary was $793,100. From October 1, 2022 to December 31, 2022, his base salary was $870,000.

(3)

Represents a cash sign-on bonus paid in connection with the 2022 appointment of Mr. Vanacker.

(4)

Stock awards granted to NEOs in 2020, 2021 and 2022 include RSUs and PSUs. The RSUs are granted under the LyondellBasell Industries Long Term Incentive Plan (the “LTIP”) and entitle the recipient to an equal number of shares of the Company’s stock when the RSUs vest on the third anniversary of the date of grant. RSUs receive cash dividend equivalents at the same time dividends are paid on the Company’s stock. Amounts included in the table are the aggregate grant date fair values of the awards calculated in accordance with ASC 718. The PSUs are also granted under the LTIP. The PSUs entitle the recipient to a number of shares of the Company’s common stock equal to the number of units, multiplied by an earned percentage that can range from 0 to 200% of the targeted number of units based on Company performance. The PSUs accrue dividend equivalents during the performance period in the form of additional units. See Note 15 to the Company’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”) for a discussion of the calculation of the fair value of the awards. There was no payout under the PSUs for the three-year performance periods ended December 31, 2020 and 2021. The PSUs for the three-year performance period ended December 31, 2022 paid out at 100%.

Annual grants of RSUs and PSUs are made at the first regularly scheduled C&TD Committee meeting of the calendar year. The following is the aggregate grant date fair value of the PSUs granted in 2022 if we assumed the maximum amounts (200% of target) will be earned: Peter Vanacker - $9,873,449; Ken Lane - $2,720,259; Michael McMurray - $2,733,861; Jim Guilfoyle - $2,255,516; Jeffrey Kaplan - $1,968,357; Torkel Rhenman - $2,255,516.

(5)

Stock options are also granted under the LTIP and annual awards are made at the first regularly scheduled C&TD Committee meeting of the calendar year. The stock options vest ratably over a three-year period beginning with the first anniversary of the date of grant and expire after ten years. The amounts shown are the fair values of the stock options on the date of grant, in accordance with ASC 718. The fair values of stock options were calculated using the Black-Scholes option-pricing model. We use the Black-Scholes formula to calculate an assumed value of the options for compensation expense purposes; because the formula uses assumptions, the fair values calculated are not necessarily indicative of the actual values of the stock options.

The assumptions used for the 2022 annual grants were: a dividend yield of 4%; a risk-free interest rate of 1.913%; an expected life of 5.4 years; and stock price volatility of 39.05% See Note 15 to the Company’s Consolidated Financial Statements in the 2022 Annual Report for a discussion of the calculation of the fair value of the awards.

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(6)

Amounts of Non-Equity Incentive Plan Compensation in 2022 include the annual bonuses paid out in March 2023 for performance during 2022 and one-time cash retention awards, which vested on December 30, 2022, granted in connection with the retirement of our former CEO in 2021 to Ken Lane — $2,000,000; Michael McMurray — $1,500,000, Jim Guilfoyle — $2,000,000; Jeffrey Kaplan — $1,500,000; and Torkel Rhenman — $2,000,000.

(7)

Amounts include increases during 2022 in the actuarial present values of benefits under the LyondellBasell Retirement Plan. The increases are calculated based on the difference between the total benefit actuarially reduced from age 65 to current age and the present value of the benefits under the plan. For Mr. Guilfoyle, the change in his 2021 pension value reflects a correction for additional pension credits that were accidentally omitted from last year’s calculations. In addition, Mr. Guilfoyle's 2022 pension value was negative due to a significant increase in discount rate during 2022. See the “Pension Benefits” table on page 67 for more information.

(8)

Due to an administrative error, the amounts previously reported as “All Other Compensation” for Messrs. Lane, McMurray, Guilfoyle, Kaplan and Rhenman during 2021 and 2020 incorrectly included pension contributions already accounted for within the “Change in Pension Value” column; the corrected values for 2021 and 2020 are reflected in the Summary Compensation Table above.

(9)

Amounts included in “All Other Compensation” for 2022 in the table above include the following (amounts in dollars):

Name	Matching 401(k) Contributions(a) ($)	Matching Deferral Plan Contributions(b) ($)	Relocation ($)	Personal Use of Aircraft(c) ($)	Other(d) ($)	Total ($)
Peter Vanacker(e)	18,300	61,219	516,997	50,969	21,894	669,379
Ken Lane	18,300	73,021	—	18,496	18,652	128,469
Michael McMurray	18,300	57,090	—	—	16,295	91,685
Jim Guilfoyle	18,300	51,170	—	—	19,774	89,244
Jeffrey Kaplan	18,300	44,641	—	—	31,174	94,115
Torkel Rhenman	18,300	53,691	—	—	22,800	94,791
(a)

Includes Company matching contributions to each NEO’s 401(k).

(b)

Includes Company contributions under the Company’s U.S. Senior Management Deferral Plan. See the “Non-Qualified Deferred Compensation in 2022” table on page 67 for more information.

(c)

Represents the approximate incremental cost to the Company for the personal use of Company aircraft by the NEO’s spouse or personal guest in 2022 or the payment or reimbursement of commercial spouse travel related to business trips, as well as reimbursement of additional income tax incurred by the NEO when the cost of such travel is imputed as income. Approximate incremental cost for travel on Company aircraft has been determined based on the total trip charge for each flight segment divided by the total number of passengers traveling on that segment.

(d)

Includes executive physicals; payment of professional fees for tax filings; financial planning allowances; and matching charitable contributions. For Mr. Vanacker, also includes business continuity costs associated with installation of a home generator. None of these amounts individually exceeded the greater of $25,000 or 10% of the total amount of other compensation for the executive in 2022.

(e)

In connection with Mr. Vanacker’s appointment as Chief Executive Officer, the Company and Mr. Vanacker entered into an offer letter, which provides that Mr. Vanacker is eligible to participate in the benefit programs generally available to senior executives of the Company.

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Grants of Plan-Based Awards

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)		Estimated Future Payouts Under Equity Incentive Plan Awards(3)		All Other Stock Awards: Number of Shares of Stock or Units(4)	All Other Option Awards: Number of Securities Underlying Options(5)	Exercise or Base Price of Option Awards(5) ($)	Grant Date Fair Value of Stock and Option Awards ($)
		Target ($)	Max. ($)	Target (#)	Max. (#)
Peter Vanacker	05/23/2022	1,292,308	2,584,615	—	—	—	—	—	—
	05/23/2022	—	—	46,263	92,526	—	—	—	4,936,725
	05/23/2022	—	—	—	—	44,413	—	—	4,739,311
	05/23/2022	—	—	—	—	—	96,191	101.51	2,500,004
Ken Lane	02/24/2022	1,174,230	2,348,460	—	—	—	—	—	—
	02/24/2022	—	—	14,399	28,798	—	—	—	1,360,130
	02/24/2022	—	—	—	—	7,200	—	—	680,112
	02/24/2022	—	—	—	—	—	28,469	89.26	717,419
	05/26/2022	—	—	—	—	13,832	—	—	1,542,268
Michael McMurray	02/24/2022	741,600	1,483,200	—	—	—	—	—	—
	02/24/2022	—	—	14,471	28,942	—	—	—	1,366,930
	02/24/2022	—	—	—	—	7,236	—	—	683,513
	02/24/2022	—	—	—	—	—	28,612	89.26	721,022
Jim Guilfoyle	02/24/2022	731,674	1,463,348	—	—	—	—	—	—
	02/24/2022	—	—	11,939	23,878	—	—	—	1,127,758
	02/24/2022			—	—	5,970	—	—	563,926
	02/24/2022	—	—	—	—	—	23,605	89.26	594,846
Jeffrey Kaplan	02/24/2022	639,748	1,279,495	—	—	—	—	—	—
	02/24/2022	—	—	10,419	20,838	—	—	—	984,178
	02/24/2022	—	—	—	—	5,210	—	—	492,137
	02/24/2022	—	—	—	—	—	20,600	89.26	519,120
Torkel Rhenman	02/24/2022	753,445	1,506,890	—	—	—	—	—	—
	02/24/2022	—	—	11,939	23,878	—	—	—	1,127,758
	02/24/2022	—	—	—	—	5,970	—	—	563,926
	02/24/2022	—	—	—	—	—	23,605	89.26	594,846
(1)

The grant date of February 24, 2022 is the date of the first regularly-scheduled Board meeting that follows the first regularly-scheduled C&TD Committee meeting of the calendar year when annual grants are made. On May 23, 2022, the C&TD Committee approved awards to Peter Vanacker in connection with his appointment as CEO. On May 26, 2022, the C&TD Committee approved awards to Ken Lane in recognition of his service as interim CEO.

(2)

The awards shown are the estimated possible payouts of the NEOs’ annual bonus payments for performance in 2022. Actual bonus (STI) payments for 2022 are shown in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.” The NEOs’ target bonuses are a percentage of base salary. The maximum shown in the table is the maximum amount that can be earned under the terms of the STI plan, which is 200% of target. Each performance measure is assessed and weighted, and payments can range from 0 — 200% of target.

(3)

Represents PSUs. These awards, granted in 2022, are earned over a three-year performance period ending December 31, 2024, with payouts, if any, in the first quarter of 2025. The performance criterion for the PSUs is assessed, and payments can range from 0 — 200% of the target award, to be settled in shares. These awards accrue dividend equivalents during the performance period in the form of additional units.

(4)

Represents RSUs. These awards made on February 24, 2022 will vest three years from the grant date. RSUs receive cash dividend equivalents. On May 26, 2022, the C&TD Committee approved RSU awards to Ken Lane, which will vest two years from the grant date.

(5)

Represents annual stock option grants. The exercise price of all options is equal to the fair market value on the date of grant, adjusted for the special dividend issued by the Company in June 2022. All stock options included in the table vest in equal increments over a three-year period beginning on the first anniversary of the date of grant and expire ten years after the date of grant.

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Outstanding Equity Awards at December 31, 2022

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards
							Number of Unearned Shares, Units, or Other Rights That Have Not Vested(4)	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(3) ($)
Peter Vanacker	—	96,191	101.51	05/23/2032	44,413	3,687,611	46,263	3,841,217
Ken Lane	4,782	—	80.68	07/15/2029	32,684	2,713,753	26,155	2,171,650
	—	13,149	78.15	02/20/2030	—	—	—	—
	10,237	20,470	99.21	02/25/2031	—	—	—	—
	—	28,469	89.26	02/24/2032	—	—	—	—
Michael McMurray	103,306	—	92.17	11/05/2029	21,655	1,798,015	28,430	2,360,543
	—	16,940	78.15	02/20/2030	—	—	—	—
	12,155	24,306	99.21	02/25/2031	—	—	—	—
	—	28,612	89.26	02/24/2032	—	—	—	—
Jim Guilfoyle	1,205	—	84.74	02/17/2025	15,523	1,288,875	22,315	1,852,814
	347	—	96.23	06/01/2025	—	—	—	—
	5,667	—	72.73	02/16/2026	—	—	—	—
	9,148	—	87.49	02/16/2027	—	—	—	—
	11,651	—	103.89	02/21/2028	—	—	—	—
	18,867	—	83.30	02/21/2029	—	—	—	—
	19,878	9,938	78.15	02/20/2030	—	—	—	—
	9,034	18,068	99.21	02/25/2031	—	—	—	—
	—	23,605	89.26	02/24/2032	—	—	—	—
Jeffrey Kaplan	2,857	—	96.59	05/07/2025	14,979	1,243,706	20,353	1,689,910
	14,304	—	87.49	02/16/2027	—	—	—	—
	16,396	—	103.89	02/21/2028	—	—	—	—
	—	10,934	78.15	02/20/2030	—	—	—	—
	8,650	17,298	99.21	02/25/2031	—	—	—	—
	—	20,600	89.26	02/24/2032	—	—	—	—
Torkel Rhenman	10,666	—	80.68	07/15/2029	18,084	1,501,515	23,695	1,967,396
	24,201	14,201	78.15	02/20/2030	—	—	—	—
	10,237	20,470	99.21	02/25/2031	—	—	—	—
	—	23,605	89.26	02/24/2032	—	—	—	—

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(1) The vesting schedules of the unexercisable stock options are shown below:

Name	Total Unvested Stock Options	Exercise Price(a) ($)	2023 Vesting Details	2024 Vesting Details	2025 Vesting Details
Peter Vanacker	96,191	101.51	32,065 vesting on May 23, 2023	32,063 vesting on May 23, 2024	32,063 vesting on May 23, 2025
Ken Lane	13,149	78.15	13,149 vesting on February 20, 2023
	20,470	99.21	10,235 vesting on February 25, 2023	10,235 vesting on February 25, 2024
	28,469	89.26	9,491 vesting on February 24, 2023	9,489 vesting on February 24, 2024	9,489 vesting on February 24, 2025
Michael McMurray	16,940	78.15	16,940 vesting on February 20, 2023
	24,306	99.21	12,153 vesting on February 25, 2023	12,153 vesting on February 25, 2024
	28,612	89.26	9,538 vesting on February 24, 2023	9,537 vesting on February 25, 2024	9,537 vesting on February 25, 2025
Jim Guilfoyle	9,938	78.15	9,938 vesting on February 20, 2023
	18,068	99.21	9,034 vesting on February 25, 2023	9,034 vesting on February 25, 2024
	23,605	89.26	7,869 vesting on February 24, 2023	7,868 vesting on February 24, 2024	7,868 vesting on February 24, 2025
Jeffrey Kaplan	10,934	78.15	10,934 vesting on February 20, 2023
	17,298	99.21	8,649 vesting on February 25, 2023	8,649 vesting on February 25, 2024
	20,600	89.26	6,868 vesting on February 24, 2023	6,866 vesting on February 24, 2024	6,866 vesting on February 24, 2025
Torkel Rhenman	14,201	78.15	14,201 vesting on February 20, 2023
	20,470	99.21	10,235 vesting on February 25, 2023	10,235 vesting on February 25, 2024
	23,605	89.26	7,869 vesting on February 24, 2023	7,868 vesting on February 24, 2024	7,868 vesting on February 24, 2025
(a)

The exercise price of all options is equal to the fair market value on the date of grant, adjusted for the special dividend issued by the Company in June 2022. All stock options included in the table vest in equal increments over a three-year period beginning on the first anniversary of the date of grant and expire ten years after the date of grant.

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(2) Includes RSUs for each of the NEOs, the vesting schedules for which are shown below:

Name	Total Unvested RSUs	Vesting Schedule
Peter Vanacker	44,413	10,641 vesting on 5/23/2024
		10,640 vesting on 5/23/2025
		23,132 vesting on 5/23/2025
Ken Lane	32,684	5,774 vesting on 2/20/2023
		5,878 vesting on 2/25/2024
		13,832 vesting on 5/26/2024
		7,200 vesting on 2/24/2025
Michael McMurray	21,655	7,439 vesting on 2/20/2023
		6,980 vesting on 2/25/2024
		7,236 Vesting on 2/24/2025
Jim Guilfoyle	15,523	4,365 vesting on 2/20/2023
		5,188 vesting on 2/25/2024
		5,970 vesting on 2/24/2025
Jeffrey Kaplan	14,979	4,802 vesting on 2/20/2023
		4,967 vesting on 2/25/2024
		5,210 vesting on 2/24/2025
Torkel Rhenman	18,084	6,236 vesting on 2/20/2023
		5,878 vesting on 2/25/2024
		5,970 vesting on 2/24/2025
(3)

Dollar values are based on the closing price of $83.03 of the Company’s shares on the NYSE on December 31, 2022.

(4)

Includes PSUs granted in 2021 and 2022 with three-year performance periods ending December 31, 2023 and December 31, 2024, respectively. We have included the target number of PSUs, although payouts on PSUs are made after the Company’s financial results for the performance period are reported and the C&TD Committee determines achievement of performance goals and corresponding vesting, typically in mid to late February of the following year. The PSUs for the 2020-2022 performance period are not included in the table as they are considered earned as of December 31, 2022 for proxy disclosure purposes; those PSUs paid out at 100% and are included in the “Option Exercises and Stock Vested” table below. The PSUs in the table above include those shown below.

	PSUs with Three-Year Performance Period Ending December 31,
Name	2023	2024
Peter Vanacker	—	46,263
Ken Lane	11,756	14,399
Michael McMurray	13,959	14,471
Jim Guilfoyle	10,376	11,939
Jeffrey Kaplan	9,934	10,419
Torkel Rhenman	11,756	11,939

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Option Exercises and Stock Vested

Name	Option Awards		Stock Awards(2)
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Peter Vanacker	—	—	—	—
Ken Lane	13,149	406,304	22,196	2,024,278
Michael McMurray	33,880	1,110,761	25,903	2,371,442
Jim Guilfoyle	1,524	59,303	17,512	1,695,537
Jeffrey Kaplan	64,342	1,898,337	16,054	1,544,679
Torkel Rhenman	—	—	20,502	1,892,198
(1)

The value realized on option exercise represents the difference between the option exercise price and the market price of the LyondellBasell shares when exercised.

(2)

Includes RSUs that vested in 2022 and PSUs granted in 2020 with a performance period ended December 31, 2022. The C&TD Committee reviewed the achievement of performance goals for the PSUs granted in 2020, with a performance period ended December 31, 2022 in February 2023 and determined that 100% payout was earned. The number of shares acquired on vesting for RSUs is the gross number of shares for all NEOs, although we withhold shares in payment of minimum statutory withholding taxes when the awards vest. The value realized for RSUs is the number of gross shares vested multiplied by the market price on the date the restrictions lapsed. The table below shows the gross number of shares that vested under RSUs and PSUs for each of the NEOs in 2022.

Name	RSUs Vested in 2022	PSUs Earned for Performance Period Ending December 31, 2022
Peter Vanacker	—	—
Ken Lane	8,069	14,127
Michael McMurray	7,702	18,201
Jim Guilfoyle	6,833	10,679
Jeffrey Kaplan	4,306	11,748
Torkel Rhenman	5,245	15,257

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Pension Benefits

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Peter Vanacker	LyondellBasell Pension Plan	1	13,547	—
Ken Lane	LyondellBasell Pension Plan	3	50,566	—
Michael McMurray	LyondellBasell Pension Plan	3	44,841	—
Jim Guilfoyle	LyondellBasell Pension Plan	14	249,391	—
	Equistar Non-Represented	11	147,409	—
	Millennium Petrochemicals	5	64,014	—
Jeffrey Kaplan	LyondellBasell Pension Plan	13	172,620	—
Torkel Rhenman	LyondellBasell Pension Plan	3	54,795	—
(1)

The amounts shown in the table are the actuarial present value of each participant’s accumulated benefits as of December 31, 2022, calculated on the same basis as used in Note 14 to our Consolidated Financial Statements in the 2022 Annual Report, with the exception that each participant was assumed to continue to be actively employed by us until age 65 (earliest unreduced retirement age) and immediately commence his benefit at that time.

The LyondellBasell Retirement Plan is a U.S. qualified defined benefit pension plan that provides pension benefits under a cash balance formula that defines participants’ accrued benefits in terms of a notional cash account balance. Eligible employees become participants immediately upon employment and are fully vested upon the earliest of (i) three years of service, (ii) death, or (iii) reaching age 65. The notional account balance for each participant comprises a pay credit of 5% and interest credits, each of which are accumulated at the end of each quarter. Pay credits are based on quarterly base pay, as limited by the Internal Revenue Code, and interest credits are based on the 5th, 4th, and 3rd monthly-determined 30-year treasury rates before the start of that quarter. Benefits under the plan are payable upon separation from the Company.

Non-Qualified Deferred Compensation in 2022

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(1)(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year End(5) ($)
Peter Vanacker	—	61,219	—	—	61,219
Ken Lane	—	73,021	(19,445)	—	176,679
Michael McMurray	—	57,090	(47,972)	—	367,879
Jim Guilfoyle	—	51,170	(32,150)	—	211,820
Jeffrey Kaplan	—	44,641	(60,054)	—	337,071
Torkel Rhenman	—	53,691	(21,646)	—	159,058
(1)

The Company maintains a U.S. Senior Management Deferral Plan that allows executives to defer up to 50% of their base salary and up to 100% of their annual bonus and equity grants (“eligible pay”) for payment at a future date. Funds deferred under this plan are allocated into notional accounts that mirror selected investment funds in our 401(k) plans, though the deferred funds are not actually invested and the Company may use separate assets to fund the benefit.

(2)

Company contributions to the executives’ Deferral Plan accounts are included in “All Other Compensation,” but not “Salary,” in the Summary Compensation Table. The Deferral Plan provides for Company contributions for that portion of pay that cannot be taken into account for matching contributions or accruals under the Company’s 401(k) plan and defined benefit pension plan due to IRS limits. The eligibility for Company contributions begins in the Deferral Plan once the employee’s salary has reached the IRS limits for those plans; actual contributions by the Company are made as of February 15 of the next calendar year. The Company’s contribution occurs regardless of whether the employee has contributed any amounts under the Deferral Plan or 401(k) plan. Eligible employees must be employed as of February 15 in order to receive the Company contribution.

(3)

Earnings on these accounts are not included in any other amounts in the tables included in this proxy statement, as the amounts of the NEOs’ earnings represent the general market gains on investments and are not amounts or rates set by the Company for the benefit of the NEOs.

(4)

Accounts are distributed as either a lump sum payment or in annual installments upon the later of (i) the date on which the employee reaches (x) at least 55 years of age and has ten years of service or (y) 65 years of age and (ii) termination of employment. Special circumstances may allow for a modified distribution in the event of the employee’s death, an unforeseen emergency, or upon a change-in-control of the Company. In the event of death, distribution will be made to the designated beneficiary in the form previously elected by the executive. In the event of an unforeseen emergency, the plan administrator may allow an early payment in the amount required to satisfy the emergency. All participants are immediately 100% vested in all of their contributions, Company contributions, and gains and/or losses related to their notional investment choices.

(5)

The balance as of the last year includes the Company contributions made in respect of the NEOs’ 2022 earnings, although amounts were not credited to the accounts for continuing NEOs until February 2023.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our NEOs participate in our Executive Severance Program, which provides for severance payments in the event of termination of employment, provided the executive executes a release in favor of the Company. Under the terms of the Executive Severance Plan Participation Agreement between Lyondell Chemical Company and Mr. Vanacker (the “CEO Participation Agreement”), in the event of a termination by the CEO for Good Reason or by the Company without Cause (each as defined below), our CEO will receive a lump sum payment equal to 1.5 times the sum of his base salary and target annual bonus amount for the preceding year. Under the terms of the Company's Executive Severance Plan, in the event of a termination by any NEO other than the CEO for Good Reason or by the Company without cause, such NEO will receive a lump sum payment equal to the sum of the NEO’s base salary and target annual bonus amount for the preceding year. Under the terms of the Company’s STI program, all NEOs will receive pro rata annual bonus payments in the event of termination of employment due to death or disability or termination without Cause, payable following certification of payout under the STI program the following year. Additionally, under the terms of our LTIP and equity award agreements, our NEOs will receive accelerated or pro-rated vesting of their equity awards upon termination in certain circumstances.

In the event of a change-in-control of the Company, the vesting of equity awards will be accelerated or pro-rated, but only if the individual’s employment is terminated within one year of the change in control. The Company believes that this “double trigger” is appropriate because it ensures our executives do not have conflicts in the event of a change in control and also avoids windfalls for any employees whose employment with the Company or its successors continues following such an event. The treatment of the equity awards for the NEOs is the same as for all other employees who receive equity awards. In addition, under the terms of the CEO Participation Agreement, our CEO will receive a one-time payment equal to 2.5 times the sum of his base salary plus target annual bonus in the event of a termination within one year of a change in control.

A summary of the treatment of equity awards in different scenarios under the terms of our LTIP and the award agreements is provided below. “Cause” and “Good Reason” are defined in the Company’s Executive Severance Plan as follows:

“Cause” means (i) the executive’s continued failure (except where due to physical or mental incapacity) to substantially perform his or her duties; (ii) the executive’s intentional misconduct or gross neglect in the performance of his or her duties; (iii) the executive’s conviction of, or plea of guilty or nolo contendere to, a felony; (iv) the commission by the executive of an act of fraud or embezzlement against the Company or any affiliate; (v) the executive’s breach of fiduciary duty, (vi) an executive’s violation of the Company’s Code of Conduct or (vii) the executive’s willful breach of any material provision of any employment or other written agreement between the executive and the Company or an affiliate (as determined in good faith by the C&TD Committee) which is not remedied within 15 days after written notice is received from the Company or affiliate specifying the breach. Any determination of whether Cause exists shall be made by the C&TD Committee in its sole discretion.

“Good Reason” means the occurrence, without the Participant’s express written consent, of (i) a material diminution in the executive’s duties, responsibilities or authority; (ii) any material diminution of the executive’s Base Salary; or (iii) the involuntary relocation of the executive’s principal place of employment by more than 50 miles from the executive’s principal place of employment immediately prior to the relocation. Any assertion by an executive of a termination of employment for “Good Reason” will not be effective unless certain conditions regarding notice and cure are satisfied.

Termination of Employment for Cause by the Company or without Good Reason by the Executive

❙

All unvested awards are forfeited. In the event of termination for Cause by the Company, unexercised stock options are also forfeited. In the event of resignation without Good Reason by the executive, previously vested options may be exercised for 90 days after termination of employment.

Termination of Employment without Cause by the Company

❙

Stock options, RSUs, and PSUs vest pro rata. Cash retention awards vest in full.

❙

Stock options: Stock options provide for vesting in equal installments on the first three anniversaries of the grant date. In the event of termination without Cause, pro-ration is determined for each unvested installment separately based on the number of months worked from the date of grant until termination divided by the number of months from the date of grant until the original vesting date for that installment. The options may be exercised for 90 days after termination of employment.

❙

RSUs and PSUs: Pro-ration is determined based on the number of months worked from the date of grant (for RSUs) or beginning of the relevant performance period (for PSUs) until termination divided by the number of months in the vesting or performance period, respectively. The number of units earned under the PSUs is based on performance over the applicable three-year performance period as determined by the C&TD Committee in the first quarter after the end of the performance period and can range from 0 to 200% of target.

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Termination of Employment with Good Reason by the Executive

❙

All unvested awards are forfeited and previously vested options may be exercised for 90 days after termination of employment.

Termination of Employment without Cause by the Company or with Good Reason by the Executive within 12 Months of a Change in Control

❙

Stock options and RSUs: All stock options and RSUs are immediately vested. Stock options remain exercisable for 90 days.

❙

PSUs: PSUs vest pro rata based on the number of months worked from the beginning of the performance period until termination divided by the number of months in the performance period. The number of units earned under the PSUs is based on the C&TD Committee’s determination of performance results as of the last quarter prior to the change in control.

❙

Cash Retention Awards: Cash retention awards vest in full in the event of termination without Cause, but are forfeited in the event of termination with Good Reason.

Retirement

❙

Under the Company’s award agreements, “Retirement” means an executive’s termination of service (i) on or after age 55 with 10 years of service or (ii) for awards granted prior to 2020 and all awards granted to Mr. Rhenman, on or after age 65. For awards granted to Messrs. Guilfoyle, Lane, McMurray, and Rhenman in February 2020 and awards granted to all NEOs in February 2021 and since, “Enhanced Retirement” means an executive’s termination of service on or after age 60 with at least 10 years of service. Based on their current ages and tenures, Mr. Rhenman currently meets the requirements for Retirement. None of our other NEOs currently meet the requirements for Retirement or Enhanced Retirement.

❙

In the event of Retirement, all awards (other than cash retention awards) vest pro rata, based on the same calculations as in the case of a termination without Cause. Stock options remain exercisable for five years or their original term, whichever is shorter. In the event of Enhanced Retirement, all awards vest in full on their original vesting schedule. The Company's award agreements provide that an executive who meets the requirements for Enhanced Retirement will be subject to non-competition, non-solicitation, and other restrictive covenants for two years following his or her retirement and, beginning with 2022 awards, executives who meet the requirements for Retirement will also be subject to one-year restrictive covenants. Stock options remain exercisable for their original term.

Death or Disability

❙

Stock Options and RSUs: Stock options and RSUs vest immediately. The stock options remain exercisable for one year.

❙

PSUs and Cash Retention Awards: PSUs and cash retention awards vest pro rata, based on the same calculations as for PSUs in the case of a termination without Cause.

In accordance with SEC disclosure requirements, the tables below show, in dollars, the amounts our NEOs could receive in different circumstances if the termination events occurred as of December 31, 2022. We excluded any amounts for benefits or payments that are available to all salaried employees of the Company. The amounts shown are not the amounts the NEO would actually receive in a termination event, but are calculated as described below.

DEATH OR DISABILITY

	Accelerated Option Awards(1)	Accelerated RSUs(2)	Pro-rated PSUs(3)	Pro-rated Cash Awards(4)	Cash Severance Payment(5)	Total(6)
Peter Vanacker	—	3,687,611	1,280,406	—	—	4,968,017
Ken Lane	64,167	2,713,752	2,222,297	—	—	5,000,216
Michael McMurray	82,667	1,798,014	2,684,443	—	—	4,565,124
Jim Guilfoyle	48,497	1,288,875	1,791,539	—	—	3,128,911
Jeffrey Kaplan	53,358	1,243,706	1,813,707	—	—	3,110,771
Torkel Rhenman	69,301	1,501,514	2,248,037	—	—	3,818,852

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TERMINATION BY NEO FOR GOOD REASON

	Pro-rated Option Awards(1)	Pro-rated RSUs(2)	Pro-rated PSUs(3)	Cash Awards(4)	Cash Severance Payment(5)	Total(6)
Peter Vanacker	—	—	—	—	5,250,000	5,250,000
Ken Lane	—	—	—	—	1,696,500	1,696,500
Michael McMurray	—	—	—	—	1,565,600	1,565,600
Jim Guilfoyle	—	—	—	—	1,546,545	1,546,545
Jeffrey Kaplan	—	—	—	—	1,360,400	1,360,400
Torkel Rhenman	—	—	—	—	1,546,545	1,546,545

TERMINATION WITHOUT CAUSE

	Pro-rated Option Awards(1)	Pro-rated RSUs(2)	Pro-rated PSUs(3)	Accelerated Cash Awards(4)	Cash Severance Payment(5)	Total(6)
Peter Vanacker	—	1,310,379	1,280,406	—	5,250,000	7,840,785
Ken Lane	62,386	1,343,508	2,222,297	—	1,696,500	5,324,691
Michael McMurray	80,374	1,154,449	2,684,443	—	1,565,600	5,484,866
Jim Guilfoyle	47,151	779,153	1,791,539	—	1,546,545	4,164,388
Jeffrey Kaplan	51,879	783,388	1,813,707	—	1,360,400	4,009,374
Torkel Rhenman	67,378	966,802	2,248,037	—	1,546,545	4,828,762

RETIREMENT

	Pro-rated Option Awards(1)	Pro-rated RSUs(2)	Pro-rated PSUs(3)	Cash Awards(4)	Cash Severance Payment(5)	Total(6)
Peter Vanacker	—	1,310,379	1,280,406	—	—	2,590,785
Ken Lane	62,386	1,343,508	2,222,297	—	—	3,628,191
Michael McMurray	80,374	1,154,449	2,684,443	—	—	3,919,266
Jim Guilfoyle	47,151	779,153	1,791,539	—	—	2,617,843
Jeffrey Kaplan	51,879	783,388	1,813,707	—	—	2,648,974
Torkel Rhenman	67,378	966,802	2,248,037	—	—	3,282,217

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TERMINATION WITHOUT CAUSE OR BY NEO FOR GOOD REASON WITHIN 12 MONTHS OF A CHANGE IN CONTROL

	Accelerated Option Awards(1)	Accelerated RSUs(2)	Pro-rated PSUs(3)	Accelerated Cash Awards(4)	Cash Severance Payment(5)	Total(6)
Peter Vanacker	—	3,687,611	1,280,406	—	8,750,000	13,718,017
Ken Lane	64,167	2,713,752	2,222,297	—	1,696,500	6,696,716
Michael McMurray	82,667	1,798,014	2,684,443	—	1,565,600	6,130,724
Jim Guilfoyle	48,497	1,288,875	1,791,539	—	1,546,545	4,675,456
Jeffrey Kaplan	53,358	1,243,706	1,813,707	—	1,360,400	4,471,171
Torkel Rhenman	69,301	1,501,514	2,248,037	—	1,546,545	5,365,397
(1)

The values for stock options included are calculated based on the number of options that would vest, multiplied by the difference between $83.03, the market value of our common stock as of December 31, 2022 (determined as the closing price of our common stock on the last preceding trading day), and the exercise price of the stock option. Amounts actually received by the NEO would depend on the fair market value of our shares when the options are exercised.

(2)

The values of the RSUs are based on the number of RSUs that would vest multiplied by the fair market value of our stock on December 31, 2022, which may be different than the fair market value of our stock upon a termination event.

(3)

PSUs accumulate dividend equivalents that are converted to additional units at the end of the performance period, subject to the same terms and conditions as the original award. The values of the PSUs are based on the number of units that would vest multiplied by the market value of our stock on December 31, 2022. The values above assume that the payout is at target, or 100%. The actual payout would be determined by the C&TD Committee after the performance period or, in the case of termination without Cause or by the NEO for Good Reason within twelve months of a change in control, as of the end of the last quarter prior to the change in control. Also, although the values are calculated as of December 31, 2022, the shares would not be issued until the first quarter after the end of the original performance period of the awards.

(4)

Cash retention awards vest, pro rata or in full, in the event of death, disability, or termination without Cause. No payouts would occur in the event of retirement or termination for Good Reason.

(5)

No amounts are included for 2022 bonus payments under the STI program because the NEOs would be entitled to the same payment with or without a termination event. Includes:

(a)

In the event of a termination by the Company without cause or by the plan participant for good reason, our CEO would receive a lump sum amount equal to 1.5 times the sum of his base salary and target annual bonus amount for the preceding year, and all other NEOs would receive a lump sum amount equal to the sum of his base salary and target annual bonus amount for the preceding year.

(b)

In the event of a termination during a change of control period, our CEO would receive a lump sum amount equal to 2.5 times the sum of his base salary and target annual bonus.

(6)

In addition to the above, each of the NEOs would receive a lump sum payment of approximately $34,000 for the cost of eighteen months of continuation coverage premiums for medical coverage for himself and his dependents in any termination event other than death and disability. All NEOs would also receive Company-provided outplacement services, with a value of up to $20,000.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022 about the number of shares to be issued upon vesting or exercise of equity awards and the number of shares remaining available for issuance under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(2)(3)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(5)
Equity compensation plans approved by security holders(1)	5,363,362	$87.45	12,199,256
Equity compensation plans not approved by security holders	—	—	—
TOTAL	5,363,362	$87.45	12,199,256
(1)

Includes the LTIP and the LyondellBasell Global Employee Stock Purchase Plan, as amended and restated (the “ESPP”).

(2)

Includes 2,585,377 shares that may be issued pursuant to outstanding stock options and 975,066 shares that may be issued pursuant to outstanding RSUs. Additionally, 901,459 PSUs were outstanding as of December 31, 2022, including accrued dividend equivalents. The C&TD Committee determines the actual number of shares the recipient receives at the end of a three-year performance period which may range from 0 to 200% of the target number of shares. Because up to 200% of the target number of shares may ultimately be issued, we have included an aggregate of 1,802,919 shares, the maximum possible payout under the PSUs, as the number that may be issued.

(3)

Excludes purchase rights that accrue under the ESPP. Purchase rights under the ESPP are considered equity compensation for accounting purposes. However, the number of shares to be purchased is indeterminable until the time shares are actually issued, as automatic employee contributions may be terminated before the end of an offering period and, due to the pricing feature, the purchase price and corresponding number of shares to be purchased is unknown.

(4)

Includes only the weighted-average exercise price of the outstanding stock options. Does not include RSUs or PSUs, as those awards have no exercise price associated with them. Also excludes purchase rights under the ESPP for the reasons described in note (3) above.

(5)

The shares remaining available as of December 31, 2022 include 9,134,270 shares under the LTIP and 3,064,986 shares under the ESPP.

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CEO PAY RATIO

Pursuant to SEC rules, we are required to provide the following information with respect to fiscal 2022:

❙

The annual total compensation of the global median employee of our company (other than Mr. Vanacker, our CEO), was $93,846;

❙

The annualized total compensation of Mr. Vanacker, our CEO, was $17,557,450; and

❙

Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of the global median employee is 187 to 1.

For purposes of determining our CEO’s annual total compensation, we elected to use the annualized compensation of Mr. Vanacker, who has served as our CEO since May 23, 2022.

We understand that the CEO pay ratio is intended to provide greater transparency to annual CEO pay and how it compares to the pay of the median employee. As such, we are providing a supplemental ratio that compares the CEO’s total target pay of $13,386,554, which includes Mr. Vanacker’s annualized base salary, annual bonus and annual equity grant target, but excludes the special one-time cash signing bonus and equity signing bonus, which were inducements to join the Company, to the pay of the median associate. We believe this supplemental ratio reflects a more representative comparison. The resulting supplemental CEO pay ratio is 143 to 1.

Per SEC rules, for 2022, we identified a new global median employee based on 2022 compensation and the employee population. The global median employee for fiscal year 2022 was identified by examining the 2022 total compensation for all regular full- and part-time employees who were actively employed by the Company on December 31, 2022 and students and interns who were hired for partial periods during 2022. For these employees, annual compensation was calculated using methodology and guidelines consistent with the approach used to determine our median employee for 2018 and 2019.

❙

To find the annual total compensation of all of our employees (other than our CEO), we considered all gross and net components of compensation (including short- and long-term incentives) received by each employee and documented in the year-end payroll records for 2022.

❙

Compensation for full- and part-time employees hired during 2022 and still active as of December 31, 2022 was annualized. Compensation for all students and interns hired for partial periods during 2022 was not annualized.

❙

Annual compensation for expatriate employees and employees involved in permanent cross-border transfers during 2022 was calculated using all relevant country payroll records.

After identifying the global median employee, we calculated 2022 total compensation for the selected employee using the same methodology used for our NEOs, as set forth in the Summary Compensation Table.

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PAY VERSUS PERFORMANCE

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and non-PEO NEOs and Company performance for fiscal years listed below. The C&TD Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.

Year	Summary Compen- sation Table Total for Bhavesh Patel(1) ($)	Compen- sation Actually paid to Bhavesh Patel(1)(2) ($)	Summary Compen- sation Table Total for Kenneth Lane(1) ($)	Compen- sation Actually Paid to Kenneth Lane(1)(2) ($)	Summary Compen- sation Table Total for Peter Vanacker(1) ($)	Compen- sation Actually Paid to Peter Vanacker(1)(2) ($)	Average Summary Compen- sation Table Total for Non-PEO NEOs(1) ($)	Average Compen- sation Actually Paid to Non-PEO NEOs(1)(2) ($)	Value of Initial Fixed $100 Investment Based On:(3)		Net Income ($MM)	EBITDA(4) ($MM)
									TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	—	—	8,798,076	9,046,842	17,018,989	14,863,867	5,818,984	6,400,521	106.81	131.89	3,889	6,301
2021	19,011,033	1,514,901	—	—	—	—	4,615,231	4,648,678	107.73	148.63	5,617	8,689
2020	15,570,513	16,833,907	—	—	—	—	3,288,167	3,043,798	102.57	118.05	1,427	3,285
(1)

Bhavesh Patel was our PEO from January 1, 2020 to December 31, 2021. Kenneth Lane (who served as Interim CEO) was our PEO from January 1, 2022 to May 22, 2022. Peter Vanacker is our PEO since May 23, 2022. The Non-PEO NEOs for whom the average compensation is presented in this table are:

(a)

for 2022: Michael McMurray, Torkel Rhenman, Jeffrey Kaplan, and Jim Guilfoyle;

(b)

for 2021: Michael McMurray, Kenneth Lane, Torkel Rhenman, and Jim Guilfoyle; and

(c)

for 2020: Michael McMurray, Kenneth Lane, Torkel Rhenman, Jeffrey Kaplan, and Daniel Coombs.
(2)

The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s NEOs. These amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as described in the table below. Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid consist of:

	2020		2021		2022
	Bhavesh Patel ($)	Average Non-PEO NEOs ($)	Bhavesh Patel ($)	Average Non-PEO NEOs ($)	Kenneth Lane ($)	Peter Vanacker ($)	Average Non-PEO NEOs ($)
Total Compensation from Summary Compensation Table	15,570,513	3,288,167	19,011,033	4,615,231	8,798,076	17,018,989	5,818,984
Adjustments for Pension
Adjustment for Summary Compensation Table Pension	(17,552)	(14,369)	(16,967)	(15,007)	(11,365)	(13,547)	(8,207)
Amount added for current year service cost	12,749	11,602	13,190	13,803	12,312	11,758	13,705
Amount added for prior service cost impacting current year	—	—	—	—	—	—	—
Total Adjustments for Pension	(4,803)	(2,767)	(3,777)	(1,204)	947	(1,789)	5,498
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	(11,812,570)	(2,042,612)	(13,102,970)	(2,506,411)	(4,299,929)	(12,176,040)	(2,334,990)
Year-end fair value of unvested awards granted in the current year	16,001,410	2,244,968	3,227,848	3,023,906	4,076,099	10,022,707	2,406,671
Year-over-year difference of year-end fair values for unvested awards granted in prior years	(1,156,187)	(31,678)	(8,475,641)	(674,946)	363,333	—	357,892
Fair values at vest date for awards granted and vested in current year	—	13,751	2,770,173	—	—	—	—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	(1,764,456)	(249,966)	2,686,284	192,102	108,316	—	146,466
Forfeitures during current year equal to prior year-end fair value	—	(176,065)	(4,598,049)	—	—	—	—
Dividends or dividend equivalents not otherwise included in the total compensation	—	—	—	—	—	—	—
Total Adjustments for Equity Awards	1,268,197	(241,602)	(17,492,355)	34,651	247,819	(2,153,333)	576,039
Compensation Actually Paid (as calculated)	16,833,907	3,043,798	1,514,901	4,648,678	9,046,842	14,863,867	6,400,521

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(3)

The Peer Group TSR set forth in this table utilizes the S&P 500 Chemicals Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested, for the period starting December 31, 2019 through the end of the listed year, in the Company and in the S&P 500 Chemicals Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(4)

We determined EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022. More information on EBITDA can be found in Appendix A to this proxy statement. We may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and the Company’s Net Income during the three most recently completed fiscal years.

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Relationship Between PEO and Other NEO Compensation Actually Paid and EBITDA

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our EBITDA during the three most recently completed fiscal years.

Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the S&P 500 Chemicals Index over the same period.

Tabular List of Most Important Financial and Non-Financial Performance Measures

The following table presents the financial and non-financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEOs and Non-PEO NEOs for 2022 to Company performance:

(in alphabetical order)
EBITDA
Fixed Costs
Free Cash Flow per Share
Safety
Sustainability

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ITEM 7 ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTE

The Board recommends that you vote FOR a one year, or annual, advisory approval of executive compensation.

We provide shareholders the ability to vote on our executive compensation on an annual basis. Under SEC rules, every six years, shareholders are given the opportunity to express their views on how frequently the say-on-pay vote should occur. Under this proposal, shareholders may vote to have the say-on-pay vote every year, every two years, or every three years.

In 2017, there was an overwhelming majority of votes cast in favor of voting on say-on-pay annually. We continue to believe that say-on-pay votes should be conducted every year so that our shareholders may express their views on our executive compensation program.

As an advisory vote, this proposal is not binding on the Company, the Board or the C&TD Committee. However, the C&TD Committee and the Board value the opinions expressed by shareholders and will consider the outcome of the vote when making decisions regarding the frequency of conducting a say-on-pay vote.

Our next advisory vote on the frequency of the say-on-pay vote will be in 2029.

ITEM 8 AUTHORIZATION TO CONDUCT SHARE REPURCHASES

The Board recommends that you vote FOR the proposal to grant authority to the Board to repurchase up to 10% of our issued share capital until November 19, 2024.

Under Dutch law and our Articles of Association, shareholder approval is necessary to authorize our Board to repurchase shares. At the annual general meeting of shareholders held on May 27, 2022, shareholders authorized the Board to repurchase up to 10% of our outstanding shares. As of April 1, 2023, we have repurchased an aggregate of approximately 3.1 million shares pursuant to this authorization.

Adoption of the current proposal will give us the flexibility to continue to repurchase shares if we believe it is an appropriate use of our liquidity. The number of shares repurchased, if any, and the timing and manner of any repurchases will be determined after taking into consideration prevailing market conditions, our available resources, and other factors that cannot now be predicted.

In order to provide us with sufficient flexibility, we propose that shareholders grant authority to the Board to repurchase up to 10% of our issued share capital as of the date of the Annual Meeting (or, based on the number of shares issued as of April 1, 2023, approximately 34,042,249 shares) on the open market, through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging from the nominal value of our shares up to 110% of the market price for our shares; provided that (i) for open market or privately negotiated repurchases, the market price shall be the price for our shares on the NYSE at the time of the transaction; (ii) for self-tender offers, the market price shall be the volume weighted average price (“VWAP”) for our shares on the NYSE during a period, determined by the Board, of no less than one and no greater than five consecutive trading days immediately prior to the expiration of the tender offer; and (iii) for accelerated repurchase arrangements, the market price shall be the VWAP for our shares on the NYSE over the term of the arrangement. The VWAP for any number of trading days shall be calculated as the arithmetic average of the daily VWAP on those trading days.

If approved, the authority will extend for 18 months from the date of the Annual Meeting, or until November 19, 2024, and will replace the current repurchase authorization of the Board which was approved by shareholders at the annual general meeting on May 27, 2022. Any shares repurchased under this authority may be cancelled pursuant to the authorization to cancel shares requested under Item 9 below.

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ITEM 9 CANCELLATION OF SHARES

The Board recommends that you vote FOR the proposal to cancel all or a portion of the shares in our treasury account.

Under Dutch law and our Articles of Association, shareholder approval is necessary to cancel ordinary shares that are held in treasury by us, or that may in the future be held in treasury by us as a result of share repurchases. Also under Dutch law, the number of shares held by us, or our subsidiaries, may not exceed 50% of our issued share capital at any time.

As of April 1, 2023, we held approximately 14.95 million shares in our treasury account, primarily as the result of share repurchases. Treasury shares, if not cancelled, may be used for general corporate purposes, including for issuance under our equity compensation plans.

We are requesting that shareholders approve the cancellation of all or any portion of shares held in our treasury account or that may be repurchased pursuant to the authority requested under Item 8, above.

If this Item 9 is adopted, the cancellation of treasury shares may be executed in one or more tranches. The number of treasury shares that will be cancelled, if any, will be determined by the Board. If the Board determines it is appropriate to cancel our shares, we will follow the procedure set forth under Dutch law to cancel treasury shares from time to time. In accordance with Dutch statutory provisions, the cancellation of treasury shares will not be effective until two months after the resolution to cancel treasury shares has been filed with the Dutch Trade Register and announced in a Dutch national daily newspaper. Once the procedure is complete, the relevant treasury shares will be cancelled.

If this Item 9 is not approved, we will not cancel any treasury shares unless the general meeting of shareholders approves such cancellation at a later date.

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SECURITIES OWNERSHIP

SIGNIFICANT SHAREHOLDERS

The table below shows information for shareholders known to us to beneficially own more than 5% of our shares.

Name and Address		Shares Beneficially Owned
	Number	Percentage(1)
Certain affiliates of Access Industries, LLC(2) 730 Fifth Ave., 20th Floor, New York, NY 10019	66,722,372	20.5%
The Vanguard Group(3) 100 Vanguard Blvd., Malvern, PA 19355	32,362,325	9.9%
BlackRock, Inc.(4) 55 East 52nd Street, New York, NY 10055	23,641,115	7.3%
Dodge & Cox(5) 555 California Street, 40th Floor, San Francisco, CA 94104	16,568,492	5.1%
(1)

All percentages are based on 325,468,601 shares outstanding as of April 1, 2023.

(2)

Information is based on a Form 5 filed with the SEC on February 13, 2023. Access Industries is a privately-held U.S. industrial group which controls directly or indirectly AI International Chemicals S.à r.l. and certain other entities that are recordholders of our outstanding shares (collectively, the “Access Recordholders”). Len Blavatnik controls Access Industries and may be deemed to beneficially own the shares held by one or more of the Access Recordholders. Access Industries and each of its affiliated entities and the officers, partners, members, and managers thereof (including, without limitation, Mr. Blavatnik), other than the applicable Access Recordholder, disclaim beneficial ownership of any shares owned by the Access Recordholders.

(3)

Information is based on a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group reporting beneficial ownership of the Company’s stock as of December 30, 2022. The shareholder reports sole voting power with respect to 0 shares and sole dispositive power with respect to 31,253,510 shares.

(4)

Information is based on a Schedule 13G/A filed with the SEC on January 31, 2023 by BlackRock, Inc. reporting beneficial ownership of the Company’s stock as of December 31, 2022, on behalf of its direct and indirect subsidiaries including BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC, BlackRock Japan Co., Ltd., BlackRock Life Limited, BlackRock International Limited, iShares (DE) I Investmentaktiengesellschaft mit Teilgesellsc, Aperio Group, LLC, and FutureAdvisor, Inc. The shareholder reports sole voting power with respect to 21,574,608 shares and sole dispositive power with respect to 23,614,115 shares.

(5)

Information is based on a Schedule 13G filed with the SEC on February 14, 2023 by Dodge & Cox reporting beneficial ownership of the Company’s stock as of December 31, 2022. The shareholder reports sole voting power with respect to 15,602,992 shares and sole dispositive power with respect to 16,568,492 shares.

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BENEFICIAL OWNERSHIP

Information relating to the beneficial ownership of our shares by each director, director nominee, and executive officer named in the Summary Compensation Table is included below, as is information with respect to all of these individuals and all other executive officers of the Company, as a group. Shares are considered to be beneficially owned by a person if he or she, directly or indirectly, has sole or shared voting or investment power with respect to such shares. In addition, a person is deemed to beneficially own shares if that person has the right to acquire such shares within 60 days of April 1, 2023. The individuals set forth in the table below, individually and in the aggregate, beneficially own less than 1% of our outstanding shares as of April 1, 2023.

Name	Number of		Stock Options Exercisable Within 60 days
	Shares	RSUs(1)
Jacques Aigrain	19,335	2,997	—
Lincoln Benet	6,961	1,568	—
Jagjeet Bindra(2)	14,652	1,568	—
Robin Buchanan	27,615	1,568	—
Tony Chase	2,494	1,568	—
Nance Dicciani	29,626	1,568	—
Bob Dudley	1,363	1,568	—
Claire Farley	17,442	1,568	—
Rita Griffin	—	—	—
Michael Hanley	7,633	1,568	—
Virginia Kamsky	556	1,564	—
Albert Manifold	6,097	1,568	—
Peter Vanacker	—	10,641	32,065
Ken Lane	38,561	—	29,963
Michael McMurray	32,012	—	154,092
Jim Guilfoyle	29,850	—	102,638
Jeffrey Kaplan	44,195	—	68,658
Torkel Rhenman	31,122	—	77,409
ALL DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS AS A GROUP (24 PERSONS)	361,281	29,314	530,978
(1)

Represents RSUs (each equivalent to a share of LyondellBasell stock) that will vest within 60 days.

(2)

Includes 9,200 shares owned by the Bindra Family Revocable Trust. Mr. Bindra disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING

Who is soliciting my vote?

Our Board is soliciting your vote on voting matters submitted for approval at the Company’s 2023 Annual General Meeting of Shareholders.

Why are these matters being submitted for voting?

In accordance with Dutch law and the rules and regulations of the NYSE and the SEC, we are required to submit certain items for the approval of our shareholders. Several matters that are within the authority of a company’s board of directors under most U.S. state corporate laws require shareholder approval under Dutch law. Additionally, in accordance with Dutch corporate governance guidelines, we provide for the discussion at our Annual Meeting of certain topics that are not subject to a shareholder vote, including our governance practices and our dividend policy.

The discharge from liability of our directors, the adoption of our 2022 Dutch statutory annual accounts, the appointment of the auditor for our 2023 Dutch statutory annual accounts, the authorization to repurchase shares, and the cancellation of shares held in our treasury account are all items that we are required to submit to shareholders due to our incorporation in the Netherlands.

How does the Board of Directors recommend that I vote my shares?

The Board of Directors recommends that you vote FOR each of the voting items presented in this proxy statement.

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in favor of each of the voting items in accordance with the recommendation of the Board of Directors.

Who is entitled to vote?

You may vote your LyondellBasell shares at the Annual Meeting if you are the record owner of such shares as of the close of business on April 21, 2023 (the “Record Date”). You are entitled to one vote for each share of LyondellBasell common stock that you own. As of April 1, 2023, there were 325,468,601 shares of LyondellBasell common stock outstanding and entitled to vote at the Annual Meeting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the Annual Meeting if you held such shares as of the Record Date and (i) properly return a proxy by Internet, telephone, or mail or (ii) properly notify us of your intention to attend the Annual Meeting, attend the meeting, and vote in person. There are no quorum requirements under Dutch law and, as a result, we may hold our meeting regardless of the number of shares that are present in person or by proxy.

How many votes are needed to approve each of the voting items?

The number of votes required to approve the matters presented in this proxy statement varies by item:

❙

Pursuant to the Dutch Civil Code and our Articles of Association, the nomination of a candidate to our Board (Item 1) is binding on shareholders unless 2/3 of the votes cast at the Annual Meeting, representing more than 50% of the Company’s issued share capital (which for this purpose includes only our outstanding shares), vote against the nominee. This means that a nominee will be elected unless the votes against him or her constitute 2/3 of the votes cast and represent more than 50% of our issued share capital.

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❙

Under Dutch law, the cancellation of shares held in our treasury account (Item 9) requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If, however, less than 50% of the Company’s issued share capital (which for this purpose includes only our outstanding shares) is represented at the Annual Meeting, the proposal will require the affirmative vote of at least 2/3 of the votes cast.

❙

Each other voting item set forth in this proxy statement requires the affirmative vote of a majority of the votes cast by shareholders in order to be approved.

How do I vote?

You can vote by proxy without attending the meeting or in person at the meeting. To vote by proxy, you must vote over the Internet, by telephone, or by mail. Instructions for each method of voting are included on the proxy card.

If you hold your LyondellBasell shares in a brokerage account (that is, you hold your shares in “street name”), your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your proxy card or voter instruction form.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy in advance. If you plan to vote in person at the Annual Meeting and you hold your LyondellBasell shares in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

Can I change my vote?

Yes. You can change or revoke your vote at any time before the polls close at the Annual Meeting. You can do this by:

❙

Entering a new vote by telephone or over the Internet prior to 11:59 p.m. Eastern Time on May 17, 2023;

❙

Signing another proxy card with a later date and returning it to us by a method that allows us to receive the proxy prior to the Annual Meeting;

❙

Sending us a written document revoking your earlier proxy; or

❙

Attending the Annual Meeting and voting your shares in person (attendance at the Annual Meeting will not, by itself, revoke a proxy previously given by you).

Who counts the votes?

We have hired Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast by ballot at the Annual Meeting.

Will my shares be voted if I do not provide my proxy and do not attend the Annual Meeting?

If you do not provide a proxy or vote your shares in person, the shares held in your name will not be voted.

If you hold your shares in street name, your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. We believe that, pursuant to NYSE rules, Item 3, Item 5, Item 8 and Item 9 are considered routine matters. Therefore, without instructions from you, your broker may not vote your shares with respect to Item 1, Item 2, Item 4, Item 6 and Item 7. It is therefore important that you act to ensure your shares are voted.

What is a broker non-vote?

If a broker does not have discretion to vote shares held in street name on a particular voting item and does not receive instructions from the beneficial owner on how to vote those shares, the broker may return the proxy card without voting on that voting item. This is known as a broker non-vote. Broker non-votes will have no effect on the vote for any voting item properly introduced at the meeting.

What if I return my proxy but don’t vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote on all voting items listed, your shares will be voted FOR each of the voting items for which you did not vote.

LYONDELLBASELL  2023 PROXY STATEMENT    82

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How are votes counted?

For all voting items other than the election of nominees to our Board of Directors, you may vote FOR, AGAINST, or ABSTAIN. For the voting item for the election of nominees (Item 1), you may vote FOR, AGAINST, or WITHHOLD with respect to each nominee. A vote to abstain or withhold does not count as a vote cast, and therefore will not have any effect on the outcome of any voting item to be voted on at the Annual Meeting.

Could other matters be voted on at the Annual Meeting?

No. All matters to be voted on at the Annual Meeting must be included as voting items in the agenda for the meeting as described in this proxy statement. We will provide shareholders with an opportunity to discuss our corporate governance, dividend policy, and executive compensation program. However, there will be no vote on any of these matters.

Who can attend the Annual Meeting?

The Annual Meeting is open to all LyondellBasell shareholders who hold shares as of the close of business on April 21, 2023, the Record Date.

If you would like to attend the Annual Meeting, you must inform us in writing of your intention to do so on or before May 12, 2023, one week prior to the date of the meeting. The notice may be emailed to CorporateSecretary@LyondellBasell.com. Additional information regarding the availability of and procedures for in person attendance at the Annual Meeting, including pandemic health and safety protocols, will be provided to shareholders who provide timely notice of intent to attend and proper evidence of their ownership of LyondellBasell shares as of the Record Date. Admittance of shareholders to the Annual Meeting will be governed by Dutch law.

If we determine that in-person attendance is not possible or advisable due to unanticipated circumstances at the time of the Annual Meeting, we will provide information regarding alternative access as soon as available.

What is the cost of this proxy solicitation?

The Company will pay the cost of soliciting proxies for the Annual Meeting. Our directors, officers, and employees may solicit proxies by mail, by email, by telephone, or in person for no additional compensation. In addition, we have retained Georgeson LLC to assist in the solicitation of proxies for a fee of $13,750, plus reimbursement of reasonable expenses.

Why did my household receive a single set of proxy materials?

SEC rules permit us to deliver a single copy of our annual report and proxy statement to any household at which two or more shareholders reside, if we believe the shareholders are members of the same family.

If you prefer to receive your own copy of the proxy statement now or in future years, please request a duplicate set by phone at (800) 579-1639, through the Internet at www.proxyvote.com, or by email to sendmaterial@proxyvote.com. If you hold your shares in street name, and you received more than one set of proxy materials at your address, you may need to contact your broker or nominee directly if you wish to discontinue duplicate mailings to your household.

Why did I receive a “notice of internet availability of proxy materials” but no proxy materials?

We distribute our proxy materials to certain shareholders via the Internet using the “Notice and Access” approach permitted by rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing our shareholders with a timely and convenient method of accessing the materials and voting. On or before April 7, 2023, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the Internet. In addition, we provided the notice and proxy materials by e-mail to certain shareholders who previously consented to electronic delivery of proxy materials.

LYONDELLBASELL  2023 PROXY STATEMENT    83

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How can I request to receive my “notice of internet availability of proxy materials” by e-mail for future shareholder meetings?

You can request to receive proxy materials for future meetings by e-mail by following the electronic delivery enrollment instructions at www.proxyvote.com. If your shares are held in street name, please contact your bank or broker for information on electronic delivery options.

If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until terminated.

What are deadlines for the 2024 shareholder meeting?

Our Articles of Association provide that a shareholder representing at least one percent of our issued share capital can submit an agenda item for consideration at the Company’s general meeting of shareholders. Any such request must be received at least 60 days prior to the date of the annual meeting.

Under SEC rules, if a shareholder wishes to include a proposal in our proxy materials for presentation at our 2024 annual general meeting, the proposal must be received at our offices at LyondellBasell Industries, 4th Floor, One Vine Street, London W1J 0AH, United Kingdom, Attention: Corporate Secretary or sent to CorporateSecretary@LyondellBasell.com, by December 9, 2023. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

The deadline for providing notice of a solicitation of proxies in support of director nominees other than the Company's nominees pursuant to Rule 14a-19 for the Company's 2024 annual meeting is March 20, 2024.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements, including requirements under Dutch law and our Articles of Association.

LYONDELLBASELL  2023 PROXY STATEMENT    84

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APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This proxy statement makes reference to certain non-GAAP financial measures as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended. We report our financial results in accordance with U.S. generally accepted accounting principles, but believe that certain non-GAAP financial measures, such as EBITDA and EBITDA exclusive of identified items, provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of such operations. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

EBITDA, as presented herein, may not be comparable to a similarly titled measure reported by other companies due to differences in the way the measure is calculated. We calculate EBITDA as income from continuing operations plus interest expense (net), provision for (benefit from) income taxes, and depreciation & amortization. EBITDA should not be considered an alternative to profit or operating profit for any period as an indicator of our performance, or as an alternative to operating cash flows as a measure of our liquidity. We also present EBITDA, exclusive of identified items. Identified items include adjustments for LCM, impairments and refinery exit costs. Property, plant and equipment are recorded at historical costs. If it is determined that an asset or asset group’s carrying value exceeds fair value, an impairment charge is recognized to write the asset down to its estimated fair value. In April 2022, we announced our decision to cease operation of our Houston refinery no later than the end of 2023. In connection with exiting the refinery business, we incurred costs primarily consisting of accelerated lease amortization costs, personnel related costs, accretion of asset retirement obligations and depreciation of asset retirement costs.

A reconciliation of net income to EBITDA, including and excluding identified items, for the years ended December 31, 2020, 2021 and 2022 is shown in the following table:

	Year Ended December 31,
(amounts in millions)	2020	2021	2022
Net income	$1,427	5,617	3,889
Loss from discontinued operations, net of tax	2	6	5
Income from continuing operations	1,429	5,623	3,894
Provision for income taxes	(43)	1,163	882
Depreciation and amortization(a)	1,385	1,393	1,267
Interest expense, net	514	510	258
add: Identified items
Lower of cost or market inventory valuation charges	16	—	—
Impairments(b)	582	624	69
Refinery exit costs(c)	—	—	157
EBITDA excluding identified items	3,883	9,313	6,527
less: Identified items
Lower of cost or market inventory valuation charges	(16)	—	—
Impairments(b)	(582)	(624)	(69)
Refinery exit costs(c)	—	—	(157)
EBITDA	$3,285	8,689	6,301
(a)

Depreciation and amortization includes depreciation of asset retirement costs of $30 million expensed during the year ended December 31, 2022 in connection with exiting the Refining business.

LYONDELLBASELL  2023 PROXY STATEMENT    A-1

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(b)

The years ended December 31, 2020 and 2021 reflect impairment charges related to the Houston refinery. The year ended December 31, 2022 reflects impairment charges related to the sale of our Australian polypropylene business.

(c)

Refinery exit costs, include accelerated lease amortization costs of $91 million, personnel related costs of $64 million and accretion of asset retirement obligations of $2 million expensed during the year ended December 31, 2022.

A reconciliation of net income to EBITDA for our value enhancement program is shown in the following table.

(amounts in millions)	2025(a) Recurring Annual EBITDA
Net income	$575
Provision for income taxes	140
Depreciation and amortization	35
Interest expense, net	—
EBITDA	$750
(a)

In 2022, we launched a value enhancement program targeting $750 million in recurring annual EBITDA by the end of 2025.

LYONDELLBASELL  2023 PROXY STATEMENT    A-2

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LYONDELLBASELL INDUSTRIES N.V.
DELFTSEPLEIN 27E
3013 AA ROTTERDAM
THE NETHERLANDS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V03630-P86323-P86324

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LYONDELLBASELL INDUSTRIES N.V.

The Board of Directors recommends you vote FOR the following proposals and 1 YEAR on proposal 7:

1. Election of Directors	For	Against	Withhold
1a. Jacques Aigrain	☐	☐	☐
1b. Lincoln Benet	☐	☐	☐
1c. Robin Buchanan	☐	☐	☐
1d. Anthony (Tony) Chase	☐	☐	☐
1e. Robert (Bob) Dudley	☐	☐	☐
1f. Claire Farley	☐	☐	☐
1g. Rita Griffin	☐	☐	☐
1h. Michael Hanley	☐	☐	☐
1i. Virginia Kamsky	☐	☐	☐
1j. Albert Manifold	☐	☐	☐
1k. Peter Vanacker	☐	☐	☐

	For	Against	Abstain
2. Discharge of Directors from Liability	☐	☐	☐
3. Adoption of 2022 Dutch Statutory Annual Accounts	☐	☐	☐
4. Appointment of PricewaterhouseCoopers Accountants N.V. as the Auditor of our 2023 Dutch Statutory Annual Accounts	☐	☐	☐
5. Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm	☐	☐	☐
6. Advisory Vote Approving Executive Compensation (Say-on-Pay)	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
7. Advisory Vote on Frequency of Say-on-Pay Vote	☐	☐	☐	☐

	For	Against	Abstain
8. Authorization to Conduct Share Repurchases	☐	☐	☐
9. Cancellation of Shares	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
Notice and Proxy Statement/Annual Report including 10-K are available at *www.proxyvote.com*.

V03631-P86323-P86324

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL GENERAL MEETING OF SHAREHOLDERS
MAY 19, 2023

The undersigned hereby appoint(s) Peter Vanacker, Jeffrey Kaplan, Charity Kohl and Bardies Bassyouni, or any of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote all of the ordinary shares of LyondellBasell Industries N.V. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 8:00 a.m., local time, on Friday, May 19, 2023, and any adjournment or postponement thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement. This proxy is governed by Dutch law.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side